Exhibit 10.2

EXECUTION COPY

DATED 4 May 2006

REUTERS HOLDINGS LIMITED

CME FX MARKETPLACE INC.

RCFX LIMITED

REUTERS GROUP PLC

REUTERS LIMITED

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

CHICAGO MERCANTILE EXCHANGE INC.

SHAREHOLDERS’ AGREEMENT

Slaughter and May

One Bunhill Row

London EC1Y 8YY

NPB/LCZC/MDSC

21.	COMPLETION OF SHARE TRANSFERS	84

22.	CERTAIN CONSENTS FOR THE PURPOSES OF THE ARTICLES	85

23.	PRESCRIBED VALUE	86

24.	UNDERTAKINGS BY THE SHAREHOLDERS, AND OBLIGATIONS OF THE REUTERS GUARANTORS AND THE CME GUARANTORS	88

25.	UNDERTAKINGS BY THE COMPANY AND NON-SOLICITATION	91

26.	PROTECTIVE COVENANTS	92

27.	CERTAIN UNITED STATES TAX MATTERS	98

28.	INTELLECTUAL PROPERTY	99

29.	CONFIDENTIALITY	99

30.	ANNOUNCEMENTS	102

31.	TERMINATION	103

32.	LANGUAGE	106

33.	ASSIGNMENT	106

34.	ENTIRE AGREEMENT	106

35.	NOTICES	107

36.	REMEDIES AND WAIVERS	109

37.	NO PARTNERSHIP	111

38.	COSTS AND EXPENSES	111

39.	INVALIDITY	111

40.	COUNTERPARTS	111

41.	GOVERNING LAW AND JURISDICTION	111

42.	AGENT FOR SERVICE	112

43.	MISCELLANEOUS	113

Schedules

Agreed Form Documents

Business Plan for initial period (clause 1.1)

Resolutions (clause 4.2(C))

Exhibit 10.2

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

THIS AGREEMENT is made on 4 May 2006 (as amended and restated by the Supplemental Agreement on 20 July 2006)

BETWEEN:

1.	REUTERS HOLDINGS LIMITED, a company incorporated in England under registered number 01796065 whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London, E14 5EP, United Kingdom (“Reuters”);

2.	CME FX MARKETPLACE INC., a company incorporated under the laws of the State of Delaware whose principal office is at 20 South Wacker Drive, Chicago, Illinois 60606, United States of America (“CME”);

3.	RCFX LIMITED, a company incorporated in England under registered number 05764842 whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London, E14 5EP, United Kingdom, United Kingdom (the “Company”);

4.	REUTERS GROUP PLC, a company incorporated in England under registered number 03296375 whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London, E14 5EP, United Kingdom (“Reuters Parent”);

5.	REUTERS LIMITED, a company incorporated in England under registered number 00145516 whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London, E14 5EP, United Kingdom (“Reuters Opco”);

6.	CHICAGO MERCANTILE EXCHANGE HOLDINGS INC., a company incorporated under the laws of the State of Delaware whose principal office is at 20 South Wacker Drive, Chicago, Illinois 60606, United States of America (“CME Parent”); and

7.	CHICAGO MERCANTILE EXCHANGE INC., a company incorporated under the laws of the State of Delaware whose principal office is at 20 South Wacker Drive, Chicago, Illinois 60606, United States of America (“CME Opco”).

WHEREAS:

The Shareholders have agreed to: (i) establish the Company as a joint venture company in order to create and operate the Company Platform; and (ii) enter into this agreement for the purpose of regulating the management of the Company, the relationship between the Shareholders and certain aspects of the affairs of, and the Shareholders’ dealings with, the Company.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this agreement:

“Access Fee”	has the meaning set out in clause 6.3(B) (Shareholder matters);

“Access Fee Condition”	has the meaning set out in clause 6.3(B) (Shareholder matters);

“Accounting Period”	means the period commencing on 1 January and ending on 31 December in any year or such other accounting period as may be adopted by the Company in accordance with the provisions of clause 6.1 (Requirement for approval by the Board or all Shareholders);

“Additional Capital Contribution”	means the additional capital contribution(s) specified in any given Unilateral Funding Notice;

“ADV”	means the average daily volume of trading in respect of spot transactions on the Company Platform, counting both sides of each trade as a single trade and measured in US Dollars on Business Days;

“Affiliate”	means any person over which any Shareholder or its Ultimate Parent Company has Control;

“Agreed Form”	in relation to any document means that document in a form agreed by the Shareholders and initialled for the purposes of identification by or on behalf of the Shareholders;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Ancillary Agreements”	means the various agreements listed in schedule 1 to be entered into by the Shareholders (or any of their corporate Affiliates) and the Company on the date hereof in connection with the Business or, if any such agreement is amended or replaced in accordance with the provisions of clause 6 (Reserved Matters), the agreement(s) as so amended or replaced;

“Ancillary Profits”	has the meaning set out in clause 15.2(A) (Payment of dividends);

“Appraisal Notice”	has the meaning set out in clause 23 (Prescribed Value);

“Articles of Association”	means the memorandum and articles of association of the Company in the form set out in schedule 2 or, if the memorandum and articles of association of the Company are amended or replaced in accordance with the provisions of clause 6 (Reserved Matters), the memorandum and articles of association of the Company as so amended or replaced;

“Balancing Payment”	means an amount payable to a Shareholder which is entitled to an Equalisation Dividend by the other Shareholder, pursuant to clause 15.3 (Insufficiency of Equalisation Dividend), such amount being equal to the proportion that the paying Shareholder’s Percentage Shareholding bears to the total outstanding Unadjusted Equalisation Dividend (including the balance carried forward from the last Accounting Period and the interim period up to the date of payment, and any accrued deemed interest thereon);

“Board”	means the board of directors of the Company;

“*****”	*****

“Business”	means the business activities described in clause 5 (Business of the Company) and the Business Plan or, if the business of the Company is altered in accordance with the provisions of clause 6 (Reserved Matters), the business of the Company as so altered;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are open for business (other than solely for trading and settlement in euro) in London, New York and Chicago;

“Business Plan”	means the initial five-year operating plan for the Company in the Agreed Form, together with the associated annual budgets for each Accounting Period up to and including the Accounting Period that includes the Initial Evaluation Date, and any subsequent or amended operating plan and/or annual budgets adopted by the Company in accordance with the provisions of clause 6 (Reserved Matters);

“CFETS”	means the China Foreign Exchange Trade Systems National Interbank Funding Center;

“CFTC”	means the Commodity Futures Trading Commission;

“Chairman”	means the chairman of the Board;

“CME”	has the meaning set out in the preamble;

“CME Convertible Shares”	means the non-voting convertible shares designated as such in the capital of the Company, which are issued to CME and are capable of conversion into CME Shares, having the rights and restrictions set out in the Articles of Association;

“CME Director”	means a Director appointed by CME in accordance with the Articles of Association and pursuant to clause 8.2 (Appointment and removal of certain Directors), and unless otherwise stated includes the duly appointed alternate of such a Director;

“CME Final Evaluation Test”	means that: (i) the sum of (a) the ADV plus (b) the CME FX Equivalent Futures ADV equals or exceeds US$*****for any one period of three consecutive calendar months during the Final Testing Period; and (ii) the Company has achieved ***** over the Final Testing Period;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“CME FX Equivalent Futures ADV”	means the average daily volume of trading in respect of FX Spot Equivalent Futures Contract transactions expressed in notional value on any platform owned or operated by any member of the CME Group, counting both sides of each trade as a single trade and measured in US Dollars on Business Days;

“CME Group”	means CME Parent together with its subsidiaries and subsidiary undertakings;

“CME Guarantors”	means CME Parent and CME Opco;

“CME Opco”	has the meaning set out in the preamble;

“CME Parent”	has the meaning set out in the preamble;

“CME Preference Shares”	means the non-voting cumulative redeemable preference shares designated as such in the capital of the Company, which are issued to CME and carry the preferential right to an Equalisation Dividend under certain circumstances in accordance with the terms of this agreement, having the rights and restrictions set out in the Articles of Association;

“CME Prescribed Transfer”	means the exercise by CME of: (i) any Option; (ii) any right of first refusal pursuant to clause 17.2 (Right of first refusal); or (iii) any drag along right pursuant to clause 17.4 (Drag along);

“CME Shares”	means the ordinary shares designated as such in the capital of the Company, having the rights and restrictions set out in the Articles of Association;

“Company”	has the meaning set out in the preamble;

“Company IPR”	has the meaning set out in clause 28(C) (Intellectual property);

“Company Platform”	has the meaning set out in clause 5 (Business of the Company);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Compete Call Option”	has the meaning set out in clause 12.8(D) (Compete Election);

“Compete Election Notice”	has the meaning set out in clause 12.8(A) (Compete Election);

“Compete Election”	has the meaning set out in clause 12.8(A) (Compete Election);

“Compete Revenues”	means the revenues derived by the CME Group or the Reuters Group, as the case may be, in accordance with clauses 26.1(B)(ii) (Covenants), and clauses 26.4(G), (H) and (I) (Scope and exceptions), as relevant;

“Competing Platform”	has the meaning set out in clause 26.1(A) (Covenants);

“Competing Shareholder”	means any Shareholder which serves a Compete Election Notice in accordance with the provisions of clause 12.8(A) (Compete Election);

“Completion Date”	means the fifth Business Day after the date upon which the last of the Conditions is satisfied or waived, or such other date as may be agreed in writing between the Shareholders as being the Completion Date;

“Conditions”	means the conditions set out in clause 2.1 (Conditions);

“Consents”	has the meaning set out in clause 5.2(A) (Regulatory obligations);

“Contribution Notice”	means a written notice served in accordance with the provisions of clause 12.3 (Contribution Notice and forms of contribution) substantially in the form set out in schedule 5;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Control”	in relation to a person (a “controlled person”) means the ability of a person (a “controlling person”) to ensure, directly or indirectly, that the activities and business of that controlled person are conducted in accordance with the wishes of that controlling person, and a person shall be deemed to have Control of another person if that controlling person possesses or is entitled to acquire the majority of the issued share capital or the voting rights in that controlled person or the right to receive the majority of the income of that controlled person on any distribution by it of all of its income or the majority of its assets on a winding-up (provided that a person shall not be deemed to have Control of another person if there are binding legal, constitutional or contractual provisions which preclude such Control in circumstances where that person otherwise possesses the majority of the issued share capital in that other person);

“Convertible Shares”	means the Reuters Convertible Shares and the CME Convertible Shares;

“Covered Product”	has the meaning set out in clause 5.1 (Scope of the business);

“Deadlock Notice”	has the meaning set out in clause 7.1 (Deadlock situation);

“Deed of Adherence”	means the deed of adherence substantially in the form set out in schedule 3;

“Default Call Option”	has the meaning set out in clause 18.2(B) (Default options);

“Default Notice”	has the meaning set out in clause 18.2(B) (Default options);

“Default Put Option”	has the meaning set out in clause 18.2(B) (Default options);

“Defaulting Shareholder”	has the meaning set out in clause 18.2(A) (Default options);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Development and Access Agreement”	means the agreement dated the date hereof between the Company and Reuters relating to GUI and API development and trading access (as such terms are defined therein);

“Directors”	means the directors of the Company, including the Reuters Directors, the CME Directors and/or the Management Director (as the case may be);

“Discussion Period”	has the meaning set out in clause 23 (Prescribed Value);

“Disposal”	in relation to a Share includes, without limitation: (i) any sale, conveyance, assignment or transfer; (ii) creating or permitting to subsist any pledge, charge, mortgage, lien or other security interest or encumbrance; (iii) creating any trust or conferring any interest; (iv) any agreement, arrangement or understanding in respect of votes or the right to receive dividends or other distributions; (v) any renunciation or assignment of any right to subscribe for or receive a Share or any legal or beneficial interest in a Share; (vi) any agreement to do any of the above, except an agreement to transfer Shares which is conditional on compliance with the terms of this agreement; (vii) the transmission of a Share by operation of law; and (viii) any transaction which has an analogous economic effect to the foregoing;

“Economically Equivalent Contract”	means, with respect to a foreign exchange product proposed to be a Covered Product: (i) an FX Futures Contract that replicates the economic exposures of such proposed Covered Product (ignoring the impact of credit, settlement method and any applicable mark-to-market convention) ; or (ii) an over-the-counter foreign exchange product that replicates the economic exposures of such proposed Covered Product (ignoring the impact of credit, settlement and any applicable mark-to-market convention)

“Equalisation Dividend”	has the meaning set out in clause 15.2(B) (Payment of dividends);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Event of Default”	has the meaning set out in clause 18.1 (Events of Default);

“Extraordinary Event”	means any transaction or series of related transactions, involving the sale or other disposition of all or a majority of the Company’s assets or Business (or such portion as would materially adversely affect the Business), or following which the holders of the issued share capital of the Company immediately prior to such transaction(s) do not own at least a majority of the issued share capital of the Company or its successor (including specifically a sale, liquidation, winding-up or administration in respect of the Company or the Business (as the case may be));

“Final Evaluation Date”	means the fifth anniversary of the Launch Date;

“Final Evaluation Tests”	means the Reuters Final Evaluation Test and the CME Final Evaluation Test;

“Final Testing Period”	means the period beginning on the fourth anniversary of the Launch Date and ending on the Final Evaluation Date;

“Formation Contribution”	means, in respect of each Shareholder, the contribution made pursuant to clause 4.2(D) (Establishment of the Company);

“FSA”	means the UK Financial Services Authority;

“FSMA”	means the UK Financial Services and Markets Act 2000;

“Funding Shareholder”	means any Shareholder which serves a Unilateral Funding Notice in accordance with the provisions of clause 12.7(C) (Unilateral equity funding);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“FX Futures Contract”	means a contract (1) for the future exchange of one currency for another at an effective exchange rate determined by the final settlement price of the contract at expiration (after taking into account the effect of variation margining), (2) for the future exchange of a payment based on the value or settlement price of one currency pair (or one or more contracts on a currency pair having different settlement dates) at expiration, or (3) for the future exchange of a payment based on the level of an index of currencies at expiration, in each case that: (i) is traded on or subject to the rules of a designated contract market or derivatives transaction execution facility (or any non-US analogue to a regulated futures exchange); (ii) is novated to and cleared through a clearinghouse acting as a central counterparty; (iii) is subject to liquidation through offset and to initial and (A) variation margining requirements (or, in the case of FX Futures Option Contracts, payment of premium or additional initial margining requirements) or (B) collateralisation requirements in the case of a contract for the future exchange of two currencies other than US Dollars with the clearinghouse (or any clearing member); (iv) overlies standardised currency amounts pre-specified by the relevant exchange, market or facility; and (v) provides for settlement dates pre-specified by the relevant exchange, market or facility;

“FX Futures Option Contract”	means an option on an FX Futures Contract, which option satisfies the criteria specified in clauses (i) through (iii) of the definition of FX Futures Contracts above, provided that such option is settled solely by payment versus delivery of a position in an FX Futures Contract that expires on a trading day following the latest date on which such option may be exercised;

“FX Spot Equivalent Futures Contract”	means an FX Futures Contract that has a settlement date that is two Business Days or sooner following the date on which such contract is listed for trading (or three Business Days for currency pairs where three Business Days is or becomes the OTC convention)

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“FX Swap Equivalent Futures Contract”	means a simultaneous purchase and sale of FX Futures Contracts that are quoted and offered for trading as a spread between an FX Spot Equivalent Futures Contract and a longer-tenored FX Futures Contract that has a settlement date on an OTC straight date measured against the settlement date of the FX Spot Equivalent Futures Contract, such that the FX Futures Contract replicates the economics of the following OTC FX forward swaps (without regard to whether the mark-to-the-market is accomplished by settlement variation payments or collateralization): spot / next, spot / week, spot / 2 weeks, spot / 3 weeks, spot / 1 month, spot / 2 months spot / 24 months, except that a transaction in FX Futures Contracts as described above shall not be an FX Swap Equivalent Futures Contract if the settlement date of the longer-tenored FX Futures Contract is an current IMM settlement date;

“Global Offer”	has the meaning set out in clause 17.4 (Drag along);

“Group Transferee”	means a person to whom Shares have been transferred under clause 17.5 (Transfers within a Group);

“Group”	in relation to any corporate person means any person which is: (i) a holding company; (ii) a subsidiary; or (iii) a subsidiary of a holding company, of that corporate person;

“IFRS”	means International Financial Reporting Standards and International Accounting Standards, as adopted for use in the European Union;

“Independent Accountant”	has the meaning set out in clause 15.5(B) (Dispute resolution procedure);

“Independent Expert”	has the meaning set out in clause 23 (Prescribed Value);

“Initial Contribution Cap”	means the requisite capital contribution(s) of each Shareholder (including the Formation Contribution), up to but not exceeding US$40 million in respect of each Shareholder to be used for such purposes as may be specified in the existing Business Plan;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Initial Evaluation Date”	means the third anniversary of the Launch Date;

“Initial Evaluation Test”	means that the ADV for spot transactions equals or exceeds US$*****, as measured over any three consecutive calendar months in the 12-month period ending on the Initial Evaluation Date;

“Initial Share Capital”	means the issued share capital of the Company as at the date of this agreement as set out in schedule 9;

“IPR”	means patents (and inventions pending a patent application), trade marks, service marks, rights in confidential information (including, without limitation, trading data), know-how, designs, trade or business names, copyrights (including, without limitation, rights in computer software), domain names, database rights and topography rights (whether or not any of these is registered and including applications for registration, continuation, extension or renewal of any such thing) and all other intellectual property rights which may subsist in any jurisdiction;

“ISV”	means an independent software vendor;

“Launch Date”	means the date upon which live trading in any Company Platform product (as distinguished from beta testing or any pilot with a limited subset of customers) has been publicly announced to be available (or, if such date is not the first day of the calendar month, the first day of the calendar month following such date);

“Listing Rules”	means the listing rules made under Part 6 of FSMA (as set out in the FSA Handbook), as amended from time to time;

“Long-Stop Date”	means the date which is nine months after the date hereof or such later date as may be agreed in writing between the Shareholders;

“Management Director”	means the Director who, from time to time, is appointed by the Shareholders in his capacity as the chief executive officer of the Company;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Memoranda”	has the meaning set out in clause 7.2 (Circulation of Memoranda);

“Merger Regulation”	means Council Regulation (EC) No. 139/2004 of 20 January 2004;

“Minority Shareholder”	has the meaning set out in clause 12.7(C)(v) (Unilateral equity funding);

“Negotiating Period”	has the meaning set out in clause 7.3 (Referral to Chief Executive Officers);

“non-Competing Shareholder”	means any Shareholder which receives a Compete Election Notice in accordance with the provisions of clause 12.8 (Compete Election);

“non-Defaulting Shareholder”	has the meaning set out in clause 18.2(B) (Default options);

“non-Funding Shareholder”	means any Shareholder which receives a Unilateral Funding Notice in accordance with the provisions of clause 12.7(C)(i) (Unilateral equity funding);

“non-Terminating Shareholder”	means any Shareholder which receives a Termination Notice in accordance with the provisions of clause 31 (Termination);

“Offer Terms”	has the meaning set out in clause 17.2(B) (Right of first refusal);

“Offer”	has the meaning set out in clause 17.1(A) (Binding offer);

“Offered Shares”	has the meaning set out in clause 17.2(B) (Right of first refusal);

“Officers”	has the meaning set out in clause 8.8 (Officers);

“Option”	means any Default Call Option, Default Put Option, Termination Call Option or Compete Call Option;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“OTC Equivalent FX Futures Contract”	means an FX Spot Equivalent Futures Contract or an FX Swap Equivalent Futures Contract;

“OTC Equivalent FX Futures Platform”	has the meaning set out in clause 26.4(I) (Scope and exceptions);

“Partnership Operating Provisions”	means the operating provisions of the Company for US federal income tax purposes as provided in schedule 10;

“PB OTC Contract”	means a PB OTC Spot Contract or a PB OTC Swap Contract;

“PB OTC Spot Contract”	means a spot FX contract that is executed on a PB OTC Platform;

“PB OTC Swap Contract”	means a FX forward swap transaction involving the simultaneous purchase (sale) of a spot FX contract and sale (purchase) of a forward FX contract that is executed on a PB OTC Platform;

“PB OTC Platform”	means an electronic matching platform operated by any member of the Reuters Group, and comprising a central limit order book separate and distinct from the central limit order books of Reuters Dealing 3000 spot platform and Reuters Dealing 3000 forward platform, for the trading of cash FX products as to which orders may be placed solely through financial institutions acting (i) in the capacity of credit intermediaries on behalf of customers or (ii) by such financial intermediaries for their own account. In no event shall Reuters Dealing 3000 spot platform or Reuters Dealing 3000 forward platform, or any successor to either such platform, constitute a PB OTC Platform;

“Percentage Shareholding”	means, in respect of a Shareholder, the percentage of Shares which such Shareholder holds as a proportion of the total number of Shares in issue from time to time;

“pre-contractual statement”	has the meaning set out in clause 34.4 (Meaning of pre-contractual statement);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Preference Shares”	means the Reuters Preference Shares and the CME Preference Shares;

“Prescribed Value”	in relation to any Shares means the value of those Shares determined in accordance with the provisions of clause 23 (Prescribed Value);

“Proceedings”	has the meaning set out in clause 41.2 (Jurisdiction of English courts);

“Pro Forma CME OTC Equivalent FX Futures Contracts Revenue”	Means *****% of the volume of OTC Equivalent FX Futures Contracts traded on any platform owned or operated by any member of the CME Group expressed in US Dollar millions in notional value, counting both sides of each trade as a single trade, multiplied by the average charge per US Dollar million traded received by the Company for its corresponding product during the corresponding period(s);

“Pro Forma Reuters PB OTC FX Contracts Revenue”	Means *****% of the volume of PB OTC Contracts traded on a PB OTC Platform, counting both sides of each trade as a single trade, multiplied by the average charge per US Dollar million traded received by the Company for its corresponding product during the corresponding period(s);

“Prohibited Services”	has the meaning set out in clause 26.1(C) (Covenants);

“Prohibited Transferee List”	has the meaning set out in clause 20(B) (Ineligible persons);

“Prohibited Transferee”	has the meaning set out in clause 20(B) (Ineligible persons);

“Regulatory Conditions”	has the meaning set out in clause 2.1 (Conditions);

“Relevant Person”	has the meaning set out in clause 9.5 (Directors’ interests and fiduciary duties);

“Remedy Period”	has the meaning set out in clause 3.5(A) (Termination rights);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Renounced Corporate Opportunity”	has the meaning set out in clause 9.5(E)(i) (Directors’ interests and fiduciary duties);

“Reserved Matters”	has the meaning set out in clause 6 (Reserved Matters);

“Residual Knowledge”	means any confidential know-how or any intangible know-how, skills or experience (as distinguished from the tangible embodiment of such know-how, skills or experience) that is retained in the unaided memory of any party’s current or former employees or consultants who have had access or exposure to such information in connection with the Company’s operations or the arrangements contemplated hereunder or under any Ancillary Agreement, and who use such information without recalling that it is the confidential information of the other party. Residual knowledge shall not include know-how, skills or experience that would otherwise constitute trade secrets or inventions of the other party;

“Reuters”	has the meaning set out in the preamble;

“Reuters Convertible Shares”	means the non-voting convertible shares designated as such in the capital of the Company, which are issued to Reuters and are capable of conversion into Reuters Shares, having the rights and restrictions set out in the Articles of Association;

“Reuters Director”	means a Director appointed by Reuters in accordance with the Articles of Association and pursuant to clause 8.2 (Appointment and removal of certain Directors), and unless otherwise stated includes the duly appointed alternate of such a Director;

“Reuters Final Evaluation Test”	means that: (i) the sum of (a) the ADV plus (b) the Reuters PB OTC FX ADV equals or exceeds US$***** for any one period of three consecutive calendar months during the Final Testing Period; and (ii) the Company has achieved ***** over the Final Testing Period;

“Reuters Group”	means Reuters Parent together with its subsidiaries and subsidiary undertakings;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Reuters PB OTC FX ADV”	means the average daily volume of trading in respect of PB Spot OTC Contract transactions on any PB OTC Platform, counting both sides of each trade as a single trade and measured in US$ Dollars on Business Days;

“Reuters Guarantors”	means Reuters Parent and Reuters Opco;

“Reuters Opco”	has the meaning set out in the preamble;

“Reuters Parent”	has the meaning set out in the preamble;

“Reuters Preference Shares”	means the non-voting cumulative redeemable preference shares designated as such in the capital of the Company, which are issued to Reuters and carry the preferential right to an Equalisation Dividend under certain circumstances in accordance with the terms of this agreement, having the rights and restrictions set out in the Articles of Association;

“Reuters Prescribed Transfer”	means the exercise by Reuters of: (i) any Option; (ii) any right of first refusal pursuant to clause 17.2 (Right of first refusal); or (iii) any drag along right pursuant to clause 17.4 (Drag along);

“Reuters Shares”	means the ordinary shares designated as such in the capital of the Company, having the rights and restrictions set out in the Articles of Association;

“Revenue Payment”	means the percentage payment due to the Company in respect of the Compete Revenues of the Shareholders, calculated in accordance with clauses 26.1(B)(ii) (Covenants), and clauses 26.4(G), (H) and (I) (Scope and exceptions), as relevant;

“Revenue Review Period”	has the meaning set out in clause 26.5(B) (Preparation of Revenue Statements);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Revenue Share End Date”	means the earliest of: (i) ***** years after the Launch Date in the case of ***** and *****, and nine years after the Launch Date in the case of ***** and *****; (ii) the date of termination of clause 26 (Protective covenants) as a result of a Compete Election; and (iii) the date upon which the Company is determined to be wound-up or terminated following, and as a result of, not meeting the requirements of the Initial Evaluation Test;

“Revenue Statement”	has the meaning set out in clause 26.5 (Preparation of Revenue Statements);

“Rollover Plan”	has the meaning set out in clause 7.4 (Deemed continuation of approval);

“Service Document”	has the meaning set out in clause 42.1 (Appointment of agent);

“Shareholder Approval”	means the approval from the shareholders of Reuters Parent in respect of all the CME Prescribed Transfers, and the transactions contemplated thereby, pursuant to a general meeting of Reuters Parent in accordance with the Listing Rules;

“Shareholder Covering Loan”	means a loan to the Company made by any Shareholder in accordance with the provisions of clause 12.7(A) (Non-payment of a required capital contribution) substantially in the form set out in schedule 6;

“Shareholder IPR”	has the meaning set out in clause 28(A) (Intellectual property);

“Shareholder Loan”	means a loan to the Company made by any Shareholder in accordance with the provisions of clause 12.7(B) (Interim funding) substantially in the form set out in schedule 7;

“Shareholders”	means Reuters and CME, and any other person to whom the benefit of this agreement is extended pursuant to clause 17.6 (Deed of Adherence);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Shares”	means the Reuters Shares and/or the CME Shares (as the case may be);

“Shortfall Amount”	has the meaning set out in clause 12.2(B) (Additional contributions);

“Supplemental Agreement”	means a supplemental agreement dated 20 July 2006 between the parties hereto amending and restating this agreement as originally executed on 4 May 2006;

“Terminating Shareholder”	means any Shareholder which serves a Termination Notice in accordance with the provisions of clause 31 (Termination);

“Termination Call Notice”	has the meaning set out in clause 12.6(C) (Consequences of Termination Notice);

“Termination Call Option”	has the meaning set out in clause 12.6(C) (Consequences of Termination Notice);

“Termination Date”	means the date falling on the first anniversary of the service of the Termination Notice;

“Termination Notice”	means a written notice given by one Shareholder to the other Shareholder to terminate this agreement in accordance with the terms hereof;

“Third Party”	has the meaning set out in clause 36.5(A) (Third Party rights);

“Total Contribution Cap”	means the requisite total capital contribution(s) of each Shareholder (including the Initial Contribution Cap), up to but not exceeding US$45 million in respect of each Shareholder to be used for such purposes as may be specified in the Business Plan;

“Transfer Notice”	has the meaning set out in clause 17.2(A) (Right of first refusal);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Transition Period”	means, in respect of any Ancillary Agreement, the period during which a Shareholder is obliged to continue to provide services under such Ancillary Agreement following its termination or expiry (as specified in such Ancillary Agreement);

“Trigger Event”	has the meaning set out in clause 31.1(B)(iv) (Termination events) (and as referred to in clause 17.1 (Binding offer));

“Ultimate Parent Company”	in relation to a Shareholder means the person which is not itself subject to Control but which has Control of that Shareholder, either directly or through a chain of persons each of which has Control over the next person in the chain; as of the date of this agreement, it is understood that CME Parent is the Ultimate Parent Company of CME and Reuters Parent is the Ultimate Parent Company of Reuters;

“Unilateral Capital Contribution”	has the meaning set out in clause 12.7(C)(iii) (Unilateral equity funding);

“Unilateral Funding Notice”	has the meaning set out in clause 12.7(C)(i) (Unilateral equity funding) and shall be substantially in the form set out in schedule 8;

“Unilateral Matters”	has the meaning set out in clause 6.2 (Unilateral Matters);

“UK”	means the United Kingdom of Great Britain and Northern Ireland;

“US”	means the United States of America;

“US GAAP”	means generally accepted accounting principles in the US;

“US Subco”	means the wholly-owned subsidiary of the Company to be incorporated under the laws of Delaware;

“Warranty Breach”	has the meaning set out in clause 3.5(A) (Termination rights); and

“Working Hours”	means 9.30 a.m. to 5.30 p.m. local time on a Business Day.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.2	Interpretation

In construing this agreement, unless otherwise specified:

(A)	references to clauses and schedules are to clauses of, and schedules to, this agreement;

(B)	use of any gender includes the other gender;

(C)	references to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, limited liability company, association or partnership (whether or not having separate legal personality);

(D)	references to a “holding company” and a “subsidiary” shall have the same meanings as used in section 736 of the Companies Act 1985 (as amended), and references to a “subsidiary undertaking” shall have the same meaning as used in section 258 of the Companies Act 1985 (as amended);

(E)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted (except as otherwise expressly provided);

(F)	a reference to any governmental or regulatory body shall be construed so as to include any successor body performing the same functions in all material respects (except as otherwise expressly provided);

(G)	references to “Pounds Sterling” shall, to the extent that the UK adopts the euro as its lawful currency in accordance with the Treaty of Rome of 25 March 1957 (as amended), be deemed to be a reference to euro;

(H)	any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight in the relevant jurisdiction, unless the context otherwise requires;

(I)	references to “clear Business Days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(J)	a reference to any other document referred to in this agreement is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this agreement) at any time (except as otherwise expressly provided);

(K)	headings and titles are for convenience only and do not affect the interpretation of this agreement;

(L)	a reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be treated as a reference to any analogous term in that jurisdiction;

(M)	the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(N)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.3	Schedules

The schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement, and any reference to this agreement shall include the schedules.

2.	CONDITIONALITY

2.1	Conditions

This agreement (except for the provisions referred to in clause 2.2 (Provisions not affected by conditionality) which shall take effect on the date of this agreement and shall not be subject to any condition) is conditional upon satisfaction (or waiver in accordance with clause 2.4 (Waiver of Conditions)) of the following conditions:

(A)	the arrangements contemplated by this agreement having been approved or deemed approved in accordance with the applicable competition laws of Germany and Austria;

(B)

if the competition authority(ies) of any Member State(s) have requested referral to the European Commission pursuant to Article 22(1) of the Merger Regulation and such request has been accepted, the European Commission having approved or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

deemed to have approved the arrangements contemplated by this agreement (together with the condition referred to in clause 2.1(A), the “Regulatory Conditions”);

(C)	the Shareholder Approval having been obtained;

(D)	the arrangements contemplated by this agreement not constituting a material breach of any applicable law or regulation to which any Shareholder is subject; and

(E)	(i) no Shareholder having breached in any material respect (a) the provisions of clause 4.1 (Interim steps) or clause 26 (Protective covenants) of this agreement or (b) any provisions of the Ancillary Agreements to which it is a party, in each case to the extent that such provisions are expressed to have effect on or after the date hereof, and (ii) the representations and warranties of each Shareholder contained in this agreement (without giving effect to any limitation on any representation or warranty given by the words “material”, “materially” or “material adverse effect”) shall be true and correct in all material respects, in each case as of the date of this agreement and as of the Completion Date as if made as of the Completion Date, except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date.

2.2	Provisions not affected by conditionality

The provisions of this clause 2 and clause 1 (Definitions and interpretation), clause 4.1 (Interim steps), clause 8.4 (Indemnity), clause 17.5 (Transfers within a Group), clause 24.2 (Guarantees by the Reuters Guarantors and the CME Guarantors), clause 24.3 (Principal obligors), clause 24.4 (Indemnities by the Reuters Guarantors and the CME Guarantors), clause 24.5 (Covenants of the Reuters Guarantors and the CME Guarantors), clause 24.6 (Joint and several liability of the Reuters Guarantors and the CME Guarantors), clause 26 (Protective covenants), clause 29 (Confidentiality), clause 30 (Announcements), clause 33 (Assignment), clause 34 (Entire agreement), clause 35 (Notices), clause 36 (Remedies and waivers), clause 38 (Costs and expenses), clause 41 (Governing law and jurisdiction) and clause 42 (Agent for service) shall take effect on the date of this agreement and shall not be subject to any condition.

2.3	Obligations concerning satisfaction of Conditions

(A)	Each of the Shareholders and the Company shall use all reasonable endeavours, and shall cooperate with each other as reasonably required, to fulfil or procure the fulfilment of each of the Conditions (other than any conditions that relate solely to the other Shareholder or any of its Affiliates and only to the extent such Conditions are not waived in accordance with clause 2.4 (Waiver of Conditions)) as soon as practicable and, in any event, on or before the Long-Stop Date.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	With respect to the Regulatory Conditions, each of the Shareholders shall use all reasonable endeavours to ensure that each of the competition authorities referred to in clause 2.1 (Conditions) issues an unconditional clearance decision. If any competent competition authority nevertheless indicates that it intends to issue a clearance decision which is subject to a condition(s), each of the Shareholders shall use all reasonable endeavours to re-negotiate this agreement and/or the relevant Ancillary Agreement(s) (as the case may be) to the extent required in order to secure an unconditional clearance decision.

(C)	Notwithstanding the provisions of clauses 2.3(A) and (B), the parties agree that a Shareholder shall not be obliged to provide:

(i)	such undertakings or commitments to any competent competition authority; and

(ii)	such other concessions (including, without limitation, in the form of any amendments to this agreement and/or any Ancillary Agreement),

to the extent that (in the reasonable opinion of that Shareholder) such undertakings, commitments or concessions (as the case may be) will, are likely or are expected to have more than a de minimis and/or negligible effect on the business and operations of that Shareholder and its Group taken as a whole.

2.4	Waiver of Conditions

At any time prior to the Completion Date, either Shareholder may waive any failure on the part of the other Shareholder to satisfy all or any portion of the Conditions set out in clauses 2.1(D) and (E) (Conditions), and CME may waive any failure on the part of Reuters to satisfy the Condition set out in clause 2.1(C) (Conditions). Any such waiver shall be valid only if set forth in an instrument in writing signed by the Shareholder to be bound thereby. No such waiver: (i) shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) or shall constitute a continuing waiver unless otherwise expressly provided; or (ii) shall limit any other right or remedy of the Shareholder waiving the failure on the part of the other Shareholder.

2.5	Non-satisfaction of Conditions and termination

(A)	Each of the Shareholders and the Company undertakes to disclose in writing to each other any matter of which it becomes aware (as soon as practicable after it becomes so aware) which, in its reasonable opinion, will or may prevent any of the Conditions from being satisfied on or before the Long-Stop Date.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	If the Conditions are not satisfied (or waived in accordance with clause 2.4 (Waiver of Conditions)) on or before the Long-Stop Date, unless the parties agree otherwise, this agreement shall automatically terminate on that date and no party shall subsequently have any rights or obligations under this agreement save in respect of the provisions referred to in clause 2.5(C)(i). For the avoidance of doubt, all rights and liabilities of the parties which have accrued before such termination shall continue to exist, including in respect of any breach of this agreement or any Ancillary Agreement.

(C)	Upon termination pursuant to this clause 2.5:

(i)	this agreement shall terminate immediately (except for this clause 2.5 and clause 1 (Definitions and interpretation), clause 8.4 (Indemnity), clause 24.2 (Guarantees by the Reuters Guarantors and the CME Guarantors), clause 24.3 (Principal obligors), clause 24.4 (Indemnities by the Reuters Guarantors and the CME Guarantors), clause 24.5 (Covenants of the Reuters Guarantors and the CME Guarantors), clause 24.6 (Joint and several liability of the Reuters Guarantors and the CME Guarantors), clause 29 (Confidentiality), clause 30 (Announcements), clause 33 (Assignment), clause 34 (Entire agreement), clause 35 (Notices), clause 36 (Remedies and waivers), clause 38 (Costs and expenses), clause 41 (Governing law and jurisdiction) and clause 42 (Agent for service) and any other provisions that expressly survive such termination); and

(ii)	each Ancillary Agreement shall terminate automatically (except for any provisions which are expressed in any Ancillary Agreement to survive such termination).

For the avoidance of doubt, the provisions of clause 31 (Termination) shall not apply where this agreement is terminated pursuant to this clause 2.5.

3.	WARRANTIES

3.1	Warranties in respect of the Company

Reuters and the Company each warrant severally to CME as at the date of this agreement and the Completion Date that:

(A)	the details with respect to the Company set out in schedule 9 are true and accurate; and

(B)	the Company has not carried on any business and has no assets or liabilities of any nature whatsoever (other than in respect of the Initial Share Capital and except as specifically contemplated hereunder or otherwise agreed by the Shareholders).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

3.2	General warranties

Save as otherwise set out in this agreement, each party warrants severally to each other party as at the date of this agreement and the Completion Date that:

(A)	it has obtained all corporate authorisations required to empower it to enter into this agreement and, as applicable, the Ancillary Agreements and, subject to satisfaction of the Conditions (or waiver thereof in accordance with clause 2.4 (Waiver of Conditions)) and receipt of any Consents, to perform its obligations hereunder and thereunder in accordance with their terms; and

(B)	subject to satisfaction of the Conditions (or waiver thereof in accordance with clause 2.4 (Waiver of Conditions)) and receipt of any Consents, the execution, delivery and performance by it of this agreement and, as applicable, the Ancillary Agreements will not:

(i)	result in the material breach of any applicable law, rule or regulation to which it, its Ultimate Parent Company or any of its corporate Affiliates is subject or by which any of their respective assets are bound;

(ii)	result in a breach of any provisions of its constitutional documents or of the constitutional documents of its Ultimate Parent Company or any of its corporate Affiliates;

(iii)	conflict with, result in any breach of or constitute a default under any agreement to which it, its Ultimate Parent Company or any of its corporate Affiliates is a party or by which any of their respective assets are bound, except for any such conflicts, breaches or defaults that would not result in a material adverse effect on any Shareholder, any Ultimate Parent Company of a Shareholder or any corporate Affiliate of a Shareholder; or

(iv)	require the consent of its shareholders (save in respect of the Shareholder Approval and any approval which may be required in relation to any Reuters Prescribed Transfer).

3.3	IP warranties

Save as otherwise set out in this agreement:

(A)

Reuters warrants to the Company and to CME at the date of this agreement that the use of IPR licensed, sub-licensed or otherwise provided by Reuters, its Ultimate Parent Company or any of its corporate Affiliates to the Company after the Completion Date will not, and is not reasonably likely to, give rise to a claim of infringement, misappropriation or violation of any third party IPR against: (i) the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Company; or (ii) CME, its Ultimate Parent Company or any of its corporate Affiliates (except as would not be reasonably likely to have a material adverse effect on the Company, CME’s Ultimate Parent Company and its subsidiaries, taken as a whole); and

(B)	CME warrants to the Company and to Reuters at the date of this agreement that the use of IPR licensed, sub-licensed or otherwise provided by CME, its Ultimate Parent Company or any of its corporate Affiliates to the Company after the Completion Date will not, and is not reasonably likely to, give rise to a claim of infringement, misappropriation or violation of any third party IPR against: (i) the Company; or (ii) Reuters, its Ultimate Parent Company or any of its corporate Affiliates (except as would not be reasonably likely to have a material adverse effect on the Company, Reuters’ Ultimate Parent Company and its subsidiaries, taken as a whole).

3.4	Regulatory warranty

Subject to the Shareholder Approval, Reuters warrants to CME as at the date of this agreement and the Completion Date that no CME Prescribed Transfer or any other action taken by CME pursuant to the terms of this agreement or any Ancillary Agreement to which it is a party will, at the time of exercise or taking of such action, require the approval of the shareholders of Reuters Parent in order to effect its exercise or complete the transactions contemplated thereby.

3.5	Termination rights

(A)	If, at any time prior to the Completion Date, a Shareholder becomes aware of any fact, matter or event which would, whether individually or in aggregate, constitute a material breach by the defaulting Shareholder of the warranties given by the defaulting Shareholder pursuant to clause 3.2 (General warranties) or clause 3.4 (Regulatory warranty) if such warranties were repeated by the defaulting Shareholder at any time before the Completion Date by reference to the facts and circumstances then existing (a “Warranty Breach”), the relevant Shareholder:

(i)	Shall inform the defaulting Shareholder promptly upon becoming so aware.

(ii)	May give written notice to the defaulting Shareholder and the Company to terminate this agreement. Upon receipt of such notice, the defaulting Shareholder shall have 14 days from (but excluding) the date of receipt to remedy such breach (the “Remedy Period”). Unless the notifying Shareholder withdraws its notice of termination or the breach is remedied, this agreement shall terminate upon the expiry of the Remedy Period, except where otherwise agreed by the Shareholders.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	If a Warranty Breach occurs and the notifying Shareholder does not exercise its right under clause 3.5(A)(ii) to issue a notice to terminate this agreement within 14 days of informing the defaulting Shareholder of its awareness of the Warranty Breach under clause 3.5(A)(i), the notifying Shareholder shall not be entitled to make any claim or take any action pursuant to this clause 3 in respect of the facts, matters or events giving rise directly or indirectly to the Warranty Breach.

(C)	Upon termination pursuant to this clause 3.5:

(i)	this agreement shall terminate immediately (except for this clause 3.5 and clause 1 (Definitions and interpretation), clause 8.4 (Indemnity), clause 24.2 (Guarantees by the Reuters Guarantors and the CME Guarantors), clause 24.3 (Principal obligors), clause 24.4 (Indemnities by the Reuters Guarantors and the CME Guarantors), clause 24.5 (Covenants of the Reuters Guarantors and the CME Guarantors), clause 24.6 (Joint and several liability of the Reuters Guarantors and the CME Guarantors), clause 29 (Confidentiality), clause 30 (Announcements), clause 33 (Assignment), clause 34 (Entire agreement), clause 35 (Notices), clause 36 (Remedies and waivers), clause 38 (Costs and expenses), clause 41 (Governing law and jurisdiction) and clause 42 (Agent for service) and any other provisions that expressly survive such termination);

(ii)	other than as provided in clause 3.5(C)(i) or clause 3.5(E), no party shall subsequently have any rights or obligations under this agreement and no party may make a claim against any other party under this agreement; and

(iii)	each Ancillary Agreement shall terminate automatically (except for any provisions which are expressed in any Ancillary Agreement to survive such termination).

(D)	For the avoidance of doubt, the provisions of clause 31 (Termination) shall not apply where this agreement is terminated pursuant to this clause 3.5.

(E)	For the avoidance of doubt, all rights and liabilities of the parties which have accrued before such termination shall continue to exist, including in respect of any Warranty Breach or any other breach of this agreement or any Ancillary Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

4.	INTERIM STEPS

4.1	Interim steps

(A)	Prior to the Completion Date, Reuters undertakes that (save as contemplated by clause 4.1(B)) legal title to the Initial Share Capital shall remain registered in the names of the entities stated in schedule 9 and further undertakes to procure that:

(i)	the Company incorporates US Subco as soon as practicable following the date of this agreement;

(ii)	US Subco applies for an employer identification number as soon as practicable following its incorporation;

(iii)	the Company and US Subco make such arrangements in relation to pay roll administration, opening of bank accounts, and other administrative employee-related actions (excluding, for the avoidance of doubt, the hiring of any employees) as Reuters deems appropriate in order to facilitate the commencement of operations following the Completion Date;

(iv)	to procure that the Company timely files, in any event within 75 days of formation of the Company, with the tax authorities in the US the appropriate election under US Treasury Regulation Section 301.7701-3 in respect of the Company in order for the Company to be treated as a partnership, and not as a corporation, for US federal income tax purposes effective as of the date of formation of the Company by timely filing Internal Revenue Service Form 8832, “Entity Classification Election”, and otherwise complying with US Treasury Regulation Section 301.7701-3.

(B)	Prior to the Completion Date, each party agrees that none of the Initial Share Capital shall be transferred, charged or pledged to any person (except in accordance with the provisions of clause 17.5 (Transfers within a Group)) and no options or rights over, or mortgage, lien or other security interest or encumbrance with respect to, any Initial Share Capital may be granted (and in each case, no agreements to do so shall be entered into).

(C)	Prior to the Completion Date, the Company agrees (to the extent permitted by law) that it shall not and Reuters agrees to procure that the Company shall not:

(i)	be managed by Reuters, nor shall Reuters have any obligation to manage the Company, in any manner which would be in breach of any applicable law or regulation in any material respect;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)	create, issue or allot any share capital (other than the Initial Share Capital) or other securities of the Company (or enter into any agreement to do so);

(iii)	declare, make or pay any dividend or other distribution in connection with the Issued Share Capital;

(iv)	take any action which would prevent the steps envisaged by this agreement from occurring;

(v)	acquire any assets or incur any liabilities;

(vi)	enter into any contracts (other than each of the Ancillary Agreements);

(vii)	employ any individuals; and

(viii)	engage in any trading activity.

(D)	Prior to the Completion Date (and, if the Conditions are satisfied, the Launch Date), the parties shall use all reasonable endeavours, and shall cooperate with each other as reasonably required, to implement the transactions envisaged by this agreement. Notwithstanding the foregoing, the parties agree a Shareholder shall not be obliged to take such actions, or make such amendments to this agreement and/or any relevant Ancillary Agreement, to the extent that (in the reasonable opinion of that Shareholder) such actions or amendments (as the case may be) will, are likely or expected to have more than a de minimis and/or negligible effect on the business and operations of that Shareholder and its Group taken as a whole.

(E)	Prior to the Completion Date (and, if the Conditions are satisfied, the Launch Date), subject to the Shareholders’ respective regulatory obligations and without prejudice to the Shareholders’ ability to confirm their own prospective compliance therewith, the Shareholders agree:

(i)	to consult reasonably with each other and to co-ordinate reasonably in relation to any approach to, or dealings with, any governmental or regulatory person in respect of the Business, the services to be provided in connection with the Business, or any regulatory approvals required by the Company or the Business, or any potential customers of the Company in connection with the Business;

(ii)	to the extent reasonably practicable, that no party shall have any discussions or communications with any governmental or regulatory person in relation to the Business or the services to be provided in connection with the Business unless a representative of the other parties is present or unless otherwise agreed;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iii)	to consult with each other with respect to, and permit the other Shareholder to review and approve in advance, any proposed written communication to any governmental or regulatory person in relation to the Business or the services to be provided in connection with the Business; and

(iv)	that where the Company or any Shareholder has received any written communication from any governmental or regulatory person in relation to the Business or the services to be provided in connection with the Business, to promptly notify the other Shareholder and, if necessary, the Company of such communication.

4.2	Establishment of the Company

On the Completion Date or as soon as possible thereafter (unless the same has already been done):

(A)	the name of the Company shall be changed to “FXMarketSpace Limited”;

(B)	Reuters and CME shall transfer any IPR (including, specifically, any domain names and trade marks) to the Company, which either party may have acquired or registered for use exclusively by the Business;

(C)	Reuters shall procure that resolutions in the Agreed Form are duly passed as special or ordinary resolutions (as the case may be) of the Company in order to: (i) adopt the Articles of Association; and (ii) increase the authorised share capital of the Company to £300,000,200 divided into 100,000,000 Reuters Shares, 100,000,000 CME Shares, 100 Reuters Preference Shares, 100 CME Preference Shares, 50,000,000 Reuters Convertible Shares and 50,000,000 CME Convertible Shares.

(D)	Reuters shall pay up any unpaid amounts on the Initial Share Capital, which shall thereafter be designated as Reuters Shares;

(E)	each of the Shareholders shall subscribe and pay in cash for the number and class of shares at the subscription price set opposite its name in the table below:

Shareholder	No. of Shares	Class of Shares	Subscription price per Share
Reuters	7,000,000	Reuters Shares	£1
Reuters	100	Reuters Preference Shares	£1
CME	7,000,000	CME Shares	£1
CME	100	CME Preference Shares	£1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(F)	Reuters shall procure that the Company allots and issues such Shares and Preference Shares credited as fully paid to the Shareholders, that each of the Shareholders is entered into the register of members in respect of the relevant numbers of Shares and Preference Shares and that the Company issues share certificates to each of the Shareholders in respect of the Shares and Preference Shares allotted to them;

(G)	Subject to clause 8.3 (Consultation), Reuters shall appoint three individuals as Reuters Directors and CME shall appoint three individuals as CME Directors, and Reuters and CME shall jointly appoint the Management Director, each in accordance with the Articles of Association;

(H)	Mark Robson and Eric Lint shall resign as directors of the Company and Elizabeth Maclean shall resign as the secretary of the Company (to the extent that they are not re-appointed pursuant to clause 4.2(G) or otherwise);

(I)	Reuters shall procure that title to the half of the Initial Share Capital is transferred into the name of CME and Reuters shall procure that CME is entered in the register of members of the Company as being the registered holder of half of the Initial Share Capital;

(J)	the Business Plan shall be adopted; and

(K)	the Directors shall pass certain resolutions in relation to the rights attaching to the Preference Shares and the Convertible Shares, in each case in accordance with the provisions of this agreement and the Articles of Association.

5.	BUSINESS OF THE COMPANY

5.1	Scope of the Business

(A)

Notwithstanding any other provision of this agreement, and except to the extent that a change in the business of the Company is approved in accordance with the provisions of clause 6 (Reserved Matters), the business of the Company shall be to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

establish and conduct a trading system and platform: (i) for the electronic execution (including through matching) and clearing of transactions in foreign exchange products, including, without limitation, foreign exchange spot, forward outrights, forward swaps, non-deliverable forwards and contracts-for-differences and cash-futures basis trades (which, if physically settled, would be comprised of cash and futures components to be cleared by the entity providing clearing services to the Company), and options on any of the foregoing (the “Covered Products”), with integrated novation to a clearinghouse acting as a central counterparty to each clearing firm for the transaction, and settlement (for eligible products and currency pairs) through CLS Bank’s continuous linked settlement system (or other settlement systems acceptable to both Shareholders) or through other settlement means acceptable to both Shareholders; and (ii) which, if it were operated in the US, would not be required under the Commodity Exchange Act, as in effect on the date hereof, to register with the CFTC as a designated contract market or a derivative transaction execution facility (the “Company Platform”). In addition, the Company shall provide straight-through processing and delivery of trade confirmations and net settlement obligations to transacting counterparties, clearing members and the clearinghouse. Notwithstanding anything to the contrary, the Company shall not provide any system or method of conducting financial transactions which includes the ability for participants to contact one another through a network or application provided by the Company and exchange messages for the purpose of facilitating financial transactions, provided that the foregoing shall not preclude the Company from providing a system or method that would enable an individual, non-dealer participant to request quotations, using a fixed format template, from one or more foreign exchange dealers for a foreign exchange transaction specified by such participant, which quotations are displayed using a fixed format template solely to, and are actionable solely by, the participant requesting such quotation on terms prescribed by the Company but would not support a free format exchange of textual communication.

(B)	The Business shall be conducted in accordance with the general principles of the existing Business Plan approved in accordance with the provisions of this agreement.

5.2	Regulatory obligations

(A)	Prior to the Completion Date or as soon as reasonably practicable thereafter, the Shareholders and the Company shall use all reasonable endeavours, and shall cooperate with each other as reasonably required, to procure:

(i)	authorisation and the granting of appropriate permissions from the FSA pursuant to FSMA with respect to the activities contemplated by this agreement and the Ancillary Agreements; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)	all other requisite regulatory authorisations, consents or licences in any relevant jurisdiction (including, without limitation, Hong Kong, Singapore, Japan and Australia) or for any relevant transaction type, as the case may be, relating to the operations of the Business,

(collectively, “Consents”) in respect of the Company or any Shareholder (as the case may be) to enable the Company or such Shareholder to conduct any activities (whether pursuant to or in furtherance of this agreement or any Ancillary Agreement) for which Consents are required provided the Consents are on terms reasonably satisfactory to each of the Shareholders.

(B)	Until the Consents are obtained, none of the parties shall, and the Shareholders shall procure that the Company shall not, engage in any activities for which Consents are required in connection with the operation of the Business and the activities of the Company.

5.3	Post-merger notification

The Shareholders shall use all reasonable endeavours, and shall cooperate with each other as reasonably required, to notify the Hellenic Competition Commission in Greece of the arrangements contemplated by this agreement as soon as reasonably practicable and, in any event, within one month of the Completion Date.

6.	RESERVED MATTERS

6.1	Requirement for approval by the Board or all Shareholders

Subject to the provisions of clause 12.7 (Unilateral right to fund) and clause 12.8 (Compete Election), the parties shall ensure that (so far as they are legally able to do so) no action or decision relating to any of the following matters is taken (whether by the Company, the Company’s Officers or other employees, the Shareholders or any subsidiary or subsidiary undertaking of the Company) unless prior approval of such action or decision is given by resolution of the Board or by the mutual agreement of the Shareholders:

(A)	Corporate matters

(i)	any amendment to the memorandum or articles of association of the Company;

(ii)

the creation, issue, allotment, sale (subject to the other provisions of this agreement), purchase, cancellation, redemption, reduction, consolidation, sub-division, conversion or reclassification of any share capital or other securities (including any option, warrant, or right to subscribe or acquire

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

any such share capital or other securities) of the Company or any subsidiary of the Company, or any change to the rights attaching to any class of shares or other securities in the Company or any subsidiary of the Company;

(iii)	the addition of any new member, or any decision in relation to or step towards the possible admission of a new member, in respect of the Company;

(iv)	any declaration, allocation or distribution of profits or capital (whether by way of dividend, return of capital, in specie distribution of assets or otherwise), other than in accordance with the dividend policy set out in this agreement and the principles set out in the Business Plan;

(v)	any step towards effecting an initial public offering of the Company or any subsidiary of the Company, or its/their business or any portion thereof;

(vi)	any application for the admission to listing of any shares or other securities of the Company or any subsidiary of the Company on any investment exchange, or for the admission to trading of any shares or other securities of the Company or any subsidiary of the Company on any regulated market;

(vii)	the adoption of or any change to the trading or registered legal name of the Company or its branding strategy;

(viii)	any increase or decrease in relation to the size of the Board;

(ix)	the authorisation or acceptance of any capital contributions (other than those expressly contemplated by this agreement or as specifically set out in the existing Business Plan);

(B)	Nature of the Business

(i)	materially changing the nature or scope of the Business as set out in clause 5.1 (Scope of the Business);

(ii)	any decision to relocate the principal office of the Company, or to otherwise re-domicile the Company, outside England and Wales;

(iii)	any submission, application, request for regulatory relief, lobbying or other action that is intended to modify, or is likely to have the effect of modifying, the regulatory framework applicable to the Company, this agreement or any Ancillary Agreement, as the case may be;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iv)	any change in the regulatory status of the Company or any subsidiary of the Company, or any determination to expand or modify the Business or the conduct of the Business, in a manner that would alter the regulatory status of the Company or any subsidiary of the Company or give rise to any obligation, requirement or limitation that would or would be likely to result in a material adverse effect on any Shareholder, any Ultimate Parent Company of a Shareholder or any corporate Affiliate of a Shareholder (as determined by such Shareholder, acting reasonably);

(v)	any step or action that would or would be likely to result in a material change in the Company’s legal or tax structure or status;

(vi)	the sign-off, completion and filing of any material accounts, returns and computations required to be submitted to any authority (taxation or otherwise) with respect to the Company;

(vii)	the adoption of any position with respect to any audit, examination or proceeding by a taxing authority with respect to the Company that could have an adverse effect on any Shareholder, any Ultimate Parent Company of a Shareholder or any corporate Affiliate of a Shareholder (in each case, as determined by such Shareholder acting reasonably) or the Company;

(C)	Conduct of the Business

(i)	the adoption, approval or ratification of any new Business Plan, or any part thereof, or any material modification to or departure from the Business Plan, or any part thereof, whether or not pursuant to the annual update process described in clause 11 (Business Plan), including in each case: (a) any material modifications to the pricing model which would or would be likely to have a negative impact on revenue forecasts; (b) any additional material expenditure or the re-allocation of a material expenditure in any Accounting Period exceeding, in either case, £100,000; (c) the introduction or discontinuance of any field of activity or product (other than as specified in the Business Plan); or (d) any material change to the strategy set out in the Business Plan;

(ii)	the establishment of any direct or indirect subsidiary of the Company, or the disposal of Control of any direct or indirect subsidiary of the Company;

(iii)	any direct or indirect investment, or the liquidation of any direct or indirect investment, in any entity or business (including, without limitation, any acquisition in the form of a purchase of assets or stock, merger or consolidation);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iv)	the entering into or termination of any strategic alliance or joint venture;

(v)	the sale, disposal, assignment or transfer of all or any material portion of the Company’s assets, whether in the form of a single transaction or a series of related transactions;

(vi)	the acquisition, sale, disposal, assignment or transfer (whether in the form of a single transaction or a series of related transactions), or the grant of any option or right of pre-emption in respect of, any asset or property with a value in excess of £100,000 (other than on normal commercial terms in the ordinary course of the Business);

(vii)	any capital expenditure in excess of £50,000, individually, or £100,000, in aggregate, in any Accounting Period (except where any such capital expenditure is expressly contemplated by the Business Plan);

(viii)	the creation or redemption of any mortgage, charge, debenture, pledge, lien or other encumbrance or security interest over any of the assets, property, undertaking or uncalled capital of the Company or any subsidiary of the Company;

(ix)	the raising or guarantee of any indebtedness (other than by way of trade credit on normal commercial terms and in the ordinary course of the Business), the refinancing of any such indebtedness, the modification or amendment of any material term, or termination, of any agreement evidencing such indebtedness (including, without limitation, in relation to early repayment), or the intentional default in respect of any such indebtedness or the intentional breach of any agreement evidencing such indebtedness;

(x)	the extension of any loan (other than to a direct or indirect wholly-owned subsidiary of the Company), or the modification or amendment of any material term, or the waiver of any material provision, of any agreement evidencing such a loan;

(xi)	the entry into any agreement, or the grant of any consent or waiver under any agreement, with a third party involving payments, or the assumption of obligations or liabilities, in excess of £50,000, individually, or £100,000, in aggregate, in any Accounting Period (except where any such agreement, consent or waiver is expressly contemplated by the Business Plan);

(xii)	the sale, disposal, assignment, transfer or licensing of any technology or IPR owned or used by the Company or any subsidiary of the Company to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

any third party (other than in the ordinary course of the Business, which shall not include the licensing of trading data other than in a manner which is consistent with any Ancillary Agreement) or the acquisition or licensing from any third party (which is not a Shareholder, an Ultimate Parent Company of a Shareholder or an Affiliate of a Shareholder) of any technology or IPR which would be material to the operation of the Business;

(xiii)	the entering into, material variation or termination of any agreement or arrangement with any third party (which is not a Shareholder, an Ultimate Parent Company of a Shareholder or an Affiliate of a Shareholder) in relation to the provision of clearing and/or matching services, the distribution of trading data, the provision of trading access via any user interface or application programming interface, or the provision of post-trade notification services; provided that, in each case, this provision shall only apply for so long as, and to the extent that, any provisions which provide for exclusivity in respect of such matter to the benefit of a Shareholder under the relevant Ancillary Agreement have not been terminated or expired in accordance with their terms as agreed by the parties;

(xiv)	any decision with respect to overall product branding strategy, including the naming of product suites, or any decision as to whether to register or otherwise protect any IPR (except where, in each case, such product branding, registration or protection is expressly contemplated by the Business Plan);

(xv)	the entering into, material variation or termination of any agreement or arrangement which (a) is outside the ordinary scope of the Business, (b) in the case of the entering into or material variation of any agreement or arrangement, is intended to bind the Company for longer than 12 months, (c) includes exclusivity or non-compete provisions or other restrictive covenants, and/or (d) is on terms otherwise than on an arm’s length basis (except where, in each case, such entering into, material variation or termination is expressly contemplated in the Business Plan or, in the case of clause (a) or (b), involves the payment or receipt, or the assumption of obligations or liabilities, in an amount less than £50,000 in any Accounting Period or less than £100,000 in aggregate);

(xvi)	the purchase of any real estate;

(xvii)	the entering into of any lease of real or personal property for a payment(s) in excess of £100,000 in any Accounting Period (except where any such lease is expressly contemplated in the Business Plan);

(xviii)	the closure of any facility (except where any such closure is expressly contemplated in the Business Plan);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(D)	Employees

(i)	the removal or replacement, or the modification of the terms of employment, of any Officer;

(ii)	the approval, adoption or material amendment of any employee compensation, pension or benefit plan, including the senior management incentive plan referred to in clause 8.9 (Management incentive plan);

(E)	Accounting

(i)	the adoption or material modification of the accounting policies or practices or financial reporting systems employed by the Company (other than as required from time to time by law or by US GAAP and/or IFRS, as applicable);

(ii)	the selection or replacement of the Company’s auditors or any change of the Accounting Period;

(F)	Litigation and insolvency

(i)	the commencement or settlement by the Company in any jurisdiction of any claim, action, arbitration or other proceeding (except for any claim, action, arbitration or other proceeding brought in the ordinary course of the Business providing the amount of potential damages, whether in respect of a single case or a series of related cases (including any group litigation order), does not exceed £100,000);

(ii)	the commencement or settlement by the Company in any jurisdiction of any legal or arbitration proceeding against a significant customer of any Shareholder, any Ultimate Parent Company of a Shareholder or any corporate Affiliate of a Shareholder;

(iii)	any resolution to wind up the Company or any subsidiary of the Company, the filing of any petition for winding up by the Company or any subsidiary of the Company or the making of any arrangement with creditors generally, or any application for an administration order or for the appointment of a receiver or administrator (or any analogous step in any other jurisdiction) in relation to the Company or any subsidiary of the Company;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(G)	Related party transactions

(i)	the entering into or variation of any loan or other extension of credit to any Shareholder (or any Ultimate Parent Company or Affiliate of a Shareholder), or any officer or employee of the Company or any subsidiary of the Company;

(ii)	except where expressly contemplated by this agreement and/or the Ancillary Agreements, the entering into of any transaction with, or the making of any payments or distributions to, any Shareholder, any officer or employee of a Shareholder or any Ultimate Parent Company or Affiliate of a Shareholder; or

(H)	Subsidiaries

the effecting of any of the above matters by any subsidiary or subsidiary undertaking of the Company.

6.2	Unilateral Matters

Notwithstanding clause 6.1 (Requirement for approval by the Board or all Shareholders), the following matters with respect to either Shareholder may be approved at the sole discretion of that Shareholder which is not the subject of, or (in the case of clauses 6.2(B) and (C) only) which is the subject of, such matter(s) (after consultation with the Management Director and notice to and consultation with the other Shareholder):

(A)	the entering into, amendment, replacement, renewal or termination of, the enforcement of any rights or benefits of the Company under, the declaration of any breach under, the consent or waiver in respect of, or any agreement to act otherwise than in accordance with the then existing express terms of, any agreement (including any Ancillary Agreement or, if applicable, the relevant Schedule(s) (as defined therein) to such Ancillary Agreements) with a Shareholder or any Ultimate Parent Company or Affiliate of a Shareholder which directly or indirectly relates to the Business;

(B)	the issue of any Shares or Convertible Shares (including the grant of any corporate authorities or the approval of any corporate actions which are necessary in order to issue any such Shares) in accordance with the provisions of clause 12.7(C) (Unilateral equity funding);

(C)	the entering into or prepayment by the Company of any Shareholder Loan or Shareholder Covering Loan in accordance with its terms (including the grant of any corporate authorities or the approval of any corporate actions which are necessary in order to enter into any such loan) in accordance with the provisions of clause 12.7 (Unilateral right to fund);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(D)	the commencement, conduct or settlement of any claim, action, arbitration or other proceeding against any Shareholder or any Ultimate Parent Company or Affiliate of a Shareholder for breach of any of its representations, warranties, undertakings or obligations to the Company, whether in connection with this agreement, the Ancillary Agreements or otherwise; or

(E)	the defence or settlement of any claim, action, arbitration or other proceeding against the Company for breach of any of its representations, warranties, undertakings or obligations to any Shareholder, whether in connection with this agreement, the Ancillary Agreements or otherwise (together with the matters referred to in clauses 6.2(A) to (D), the “Unilateral Matters”).

For the avoidance of doubt, a Shareholder which is not the subject of, or (in the case of clause 6.2(B) and (C) only) which is the subject of, a Unilateral Matter may give its approval in respect of any such Unilateral Matter in writing or by a resolution of the Board on that matter.

6.3	Shareholder matters

(A)	Notwithstanding any other provision of this agreement (including, without limitation, clauses 12.7(C)(v) and (vi) (Unilateral equity funding), the parties shall ensure that (so far as they are legally able to do so) no action or decision relating to:

(i)	*****

(ii)	the modification of any rights attaching to unallotted Convertible Shares,

is taken (whether by the Company, the Company’s Officers or other employees, the Shareholders or any subsidiary or subsidiary undertaking of the Company, as the case may be) without the prior consent of each Shareholder.

(B)	For the purposes of clause 6.3(A)(i), the “Access Fee Condition” shall be met for a given calendar year, if the Company has imposed, for each month in such year, an access fee of US$***** per user per month for access to the Company Platform (an “Access Fee”) provided that, for the purposes of determining whether the Access Fee Condition has been met in any year the Company shall be permitted to reduce or waive, in its reasonable discretion, and for a period not to exceed 60 days, the Access Fee to create targeted incentives for traders in particular market segments that do not have a significant presence on the Company Platform or for new financial products, as long as the quoted Access Fee for all other established subscribers continues to meet or exceed US$***** per user per month.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(C)	The matters set out in clause 6.1 (Requirement for approval by the Board or all Shareholders), clause 6.2 (Unilateral Matters) and this clause 6.3 are referred to herein as the “Reserved Matters”.

6.4	Currency

In clause 6.1 (Requirement for approval by the Board or all Shareholders), references to “£” are to Pounds Sterling and reference to any amount in such currency shall be deemed to include reference to an equivalent amount in any other currency using exchange rates in effect at the relevant time as used by the bank with which the Company holds its principal account.

6.5	Effect of approval of Business Plan

The approval of any Business Plan shall not imply or be deemed to be an approval of any matter within that Business Plan which would otherwise require approval in accordance with the provisions of clause 6.1 (Requirement for approval by the Board or all Shareholders) or clause 6.2 (Unilateral matters), except as expressly stated therein.

7.	DEADLOCK RESOLUTION

7.1	Deadlock situation

If a bona fide proposal is made in respect of one of the matters referred to in clause 6 (Reserved Matters) but is not approved in accordance with that clause, either a Reuters Director or a CME Director may give written notice to CME or Reuters (as the case may be) that it regards a deadlock situation as having arisen (a “Deadlock Notice”). Only one Deadlock Notice may be served in respect of any one proposal.

7.2	Circulation of Memoranda

Within 15 Business Days of the date of service of a Deadlock Notice, Reuters and CME shall each prepare and send to the other a memorandum stating its understanding of the disagreement, its position in relation to the disagreement, its reasons for taking that position and any proposals for resolving the disagreement (together, the “Memoranda”).

7.3	Referral to Chief Executive Officers

If within 20 Business Days from the date of service of a Deadlock Notice either the Board or the Shareholders shall have failed to resolve the disagreement, the respective Chief Executive Officers of the Ultimate Parent Companies of CME and Reuters, respectively, shall be provided with copies of the Memoranda and shall, as soon as reasonably practicable, meet or speak to discuss the disagreement, exchange relevant information and use all endeavours in good faith to resolve the disagreement within 10 Business Days from the date of such referral (the “Negotiating Period”).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

7.4	Deemed continuation of approval

Following a referral pursuant to clause 7.3 (Referral to Chief Executive Officers) and the expiry of the Negotiating Period, if the Shareholders have been unable to reach agreement on an annual update to the Business Plan in accordance with the provisions of clause 11 (Business Plan):

(A)	with respect to any period which is covered by the existing Business Plan, and in relation to the disputed items only, the Company shall be managed in accordance with that Business Plan (including the annual budget therein) taking into account any revisions which may have been approved by the Board or by mutual agreement of the Shareholders in accordance with the provisions of clause 6 (Reserved Matters); and

(B)	with respect to any subsequent period which is not covered by the existing Business Plan, and in relation to the disputed items only, the Company shall continue to be managed in accordance with the last Business Plan (including the last annual budget therein) approved by the Board or by mutual agreement of the Shareholders in accordance with the provisions of clause 6 (Reserved Matters) or that is in effect by the operation of this clause 7.4(B), but:

(i)	taking into account any revisions which may have been approved by the Board or by mutual agreement of the Shareholders in accordance with the provisions of clause 6 (Reserved Matters);

(ii)	increasing costs relating to staff, occupancy or leases, travel, software, high speed connectivity to Globex or marketing by 5%; and

(iii)	adjusting the quantum of all other costs, which are not of an exceptional or extraordinary nature, by reference to a blended average rate of inflation measured by the Consumer Price Index in the UK and the Consumer Price Index – Urban in the US, or any successor inflation-related index in each case, weighted so as to take into account the proportion of such costs incurred in the UK relative to the US over the preceding Accounting Period,

(in each case, a “Rollover Plan”) unless and until the annual update to the Business Plan is approved by the Board or by mutual agreement of the Shareholders in accordance with the provisions of clause 6 (Reserved Matters).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

7.5	Unresolved deadlock

If a deadlock relating to any proposal made in respect of one of the matters referred to in clause 6 (Reserved Matters) is not resolved after applying the above procedure, to the extent applicable, the proposal shall not proceed.

8.	MANAGEMENT APPOINTMENTS

8.1	Effect of Unilateral Capital Contribution and Compete Election

The provisions of this clause 8 and clause 9 (Proceedings of Directors) shall be subject to and, to the extent applicable, modified by the provisions of clause 12.7(C) (Unilateral equity funding) and clause 12.8 (Compete Election).

8.2	Appointment and removal of certain Directors

Reuters shall be entitled (by notice in writing to the Company and to CME) to appoint up to three Directors and to remove or replace any such appointee from time to time, and CME shall be entitled (by notice in writing to the Company and to Reuters) to appoint up to three Directors and to remove or replace any such appointee from time to time, provided that each Director appointed by a Shareholder shall, for the duration of such appointment, also be:

(A)	a director of such Shareholder’s Ultimate Parent Company; or

(B)	an officer or executive of such Shareholder, its Ultimate Parent Company or any of its corporate Affiliates.

8.3	Consultation

Reuters shall, prior to the appointment of any Reuters Director (and, to the extent practicable, any alternate director), give CME a reasonable opportunity to express any concern as to such person’s suitability, and take into account such concerns, to the extent reasonable in determining whether to make such appointment.

CME shall, prior to the appointment of any CME Director (and, to the extent practicable, any alternate director), give Reuters a reasonable opportunity to express any concern as to such person’s suitability, and take into account such concerns, to the extent reasonable in determining whether to make such appointment.

8.4	Indemnity

Any Shareholder which removes from office a Director appointed pursuant to clause 8.2 (Appointment and removal of certain Directors), or whose appointee vacates office under

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

the Articles of Association, shall indemnify the other Shareholder and the Company against any claim, whether for compensation for loss of office, wrongful dismissal or otherwise, which arises out of that Director ceasing to hold office.

8.5	Alternate directors

Each of the Shareholders shall be entitled, by notice in writing to the Company and to the other Shareholder (and subject to clause 8.3 (Consultation)), to appoint any person as an alternate director to attend, speak and vote on behalf of any Reuters Director or CME Director (as the case may be) at any one or more meetings of the Directors.

8.6	Management Director

The Shareholders, acting together, shall be entitled (by notice in writing to the Company) to appoint and remove the Management Director at any time and for any reason whatsoever. In accordance with the Articles of Association, the Management Director shall have:

(A)	attendance rights in respect of any meeting of the Board (save where attendance would not be consistent with principles of good corporate governance or the Shareholders otherwise agree); and

(B)	no voting rights in respect of any resolution of the Board, but shall be entitled to indicate which way he or she would vote on any resolution proposed at a meeting.

8.7	Chairman

Each of the Shareholders shall be entitled (by notice in writing to the Company and to the other Shareholder) to appoint a Director to act as the Chairman on an alternating basis. Each such appointment shall be for a term of one year, provided that the initial appointment shall end on 31 December 2006. The first Chairman shall be appointed by CME. If any Chairman ceases to hold that office during his term, the Shareholder which appointed him shall be entitled to appoint another Director to fill that office for the remainder of the one year term. The Chairman shall preside at any Directors’ meeting and general meeting at which he is present, and he shall be responsible for administering the work of the Board so as to ensure good order without favouring either of the Shareholders or any particular proposal(s) and to afford all Directors an opportunity to participate fully. The Chairman shall not have any casting vote or special voting rights, but, for the avoidance of doubt, shall be entitled to the same voting rights as any CME Director or Reuters Director.

8.8	Officers

(A)	Subject to the provisions of clause 6 (Reserved Matters), the day-to-day operations of the Company shall be managed by its officers, who shall comprise the chief executive officer, a chief operating officer and a chief sales officer, and such other officers as may from time to time be appointed for the purposes of managing the Company (the “Officers”).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	Any Officer may be appointed and removed from office at any time and for any reason whatsoever by resolution of the Board or by mutual agreement of the Shareholders, and the resulting vacancy may be filled in accordance with the provisions of clause 6 (Reserved Matters). The compensation to be paid to any Officer shall be agreed by either resolution of the Board or upon the approval of the Shareholders. The Officers shall be employed by the Company and shall be dedicated full-time to the operation of the Business.

8.9	Management incentive plan

In connection with the establishment of the Company, the Shareholders shall agree upon the terms of an incentive plan for the senior management of the Company (including the Officers). The Board shall be responsible for establishing and administering any such incentive plan on behalf of the Company, including making any grants or awards thereunder.

8.10	Directors’ compensation

(A)	Unless otherwise agreed by the parties, none of the Directors or the Chairman shall receive any form of compensation or incentive from the Company in respect of their office (save that, for the avoidance of doubt, the Management Director shall be entitled to compensation, incentive or employment-related benefits in his capacity as the chief executive officer of the Company).

(B)	All expenses incurred by a Director (other than the Management Director) in the course of his duties shall be borne by the Shareholder which appointed such Director, except as otherwise provided in any indemnity arrangements.

9.	PROCEEDINGS OF DIRECTORS

9.1	Convening Directors’ meetings

A Director may, and the secretary of the Company at the request of a Director or Shareholder shall, call a meeting of the Directors. It is expected that the Directors shall hold meetings approximately once a month for the start-up phase of the Business (the duration of which shall be determined by the Directors having regard to the performance of the Business) and, thereafter, at least once every three months. The parties contemplate that the Directors will hold meetings in both the UK and the US, but that at least a majority of such meetings each year shall be held in the UK.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

9.2	Notice of Directors’ meetings

(A)	Unless the Shareholders agree otherwise, at least five Business Days’ notice of each meeting of the Directors shall be given to each Director entitled to attend. Wherever practicable, the notice shall be accompanied by an agenda and a board paper setting out in reasonable detail the subject matter of the meeting (including whether or not there are any Reserved Matters to be considered). Breach of this clause 9.2 shall not affect the validity of any meeting of the Directors which has otherwise been validly convened.

(B)	When any notice is required to be given to a Director, a waiver thereof in writing signed by the Director entitled to such notice or by electronic transmission from the Director entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting is a waiver of notice of the meeting by the Director except when the Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting because such meeting is not lawfully called or convened.

9.3	Quorum at Directors’ meetings

(A)	A quorum shall exist at any Directors’ meeting if at least one Reuters Director and at least one CME Director are present or represented by an alternate (except where a Unilateral Matter only is to be disposed of pursuant to clause 6.2 (Unilateral Matters), in which event a quorum shall exist if at least one Reuters Director or at least one CME Director (as the case may be) is present or represented by an alternate).

(B)	If a quorum is not present at a meeting of the Directors at the time when any business is considered, any Director may require that the meeting be reconvened. At least five Business Days’ notice of the reconvened meeting will be given unless all of the Directors agree otherwise. At the reconvened meeting, the quorum requirements as set out in clause 9.3(A) shall apply.

9.4	Voting at Directors’ meetings

Resolutions of the Directors shall be decided by majority of the votes cast and each Director shall have one vote (other than the Management Director, who shall have no vote), save that no resolution of the Directors shall be effective unless at least one Reuters Director and at least one CME Director (or an alternate director in either case) vote in favour of it. Notwithstanding the other provisions of this clause 9.4, where a Unilateral Matter is to be voted on pursuant to clause 6.2 (Unilateral Matters), such a resolution may be passed in accordance with the foregoing provisions if at least one Reuters Director or at least one CME Director (as the case may be) or one of their respective alternates (as the case may be) votes in favour of it.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

9.5	Directors’ interests and fiduciary duties

(A)	A Director shall not be counted in the quorum (nor shall his presence be required in order to constitute a quorum if it would otherwise be required under this agreement), nor shall he be entitled to vote, in respect of:

(i)	any Unilateral Matter specified in clause 6.2(A), (D) or (E) involving the Shareholder which appointed him or its Ultimate Parent Company or any of its Affiliates or in respect of any action by the Shareholder which appointed him or its Ultimate Parent Company or any of its Affiliates against the Company; or

(ii)	any Unilateral Matter specified in clause 6.2(B) or (C) involving the Shareholder which did not appoint him or its Ultimate Parent Company or any of its Affiliates.

Except in respect of any such Unilateral Matter or action, a Director present or represented by an alternate shall be counted in the quorum and be entitled to vote at a meeting of Directors on any resolution concerning a matter in which he has, directly or indirectly, a material interest or duty.

(B)	Notwithstanding the provisions of clause 6 (Reserved Matters), if any Director believes that his fiduciary duties to the Company may conflict with his obligations to the Shareholder which appointed him, such Director shall be entitled to make any decision, vote or resolution which would otherwise be disposed of by the Directors in their capacity as members of the Board a decision, vote or resolution for which the Shareholders are responsible and, in respect of any such decision, vote or resolution, the Directors shall be entitled to act as authorised corporate representatives of the Shareholder which appointed them.

(C)

With respect to any person who is appointed as a Director of the Company by a Shareholder (“Relevant Person”), each Shareholder shall and shall (to the fullest extent permitted by law) procure that the Company shall agree and shall (to the fullest extent permitted by law) procure that each Director shall agree to waive the benefit of any and all rights of action which any or all of them may have against any Relevant Person, and not to make any claim against such Relevant Person, in each case, on grounds of any actual or potential breach by such Relevant Person of any of his fiduciary duties owed to the Company or to any other Director as a consequence of acting, directly or indirectly, in accordance with the instructions or wishes (whether in writing, orally or otherwise) of the Shareholder that appointed him, provided that nothing in this clause 9.5 shall restrict or exclude such Relevant

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Person’s liability for his deliberate breach of any fiduciary duty owed to the Company, fraud or bad faith. Without limiting the foregoing, a Relevant Person may consult with counsel for the Shareholder that appointed such Relevant Person, and the advice or opinion of such counsel with respect to legal matters relating to this agreement, any Ancillary Agreement or such Relevant Person’s fiduciary duties owed to the Company shall (to the fullest extent permitted by law) be full and complete authorisation and protection from liability in respect of any action taken, omitted or suffered by such Relevant Person in his or her capacity as a Director in accordance with the advice or opinion of such counsel.

(D)	Each Shareholder undertakes with the other Shareholder to procure the tabling of, and to vote in favour of, a shareholder resolution of the Company ratifying (to the fullest extent permitted by law) all breaches of fiduciary duty by all past and current Relevant Persons, to the extent only that such breaches solely arise from a conflict of interest between those Relevant Persons’ fiduciary duties to the Company and obligations to the Shareholder which appointed them, such resolution to be tabled:

(i)	On the first anniversary of the Completion Date and annually thereafter; and

(ii)	Immediately prior to the completion of a transfer of Shares in consequence of which a Shareholder will thereafter cease to hold any Shares.

(E)

(i)	The Company hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the Reuters Group or CME Group (as applicable) participates or desires or seeks to participate in or that is offered to any Reuters Director or CME Director (as applicable) other than an opportunity that:

(a)	is expressly offered to a Reuters Director or CME Director (as applicable) solely in his or her capacity as a Director and with respect to which no member of the Reuters Group or CME Group (as applicable) or any of their respective officers, directors, employees or agents (other than any Reuters Director or CME Director that received the offer in her his or her capacity as a Director) independently receives notice or otherwise identifies such opportunity; or

(b)	is identified by the Reuters Group or CME Group (as applicable) solely through the disclosure of information by or on behalf of the Company ,

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(each such opportunity other than those referred to in clauses 9.5(E)(i)(a) or 9.5(E)(i)(b) are referred to as a “Renounced Corporate Opportunity”), and each Shareholder acknowledges and accepts such renouncement. No member of the Reuters Group or CME Group (as applicable) nor any of their officers, directors, employees or agents, including any Reuters Director or CME Director, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and any member of the Reuters Group or CME Group (as applicable) may pursue a Renounced Corporate Opportunity;

(ii)	Any person acting in a manner consistent with the provisions of clause 9.5(E)(i), then to the fullest extent permitted by law:

(a)	shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such Director to the Company with respect to such Renounced Corporate Opportunity;

(b)	shall be deemed not to have breached any fiduciary duty to the Company solely by reason of the fact that any Shareholder or its Group pursues or acquires such Renounced Corporate Opportunity for itself, directs the Renounced Corporate Opportunity to another Person, or does not communicate information regarding the Renounced Corporate Opportunity to the Company;

(c)	shall be deemed to have acted in good faith and in a manner such Director reasonably believes to be in or not opposed to the best interests of the Company; and

(d)	shall be deemed not to have breached his duty of skill and care to Company and not to have derived an improper benefit therefrom.

(F)	Nothing in this clause 9.5 shall affect the rights or obligations of a Shareholder pursuant to clause 12.7(C)(v) (Unilateral equity funding) or clause 12.7(C)(vi) (Unilateral equity funding).

9.6	Meetings by telephone

Any one or more Directors may participate in and vote at Directors’ meetings by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any Director so participating in a meeting shall be deemed to be present in person and shall count towards the quorum.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

9.7	Written resolutions

A resolution in writing signed by at least two Directors appointed by each Shareholder shall be as valid and effective for all purposes as a resolution passed by all of the Directors at a meeting duly convened, held and constituted. A copy of any such resolution shall be provided by the Company, as soon as reasonably practicable, to any Director who did not sign such resolution.

10.	ACCESS TO INFORMATION AND ACCOUNTS

10.1	Provision of information by the Company

The Company shall provide each Shareholder (at the cost of that Shareholder), subject to the provisions of clause 10.4 (Monthly, half-yearly and quarterly management accounts and trading information) and clause 10.5 (Annual accounts, trading and tax information), with access to and copies of such information and records of the Company as, and at such times as, that Shareholder may reasonably require from time to time for the purpose of managing or evaluating its investment in the Company, preparing its financial statements or tax returns, making any requisite public filings or disclosures to its investors, or undertaking any other legitimate or required activity in connection with its investment in, and relationship with, the Company, including complying with any legal, regulatory or listing requirements applicable to such Shareholder. Any Shareholder shall be entitled to require the Company, at such Shareholder’s own expense (unless required as a result of any action or inaction of the Company), to prepare restated financial or other information for the purpose of preparing such Shareholder’s accounts.

10.2	Retention of records

All records of the Company shall be retained for a period of at least six years from the end of the year to which such record relates, or such longer period as required under applicable law or as reasonably requested by any Shareholder. Prior to any proposed destruction of any such records after such period has expired, the Company shall notify the Shareholders of such proposed destruction informing them of the nature of the records proposed to be destroyed and that the Company will allow them reasonable access to, to make copies of (at their own expense) or to retain such records for whatever reason (provided the other Shareholder gives its written consent to such retention). If any Shareholder wishes to have access to, make copies of or retain such records, it shall notify the Company of its intention to do so identifying the relevant records and the Company shall not destroy any such records for at least three months from the date of receipt by it of such notice.

10.3	Provision of information by Directors

Each Reuters Director is irrevocably authorised by the Company to disclose to Reuters (or its Ultimate Parent Company or any of its Affiliates), and each CME Director is irrevocably

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

authorised to disclose to CME (or its Ultimate Parent Company or any of its Affiliates), any information or records belonging to or concerning the Company, any of its subsidiaries or its or their business and assets and the parties agree that any such provision of information shall not be deemed to constitute a breach of a Director’s duty of confidentiality to the Company.

10.4	Monthly, quarterly and half-year management accounts and trading information

Without prejudice to or limitation of the provisions of clause 10.1 (Provision of information by the Company), the Company shall provide to each Shareholder concurrently (at the cost of the Company):

(A)	management accounts with respect to each calendar month within five Business Days of the end of the month to which the relevant management accounts relate;

(B)	quarterly management accounts within five Business Days of the end of the calendar quarter to which the relevant management accounts relate;

(C)	half-year management accounts within five Business Days of the end of the calendar half year to which the relevant management accounts relate (to include all relevant commitments and contingency disclosures, and accounting policies); and

(D)	such other information as a Shareholder may reasonably request in connection with such Shareholder’s financial reporting and disclosure obligations.

Such management accounts shall be prepared and presented in accordance with IFRS (or, at the direction of the Shareholders, such other accounting standards, policies or principles as may from time to time be applicable) and shall include a consolidated income statement, balance sheet and cash flow statement and, in each case, appropriate reconciliations to US GAAP; provided, however, that if at any time CME, its Ultimate Parent Company or any of its corporate Affiliates shall be required pursuant to US GAAP or any law, rule, regulation or listing standard of any securities exchange to present such Company management accounts in accordance with US GAAP, then the Company shall provide to CME such management accounts prepared and presented in accordance with US GAAP; and provided further that if at any time CME, its Ultimate Parent Company, any of its corporate Affiliates or any of their respective officers or directors shall be required to provide a certification with respect to such management accounts or the Company’s accounting controls and procedures, then the Company shall provide such information and other assistance as is reasonably necessary in connection with such certification. The management accounts shall also include a statement of progress against the relevant Business Plan, a statement of any variation from the monthly, quarterly or half-yearly (as applicable) revenue budget and up-to-date forecasts for the balance of the relevant Accounting Period, an itemisation of all projected capital requirements and expenditures by reference to the Business Plan and the trading and other information described in clause 10.5(C) (Annual accounts, trading and tax information) with respect to such monthly, quarterly or half-yearly period.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

10.5	Annual accounts, trading and tax information

Without prejudice to or limitation of the provisions of clause 10.1 (Provision of information by the Company), the Company shall provide to each Shareholder concurrently (at the cost of the Company):

(A)	draft accounts of the Company for each Accounting Period, within 7 Business Days of the end of the relevant Accounting Period to which they relate;

(B)	audited accounts of the Company for each Accounting Period, within 15 Business Days of the end of the relevant Accounting Period to which they relate;

(C)	trading information of the Business for each Accounting Period (unless otherwise specified) within 7 Business Days of the end of the relevant Accounting Period, including:

(i)	the number of subscribers to the Company Platform services;

(ii)	the number of trades performed on the Company Platform;

(iii)	the currency pairs traded on the Company Platform; and

(iv)	the geographic locations served by the Business; and

(D)	such other information as a Shareholder may reasonably request in connection with such Shareholder’s financial reporting and disclosure obligations,

in each case, in accordance with the accounting policies and financial reporting systems employed by the Company from time to time; provided that the information provided pursuant to clauses 10.5(A) and (B) shall be prepared and presented in accordance with IFRS (or, at the direction of the Shareholders, such other accounting standards, policies or principles as may from time to time be applicable) with appropriate reconciliations to US GAAP; provided, however, that if at any time CME, its Ultimate Parent Company or any of its corporate Affiliates shall be required pursuant to US GAAP or any law, rule, regulation or listing standard of any securities exchange to present such Company accounts in accordance with US GAAP, then the Company shall provide to CME such accounts prepared and presented in accordance with US GAAP; and provided further that if at any time CME, its Ultimate Parent Company, any of its corporate Affiliates or any of their respective officers or directors shall be required to provide a certification with respect to such accounts or the Company’s accounting controls and procedures, then the Company shall provide such information and other assistance as is reasonably necessary in connection with such certification.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

The Company agrees and both Shareholders agree to procure that the Company shall provide to: (i) CME any information required by it for US tax purposes; and (ii) Reuters any information required by it for UK tax purposes, in each case, on or before a date to be notified by the relevant Shareholder to the Company.

11.	BUSINESS PLAN

11.1	Update of Business Plan

Not less than 30 Business Days prior to the end of each Accounting Period, the Management Director shall submit to the Shareholders concurrently a draft business plan comprising a five-year funding and operating forecast for the Company, and the associated annual budget for the period commencing at the end of such Accounting Period. Each draft business plan shall include at least the same type and breadth of information contained in prior Business Plans, including:

(A)	a detailed annual budget for the first Accounting Period covered by the draft business plan, including a detailed breakdown of:

(i)	quarterly revenues, operating expenses and operating results;

(ii)	quarterly capital expenditures and cash flow;

(iii)	balance sheet as at the end of each Accounting Period and income statement for each Accounting Period; and

(iv)	expected funding requirements by quarter for the current and subsequent Accounting Period, with the proposed methods of meeting those requirements; and

(B)	details of the levels of capital the Company is required to maintain pursuant to obligations imposed by any regulatory authority or Consent,

as well as any material proposed changes to the operations of the Company, the Company Platform or the administration or scope of the Ancillary Agreements.

11.2	Adoption of updated Business Plan

The Shareholders shall use endeavours in good faith to agree each draft business plan submitted in accordance with the provisions of clause 11.1 (Update of Business Plan) with such amendments as they may think fit and to procure the adoption of the updated business plan in accordance with the provisions of clause 6 (Reserved Matters) prior to the beginning of the period to which it relates.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

12.	FUNDING AND PERFORMANCE TESTS

12.1	Initial contributions

Until the Initial Evaluation Date, each Shareholder shall be required (in accordance with any Contribution Notice which is served on it) to make capital contributions for the purposes and in the amounts specified in the existing Business Plan not exceeding, in aggregate, the value of the Initial Contribution Cap.

12.2	Additional contributions

(A)	After the Initial Evaluation Date, if the Company requires additional capital to fund the Business pursuant to the Business Plan and subject always to the other provisions of this clause 12, each Shareholder shall be required (in accordance with any Contribution Notice which is served on it) to make additional capital contributions in accordance with the provisions of this clause 12 or, notwithstanding the Initial Contribution Cap and the Total Contribution Cap (as applicable), as may otherwise be prescribed by any Business Plan which the Board or the Shareholders have actually approved. Save as otherwise required or permitted under this clause 12, no Shareholder shall be required or permitted to make any additional capital contributions without the consent of each of the Shareholders.

(B)	If there is a Rollover Plan in effect and:

(i)	the Initial Contribution Cap or, if applicable, the Total Contribution Cap has not been exceeded and the obligation to make capital contributions pursuant to this clause 12 subsists; and

(ii)	a further capital contribution(s) is required to fund an amount in excess of the Rollover Plan in order to enable the Company to continue the Business as then conducted in accordance with the Business Plan and the applicable budget then in effect (the “Shortfall Amount”), any Shareholder or the Board may serve a Contribution Notice on each Shareholder requiring a capital contribution which shall be equal to the proportion that its Percentage Shareholding bears to the lesser of:

(a)	the Shortfall Amount; and

(b)	an amount equal to the Initial Contribution Cap or, if applicable, the Total Contribution Cap, less the aggregate capital contributions made by the Shareholders prior to the date of such Contribution Notice.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

12.3	Contribution Notice and forms of contribution

(A)	All capital contributions required pursuant to this clause 12 shall (except where otherwise expressly provided in this clause 12):

(i)	be made in accordance with a Contribution Notice provided by either Shareholder or the Board;

(ii)	be made in cash by the Shareholders in proportion to their Percentage Shareholding, at the same time and on the same terms; and

(iii)	be made in consideration for equity and/or debt (as agreed between the Shareholders) provided that, if the Shareholders fail to agree on the form of consideration or it is not otherwise specified in this agreement, the consideration for any capital contribution shall be additional Shares.

(B)	Each Contribution Notice shall provide at least 20 Business Days’ notice of any requirement to make a capital contribution, and shall specify the amount required from the relevant Shareholder.

(C)	Subject to the agreement of the Company, either Shareholder may pay its capital contributions in any currency. If the parties disagree in this respect, either Shareholder may pay its capital contributions in Pounds Sterling or US Dollars. In each case, the exchange rates to be applied shall be those in effect as at the close of business on the Business Day immediately preceding the date on which the capital contribution is made, as used by the bank with which the Company holds its principal account.

(D)	The parties contemplate that any capital contributions required pursuant to this clause 12 shall be made by the Shareholders on a quarterly basis, in respect of such amounts as required by the Business for the following quarter only.

12.4	Initial Evaluation Test

(A)	Following the second anniversary of the Launch Date, the Company shall measure whether or not the requirements of the Initial Evaluation Test have been met and, if such requirements have been met within the relevant period or have not been met in the last period possible, the Company shall notify each Shareholder of the result within 10 Business Days of determining such result.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	If the Company meets the requirements of the Initial Evaluation Test, each Shareholder shall be required to fund additional capital contributions, in accordance with the provisions of this clause 12, up to the Total Contribution Cap.

(C)	If the Company does not meet the requirements of the Initial Evaluation Test as described in clause 12.4(A), the Shareholders shall have no further obligations to fund additional capital contributions, irrespective of whether or not the Initial Contribution Cap has been reached.

12.5	Final Evaluation Tests

(A)	Following the fifth anniversary of the Launch Date, the Company shall measure whether or not the requirements of the Final Evaluation Tests have been met (and prior thereto the Shareholders shall provide the Company all information the Company shall have reasonably requested in connection therewith) and the Company shall notify each Shareholder of the results within 10 Business Days of determining each such result.

(B)	(1) If the Company fails to meet the requirements of both the Final Evaluation Tests:

(i)	the Shareholders shall only be required to make further capital contributions where required by any Business Plan which is actually approved by the Board or by mutual agreement of the Shareholders after such failure, provided that, if a Termination Notice is not served within the time specified in clause 12.5(B)(1)(ii), the provisions of this clause 12.5(B)(1)(i) shall no longer apply and the requirements of the Final Evaluation Test shall be deemed to have been met; or

(ii)	either Shareholder shall have the right to serve a Termination Notice within 90 days of the date on which the Company serves notice on each Shareholder pursuant to clause 12.5(A).

(2)	If the Company has met the requirements of the CME Final Evaluation Test but not of the Reuters Final Evaluation Test:

(i)	Reuters shall only be required to make further capital contributions where required by any Business Plan which is actually approved by the Board or by mutual agreement of the Shareholders after such failure, but CME’s obligations to make capital contributions shall not be affected except that it shall not be required or permitted to make a capital contribution unless Reuters is required or willing to make an equal capital contribution, and provided that, if a Termination Notice is not served within the time specified in clause 12.5(B)(2)(ii), the provisions of this clause 12.5(B)(2)(i) shall no longer apply and the requirements of the Reuters Final Evaluation Test shall be deemed to have been met; or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)	Reuters shall have the right to serve a Termination Notice within 90 days of the date on which the Company serves notice on each Shareholder pursuant to clause 12.5(A).

(3)	If the Company has met the requirements of the Reuters Final Evaluation Test but not of the CME Final Evaluation Test:

(i)	CME shall only be required to make further capital contributions where required by any Business Plan which is actually approved by the Board or by mutual agreement of the Shareholders after such failure, but Reuters’ obligations to make capital contributions shall not be affected except that it shall not be required or permitted to make a capital contribution unless CME is required or willing to make an equal capital contribution, and provided that, if a Termination Notice is not served within the time specified in clause 12.5(B)(3)(ii), the provisions of this clause 12.5(B)(3)(i) shall no longer apply and the requirements of the CME Final Evaluation Test shall be deemed to have been met; or

(ii)	CME shall have the right to serve a Termination Notice within 90 days of the date on which the Company serves notice on each Shareholder pursuant to clause 12.5(A).

(C)	Termination of this agreement pursuant to clause 12.5(B) shall take effect on the earlier of:

(i)	the Termination Date;

(ii)	the date on which the non-Terminating Shareholder completes the exercise of a Termination Call Option, if applicable; or

(iii)	the date on which both Shareholders otherwise elect to terminate this agreement in accordance with the provisions of clause 31 (Termination), if applicable.

12.6	Consequences of Termination Notice

Upon service of a Termination Notice under clause 12.5 (Final Evaluation Tests):

(A)	the Shareholders shall have no further obligation to make any additional capital contributions (irrespective of whether or not the Total Contribution Cap has been reached);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	the Terminating Shareholder may make a Compete Election at any time prior to the Termination Date in accordance with the provisions of clause 12.8 (Compete Election);

(C)	the non-Terminating Shareholder may serve a written notice (a “Termination Call Notice”) on the Terminating Shareholder at any time on or prior to the Termination Date requiring it to sell all (but not less than all) of the Terminating Shareholder’s Shares to the non-Terminating Shareholder at their Prescribed Value (calculated as at the date of service of the Termination Call Notice) (the “Termination Call Option”), provided that such sale must be completed as soon as reasonably practicable thereafter but no later than the Termination Date; and

(D)	either Shareholder may cause any of the Ancillary Agreements (or, if applicable, the relevant Schedule(s) (as defined therein) to such Ancillary Agreements) to which the Terminating Shareholder or any of its Affiliates is a party to be terminated, subject to the applicable Transition Period.

12.7	Unilateral right to fund

(A)	Non-payment of a required capital contribution

If a Shareholder fails to fund, when due, all or a portion of a capital contribution required by a Contribution Notice, the other Shareholder may fund such amount, together with its own corresponding capital contribution, by way of a Shareholder Covering Loan. Entry (or any decision not to enter) into a Shareholder Covering Loan by a Shareholder shall be without prejudice to any other remedies which such Shareholder or the Company may have, including the pursuit of remedies requiring the non-funding Shareholder to fund and seeking damages for any such failure.

(B)	Interim funding

If:

(i)	prior to the notification by the Company of the results of the Final Evaluation Tests pursuant to clause 12.5(A) (Final Evaluation Tests):

(a)	the Company has met the requirements of the Initial Evaluation Test;

(b)	the Total Contribution Cap has been reached or the Shareholders are otherwise not required to make further capital contributions; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c)	the Company requires additional capital to fund the Business pursuant to the Business Plan but the Shareholders do not jointly agree to do so (in whole or part); or

(ii)	following the notification by the Company of the results of the Final Evaluation Tests pursuant to clause 12.5(A) (Final Evaluation Tests):

(a)	the Company has not met the requirements of both the Final Evaluation Tests;

(b)	the provisions of clause 12.7(C) (Unilateral equity funding) are not applicable; and

(c)	the Company requires additional capital to fund the Business pursuant to the Business Plan but the Shareholders do not jointly agree to do so (in whole or part),

each Shareholder shall be entitled to fund such amount by way of a Shareholder Loan. If both Shareholders are willing to provide funds and cannot jointly agree on the means to do so, each Shareholder shall make a capital contribution in proportion to its Percentage Shareholding in consideration for additional Shares in accordance with clause 12.3 (Contribution Notice and forms of contribution) provided that, if the combined capital contribution is less than the Company requires as a result of one Shareholder being unwilling to fund its full Percentage Shareholding portion of the Company’s capital requirement, the other Shareholder shall be entitled to fund the remaining shortfall by way of a Shareholder Loan.

(C)	Unilateral equity funding

(i)	If the Company has met the requirements of both the Final Evaluation Tests (or the Company has not met the requirements of both the Final Evaluation Tests but all rights to serve a Termination Notice in accordance with clause 12.5(B) (Final Evaluation Tests) has lapsed without a Termination Notice being served) and:

(a)	the Company requires additional capital to fund a shortfall in the budget included in the Business Plan, but the Shareholders do not jointly agree to fund such shortfall (in whole or part); and

(b)	the other Shareholder does not have the right to terminate this agreement pursuant to clauses 31.1(B)(i), (iv) or (v) (Termination events),

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

either Shareholder may serve a written notice on the other Shareholder stating its intention to make an additional capital contribution to the Company in respect of the shortfall (a “Unilateral Funding Notice”).

(ii)	If a Unilateral Funding Notice is served, the non-Funding Shareholder may elect within 10 Business Days thereof to fund the Additional Capital Contribution in proportion to its Percentage Shareholding (or any portion of such amount) on the same terms as clause 12.7(B) (Interim funding), whereupon the Funding Shareholder’s portion of the Additional Capital Contribution shall be reduced accordingly.

(iii)	If the non-Funding Shareholder does not elect within 10 Business Days of service of the Unilateral Funding Notice to fund its full portion of the Additional Capital Contribution:

(a)	the balance of the Additional Capital Contribution (such balance, the “Unilateral Capital Contribution”) shall be paid to the Company in consideration for the allotment and issue to the Funding Shareholder of additional Shares based on the Prescribed Value as determined pursuant to clause 23 (Prescribed value), provided that if the Prescribed Value is not determined or agreed by the time the Funding Shareholder makes the Unilateral Capital Contribution, it shall initially be paid to the Company in consideration for the allotment and issue to the Funding Shareholder of Convertible Shares, which shall convert into an appropriate number of additional Shares when and as determined in accordance with the provisions of clause 12.7(C)(iv);

(b)	notwithstanding any other provision of this agreement, each Shareholder undertakes to vote in favour of, and/or to procure that the Directors appointed by it pass, any resolution required to allot and issue any Shares or Convertible Shares pursuant to this clause 12.7(C); and

(c)

the Funding Shareholder shall apply for the prior approval of the FSA (and any other applicable regulatory authority) if and to the extent that any allotment and issue of Convertible Shares and/or Shares to the Funding Shareholder pursuant to this clause 12.7(C) would result in the approval of the FSA being required pursuant to Part XII of FSMA (or that of any other applicable regulatory body pursuant to any similar requirement in any other applicable jurisdiction), provided that where such FSA approval is required for the allotment and issue of Convertible Shares to the Funding

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Shareholder and, in the reasonable opinion of the Funding Shareholder, the Company requires funds to continue running the Business in accordance with the Business Plan at any time prior to the receipt of such approval, the Funding Shareholder shall, in its sole discretion, be entitled to fund by way of a Shareholder Loan and following receipt of approval the parties agree that such Shareholder Loan shall be cancelled and repaid by the Company, which shall apply the repayment monies to the allotment and issue of Convertible Shares to the Funding Shareholder. In the event that the necessary FSA approval is not obtained by the Funding Shareholder the parties agree that the Company shall, if so required by the Funding Shareholder, repay the monies loaned under the Shareholder Loan (together with accrued interest thereon), otherwise the Shareholder Loan shall continue in accordance with its terms.

(iv)	In order to determine the number of additional Shares into which the Convertible Shares issued to the Funding Shareholder shall convert:

(a)	the Prescribed Value of all Shares in issue (calculated as at the date of service of the Unilateral Funding Notice) shall be determined in accordance with the provisions of clause 23 (Prescribed Value);

(b)	following the determination of the Prescribed Value, the Prescribed Value shall be divided by the total number of Shares in issue immediately prior to the date on which the Unilateral Funding Notice is served so as to yield a value per Share; and

(c)	the amount of the Unilateral Capital Contribution shall be divided by the value per Share so as to produce the number of Shares into which the Convertible Shares shall convert (with any fractional entitlement to additional Shares being rounded to the nearest whole number).

(v)	If the Percentage Shareholding of a Shareholder (a “Minority Shareholder”) falls below 30% but remains greater than or equal to 10%:

(a)	the Minority Shareholder shall procure that the Directors appointed by it shall immediately resign as directors (so that, notwithstanding the provisions of any other clause of this agreement or the Articles of Association, the Minority Shareholder no longer possesses any representation on the Board) and, save as provided in clauses 12.7(C)(v)(c) and (d), it shall no longer retain any approval rights under clause 6.1 (Requirement for approval by the Board or all Shareholders);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)	the Minority Shareholder shall retain all statutory rights and protections as would be afforded to any shareholder of the Company under English law;

(c)	the Board shall not pass any resolution in respect of any Extraordinary Event or any matter described in clause 6.1(F)(iii) (Requirements for approval by the Board or all Shareholders) without the prior consent of each Shareholder; and

(d)	neither the Ancillary Agreements to which the other Shareholder is a party nor this agreement may be amended without the consent of the Minority Shareholder.

(vi)	If the Percentage Shareholding of a Minority Shareholder falls below 10%:

(a)	the provisions of clause 12.7(C)(v)(a) shall apply, mutatis mutandis;

(b)	the provisions of clause 12.7(C)(v)(b) shall apply, mutatis mutandis;

(c)	the Ancillary Agreements to which the other Shareholder is a party shall not be amended in any way if such amendment would adversely affect the economic effect of any such agreement in relation to the Company or the Minority Shareholder and, in no event, shall the financial terms of any Ancillary Agreement be modified without the prior consent of the Minority Shareholder;

(d)	this agreement shall not be amended without the consent of the Minority Shareholder provided that amendments to this agreement of a formal, minor or technical nature shall be permitted without such consent, as long as the Minority Shareholder is treated equitably with the other Shareholder and is supplied promptly with a copy of the amended agreement (and provided always that the provisions of clause 26 (Protective covenants) shall not be amended without the consent of the Minority Shareholder); and

(e)

the economics of any Extraordinary Event shall, for the avoidance of doubt, be shared between the Shareholders in accordance with their respective Percentage Shareholdings after first taking account of any Shareholder Covering Loan, Shareholder Loan, Equalisation Dividend balance and any form of consideration directly or indirectly paid to either Shareholder in connection with the Business

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(excluding, for the avoidance of doubt, any consideration payable to a Shareholder under any services agreement entered into with the relevant third party on arms length terms).

12.8	Compete Election

(A)	Within six months of the making of any Unilateral Capital Contribution or at any time prior to the Termination Date pursuant to clause 12.6(B) (Consequences of Termination Notice), the non-Funding Shareholder or the Terminating Shareholder, as the case may be, may serve written notice (a “Compete Election Notice”) of its election to terminate the provisions of clause 26 (Protective covenants) (a “Compete Election”).

(B)	Upon a Shareholder serving a Compete Election Notice, both Shareholders shall be released from their obligations under clause 26 (Protective covenants) with effect from 30 days after service of the Compete Election Notice.

(C)	Following the date upon which the Compete Election takes effect, the provisions of clause 12.7(C)(vi) (Unilateral equity funding) shall apply, mutatis mutandis.

(D)	Within six months of the date on which a Compete Election Notice is served, the non-Competing Shareholder may serve written notice on the Competing Shareholder requiring it to sell or procure the sale of all (but not less than all) of the Competing Shareholder’s Shares to the non-Competing Shareholder at their Prescribed Value (calculated as at the date of service of the written notice) (a “Compete Call Option”) and the sale of the relevant Shares shall be completed in accordance with the provisions of clause 21 (Completion of Share transfers) within seven Business Days after the determination of the Prescribed Value of the relevant Shares, subject to the provisions of clause 19 (Exercise of options and transfer rights)). Any Compete Call Option shall be irrevocable when made, subject to the receipt of approval of the shareholders of Reuters Parent (if required at the relevant time).

(E)	Once a Compete Election Notice has been served, the non-Competing Shareholder may cause any of the Ancillary Agreements (or, if applicable, the relevant Schedule(s) (as defined therein) to such Ancillary Agreements) to which the Competing Shareholder or any of its Affiliates is a party to be terminated, subject to expiry of the applicable Transition Period.

13.	ISSUE OF SHARES

(A)	Unless the Shareholders agree otherwise, all Shares, Preference Shares and Convertible Shares shall be issued at their par value.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	Any subscription for Shares, Preference Shares and Convertible Shares shall be effected by the service of a subscription letter substantially in the form set out in schedule 4.

14.	DIVIDEND POLICY

The policy of the Company with respect to the payment of dividends in each Accounting Period shall be:

(A)	to retain and not distribute only such amounts of profits as the Board, acting reasonably, determines are required to meet the existing and future working capital, debt service, regulatory capital adequacy, capital expenditure and growth requirements of the Business (as specifically contemplated by the Business Plan); and

(B)	to distribute the balance of any profits which are lawfully and properly available for distribution by way of dividend at the end of each Accounting Period in accordance with the provisions of clause 15 (Profit sharing).

15.	PROFIT SHARING

15.1	Priority of payments

The Company’s profits available for distribution (if any) shall, to the extent practicable, be shared between the Shareholders according to the following order of priority:

(A)	the prepayment of any Shareholder Covering Loan in accordance with its terms;

(B)	the payment of any Equalisation Dividends on the Reuters Preference Shares or the CME Preference Shares (as the case may be), including from any prior Accounting Periods together with any accrued deemed interest thereon as set forth in clause 15.3(A) (Insufficiency of Equalisation Dividend);

(C)	the prepayment of any Shareholder Loan in accordance with its terms; and

(D)	subject to clause 14 (Dividend policy), the payment of any dividend in respect of the remaining profits on Shares which are lawfully and properly available for distribution.

15.2	Payment of dividends

Subject to clause 14 (Dividend policy) and clause 15.1 (Priority of payments), any profits of the Company which are to be distributed by way of dividend shall be paid to the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Shareholders following the end of each Accounting Period in accordance with the following principles:

(A)	The profits of each Shareholder and its Affiliates in respect of all the Ancillary Agreements to which they are a party over the relevant Accounting Period shall be determined solely in accordance with the Schedule(s) of the Ancillary Agreements (as defined therein) and the provisions of clause 15.4 (Preparation of Profit Statements) (the “Ancillary Profits”), such Ancillary Profits of both Shareholders being added together to yield an aggregate sum (the “Total Ancillary Profits”).

(B)	If a Shareholder’s Ancillary Profits are less than its Percentage Shareholding (and, where any Percentage Shareholding has changed during the course of an Accounting Period, the daily weighted average Percentage Shareholding of each Shareholder over the Accounting Period shall be applied) of the Total Ancillary Profits, such Shareholder shall be entitled to an equalisation dividend from the Company in an amount (an “Unadjusted Equalisation Dividend”) which would result in its Ancillary Profits, together with such Unadjusted Equalisation Dividend, equalling its Percentage Shareholding (or daily weighted average Percentage Shareholding, if applicable) of the sum of the Total Ancillary Profits plus the Unadjusted Equalisation Dividend. For example, assume the ratio of Shareholder A’s Percentage Shareholding to Shareholder B’s Percentage Shareholding is 3:1 (Shareholder A owns 75% and Shareholder B owns 25%). The ratio of Shareholder A’s Ancillary Profits to Shareholder B’s Ancillary Profits would be 3:1. If Shareholder A’s Ancillary Profits were equal to US$50 million and Shareholder B’s Ancillary Profits were equal to US$30 million, then Shareholder A would be entitled to Ancillary Profits of US$90 million (three times the Ancillary Profits of Shareholder B) and thus would be entitled to an Unadjusted Equalisation Dividend of US$40 million. Such Unadjusted Equalisation Dividend will then be subject to the adjustment set out in clause 15.9 (The Equalisation Dividend) and the amount determined after such adjustment (the “Equalisation Dividend”) will then be due on the Reuters Preference Shares or the CME Preference Shares (as the case may be).

(C)	Any residual profits of the Company available for distribution shall be distributed to the Shareholders in proportion to their respective Percentage Shareholdings (after any further applications pursuant to clause 15.1 (Priority of payments)), provided that where any Convertible Shares are in issue, no declaration of a dividend shall take place until such time that all those Convertible Shares have converted into Shares pursuant to the provisions of clause 12.7(C) (Unilateral equity funding).

15.3	Insufficiency of Equalisation Dividend

(A)	To the extent that there are insufficient profits of the Company which are lawfully and properly available for distribution by way of Equalisation Dividend in any

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Accounting Period (after adjustment in accordance with clause 15.9 (The Equalisation Dividend)), the shortfall due to a Shareholder will be carried forward to the next Accounting Period on a cumulative basis. Any accrued but unpaid Equalisation Dividend so accumulated will bear deemed interest at the rate of LIBOR plus 2% per annum, such dividend (together with all accrued deemed interest) to be paid at the end of the next Accounting Period to the extent that there are sufficient profits which are lawfully and properly available for distribution. Any accrued but unpaid Equalisation Dividend upon a winding-up or liquidation of the Company shall be paid in accordance with clause 31.2(B) (Consequences of termination).

(B)	At the end of the next Accounting Period, if the other Shareholder also becomes entitled to an Equalisation Dividend, the amounts to which each Shareholder is entitled (including any accrued deemed interest) shall be set-off pro tanto against each other so that, at any time, only one Shareholder is entitled to an Equalisation Dividend.

(C)	The Company’s obligation to pay any accrued but unpaid Equalisation Dividend to a Shareholder (the “Creditor Shareholder”) shall instead become the obligation of the non-Creditor Shareholder, which shall be required to make a Balancing Payment to the Creditor Shareholder if:

(i)	the non-Creditor Shareholder:

(a)	completes the transfer of its Shares to a third party pursuant to clause 17.3 (Transfer to a third party) or clause 17.4 (Drag along);

(b)	completes the transfer of its Shares to the Creditor Shareholder pursuant to clause 12.6(C) (Consequences of Termination Notice);

(c)	terminates this agreement pursuant to clauses 31.1(A) or (B) (Termination events);

(d)	serves a Compete Election Notice

(e)	completes the acquisition of the Shares of the Creditor Shareholder pursuant to a Default Call Option;

(f)	completes the transfer of its Shares to the Creditor Shareholder pursuant to a Default Put Option; or

(g)	completes the acquisition of the Shares of the Creditor Shareholder pursuant to a Compete Call Option, a Termination Call Option or a right of first refusal under clause 17.2 (Right of first refusal); or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)	the Creditor Shareholder:

(a)	completes the transfer of its Shares to a third party pursuant to clause 17.3 (Transfer to a third party) or clause 17.4 (Drag along);

(b)	terminates this agreement pursuant to clauses 31.1(A) or (B) (Termination events);

(c)	serves a Compete Election Notice;

(d)	completes the acquisition of the Shares of the non-Creditor Shareholder pursuant to a Default Call Option or a right of first refusal under clause 17.2 (Right of first refusal);

(e)	completes the transfer of its Shares to the non-Creditor Shareholder pursuant to a Default Put Option; or

(f)	any of the Ancillary Agreements to which the non-Creditor Shareholder or any of its Affiliates is a party is terminated as a result of a breach by the non-Creditor Shareholder or any of its Affiliates of its obligations, whether thereunder or under this agreement.

(D)	Any Balancing Payment shall be payable:

(i)	in cash and, unless agreed otherwise by the Shareholders, shall be payable in Pounds Sterling; and

(ii)	as soon as practicable after the occurrence of any of the events referred to in clause 15.3(C).

15.4	Preparation of Profit Statements

(A)	Within four Business Days after the end of each quarter each Shareholder shall prepare and provide the Company (with a copy to the other Shareholder) with a statement in respect of such quarter (a “Quarterly Statement”), stating the total profits due to the Shareholder from the Company for goods and services provided by such Shareholder to the Company under the Ancillary Agreements in such quarter (excluding VAT payable by the Company to such Shareholder on such goods and services (“Outbound VAT”) and calculated as set out in each Ancillary Agreement). Formal invoices (acceptable for VAT purposes) shall be provided in respect of such services, and the Company will pay such invoices, pursuant to the terms of the Ancillary Agreements or as otherwise agreed by the parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	The Quarterly Statements shall be prepared in accordance with the cost methodology set out in the Ancillary Agreements. After receipt of the Quarterly Statement of each Shareholder, the Company shall prepare and, concurrently with the delivery of the quarterly management accounts pursuant to clause 10.4(B) (Monthly, quarterly and half-year management accounts and trading information), deliver a statement of the profit share to which each Shareholder would be entitled in accordance with the provisions of this clause 15 with respect to the relevant quarter and for the year-to-date if there were to be declared for such quarter and year-to-date period a dividend (whether in the form of an Equalisation Dividend or otherwise) on the basis of such statement.

(C)	Within four Business Days after the end of each Accounting Period, each Shareholder shall prepare and provide the Company and the other Shareholder with a statement (the “Profit Statement”) setting forth the amount invoiced (or to be invoiced, in the case of the last quarter of such Accounting Period) to the Company as the Ancillary Profits on supplying goods and services under the Ancillary Agreements during such Accounting Period. After receipt of the Profit Statement of each Shareholder, the Company shall prepare and, concurrently with the delivery of the draft accounts pursuant to clause 10.5(A), deliver a statement of the profit share to which each Shareholder would be entitled in accordance with the provisions of this clause 15 with respect to the relevant Accounting Period if there were to be declared for such Accounting Period a dividend (whether in the form of an Equalisation Dividend or otherwise) on the basis of such statement.

(D)	Following the exchange of the Shareholders’ Profit Statements, each Shareholder shall have 10 Business Days within which to object to the calculation of the Profit Statement provided by the other Shareholder. If, after the expiry of this period, a Shareholder has not so objected to a Profit Statement, the relevant Profit Statement shall be deemed to have been accepted by all parties and no objections may be made by them. If, prior to the expiry of this period, a Shareholder objects to the Profit Statement of the other Shareholder, then the provisions of clause 7.1 (Deadlock situation), clause 7.2 (Circulation of Memoranda) and clause 7.3 (Referral to Chief Executive Officers) shall apply, mutatis mutandis, as if there were a deadlock situation in respect of a Reserved Matter.

(E)	Once each of the Profit Statements has been finalised and accepted at the end of an Accounting Period, the Company (in consultation with the Board) shall within five Business Days thereof prepare a statement of the profit share to which each Shareholder shall be entitled in accordance with the provisions of this clause 15. The Shareholders shall procure, so far as they are able, that the Board or the Shareholders approve any dividend (whether in the form of an Equalisation Dividend or otherwise) on the basis of such statement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

15.5	Preparation of Cost Statements

(A)	Within 30 days after the end of the calendar quarter in which the second anniversary of the Launch Date occurs and on each subsequent bi-annual anniversary of such date each Shareholder shall prepare and provide the Company and the other Shareholder with a statement for each Ancillary Agreement to which it and its Affiliates is a party (the “Cost Statement”) (i) calculating the actual pre-tax costs (excluding Outbound VAT) attributable to the Shareholder and its Affiliates of supplying goods and services under the applicable Ancillary Agreement during the two-year period ending on such anniversary date and (ii) setting forth the pre-tax costs (excluding Outbound VAT) the Shareholder proposes be used in the preparation of such Shareholder’s (and its Affiliates’) invoices and Profit Statements pursuant to clause 15.4 (Preparation of Profit Statements) during the succeeding two-year period. Each Shareholder’s Cost Statement shall be certified by an officer of such Shareholder to be true and correct in all material respects. Each Shareholder’s Cost Statement shall be prepared in accordance with the cost methodology set out in the applicable Ancillary Agreement and contain a full detailed breakdown of costs and expenses. Each Shareholder shall preserve all documents, work papers or other records used in or relevant to the preparation of its Cost Statements, and during the period of any review or dispute within the contemplation of this clause 15 (the “Review Period”), shall afford the Company and the other Shareholder reasonable access to the same upon request. In addition, each Shareholder shall, during the Review Period, upon the request of the other Shareholder or the Company, make reasonably available, during normal business hours and without unreasonable disruption of its normal business activities, the appropriate personnel of such Shareholder and its Affiliates involved in the preparation of its Cost Statements.

(B)	Following the exchange of the Shareholders’ Cost Statements, each Shareholder and the Company shall have 20 Business Days within which to object to any Cost Statement of the Shareholder providing such Cost Statement. After the expiry of this period, any Cost Statement of a Shareholder or any item included therein that is not the subject of an objection by the Company or other Shareholder shall be deemed to have been accepted by all parties and no objections with respect thereto may thereafter be made by them. If, prior to the expiry of this period, a Shareholder or the Company objects to the Cost Statement of the Shareholder providing such Cost Statement or any item included therein, the dispute resolution procedures set forth in clause 15.6 (Dispute resolution procedure) shall apply.

(C)	Once each of the Cost Statements has been finalised and accepted, the pre-tax cost amounts set forth therein (which exclude Outbound VAT) shall be used in the preparation of the applicable invoices and Profit Statements pursuant to clause 15.4 (Preparation of Profit Statements) during the relevant succeeding two-year period.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

15.6	Dispute resolution procedure

(A)	If there is any objection or disagreement between the parties as to any item included in a Cost Statement or with respect to the preparation of any Cost Statement in accordance with the cost methodology set out in the applicable Ancillary Agreement pursuant to clause 15.5 (Preparation of Cost Statements), then the provisions of clause 7.1 (Deadlock situation), clause 7.2 (Circulation of Memoranda) and clause 7.3 (Referral to Chief Executive Officers) shall apply, mutatis mutandis, as if there were a deadlock situation in respect of a Reserved Matter.

(B)	Following the expiry of the Negotiating Period, if there is still a disagreement with respect to any item included in any Cost Statement or with respect to the preparation of any Cost Statement in accordance with the cost methodology set out in the applicable Ancillary Agreement (the “Unresolved Items”), the Shareholders and the Company, if the Company disagrees with any item in a Cost Statement or with respect to the preparation of a Cost Statement, shall jointly appoint an independent firm of chartered accountants of international repute that is not rendering (and during the preceding two-year period has not rendered) audit or non-audit services to either Shareholder or its respective Ultimate Parent Company or Affiliates (the “Independent Accountant”). If the Shareholders and the Company, if applicable, are unable to agree on the appointment of an Independent Accountant within 10 Business Days, either of the Shareholders or the Company, if applicable, may request that such a firm be appointed by the ICC International Centre for Expertise. Such firm shall act as an expert and not as arbitrator to determine, based solely on the presentations of the Shareholders and the Company, if applicable, and not by independent review, only the Unresolved Items. The Independent Accountant’s determination of the Unresolved Items shall be made within 30 days of the submission of the Unresolved Items to the Independent Accountant, shall be set forth in a written statement delivered to the Shareholders and the Company by the Independent Accountant and shall (in the absence of fraud or manifest error) be final, binding and conclusive on the parties for all purposes. The fees and expenses of any Independent Accountant shall be borne: (i) by the Shareholder or the Company objecting to the Cost Statement (the “Challenger”) of the Shareholder providing the Cost Statement (the “Provider”), if the outcome of such objection is that the actual pre-tax cost amounts (which exclude Outbound VAT) set forth in the Cost Statement objected to are found to have been overstated by 10% or less, or understated by 5% or less; (ii) by the Provider, if overstated by more than 20% or understated by more than 5%; and (iii) otherwise, equally by the Challenger and the Provider. Where applicable, each of the Shareholders and the Company will cooperate in good faith in agreeing to the terms of an engagement letter with the Independent Accountant within five Business Days of its selection.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

15.7	Transfer of Shares

If a Shareholder transfers its Shares pursuant to clause 17 (Voluntary transfers) or clause 18 (Transfers of Shares on default), the parties agree that:

(A)	such Shareholder shall remain entitled to payment of any accrued but unpaid Equalisation Dividend up to the date on which its Shares are transferred (together with any accrued deemed interest thereon) in accordance with the provisions of clause 15.3 (Insufficiency of Equalisation Dividend); and

(B)	the profit sharing arrangements under this clause 15 shall otherwise cease to operate between the Shareholders, but without prejudice to any other antecedent right or remedy that each Shareholder may have under this agreement and/or the Ancillary Agreements to which it is a party.

15.8	Circumstances affecting Ancillary Agreements

If there is any change in law or regulation which results in a material adverse effect on the benefits indirectly accruing to a Shareholder (other than the Ancillary Profits) under any of the Ancillary Agreements to which it or any of its Affiliates is a party, the Shareholders and the Company undertake to negotiate in good faith reasonable amendments to such Ancillary Agreement(s), provided that there shall be no obligation to agree to any amendments in relation to the economics in respect thereof.

15.9	The Equalisation Dividend

(A)	Having determined the difference that needs to be equalised under clause 15.4 (Preparation of Profit Statements), the Unadjusted Equalisation Dividend which is calculated on the basis of pre-tax profits and ignores all taxation shall be adjusted (the “Equalisation Adjustment”) as set out in this clause 15.9 and the final determined amount shall be paid on the Reuters Preference Shares and CME Preference Shares, as the case may be.

(B)	Any Unadjusted Equalisation Dividend due to either Shareholder will be discounted by 30% and after such discount the resulting figure shall be the Equalisation Dividend which, subject to any interest due under clause 15.3 (Insufficiency of Equalisation Dividend), shall be the sum paid to the Shareholder entitled to an Equalisation Dividend on its Preference Shares.

(C)	In the event that the UK corporation tax rates change by more than 1%, the rate used for the purposes of the discount in clause 15.9(B) shall be changed, which shall be made and applied in the quarter following the period in which the change that exceeds 1% takes place.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

16.	RESTRICTIONS ON DEALING WITH SHARES

(A)	Transfer by a Shareholder of the legal and beneficial title to any Share, Convertible Share or Preference Share is only permitted in accordance with the provisions of clause 12 (Funding and performance tests), clause 17 (Voluntary transfers) or clause 18 (Transfer of Shares on default), or with the prior written consent of the other Shareholder.

(B)	Notwithstanding the provisions set out above, no transfer of any Share shall be registered unless and until the transferor complies with the provisions of clause 9.5(D)(ii) (Directors’ interests and fiduciary duties).

(C)	Save as set out above at clause 16(A), no Disposal of any Share, Convertible Share or Preference Share or any legal or beneficial interest in any such share is permitted and the transfer of any Share, Convertible Share or Preference Share (other than in strict accordance with this agreement) shall not be registered.

17.	VOLUNTARY TRANSFERS

17.1	Irrevocable offer

Subject to clause 17.2 (Right of first refusal), following the tenth anniversary of the Launch Date or following a Trigger Event (as the case may be), a Shareholder shall be permitted to transfer its Shares provided that such Shareholder:

(A)	has received a bona fide irrevocable offer (an “Offer”) in writing to buy all (but not less than all) of its Shares then in issue and which:

(i)	is made by a person who:

(a)	is not a Shareholder or an Ultimate Parent Company or Affiliate of a Shareholder; and

(b)	is not a Prohibited Transferee (with respect the other Shareholder); and

(c)	has no agreement or arrangement of any kind with any Shareholder, or any Ultimate Parent Company or Affiliate of any Shareholder relating to the Offer other than an agreement or arrangement relating to acceptance of the Offer; and

(ii)	is, subject to the right of first refusal referred to in clause 17.2 (Right of first refusal) not being exercised and subject to clause 17.1(A)(iii), conditional only on acceptance of the offer within a minimum of 40 days of the offer being made; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iii)	is subject to no other conditions, save for any limited customary conditions in respect of legally or regulatory required approvals (excluding internal corporate or shareholder approvals) or third party consents under contracts which are material to the Company (excluding any employment agreements); and

(iv)	does not contain any terms or conditions which the other Shareholder would not reasonably be able to fulfil as a buyer (other than in relation to the value of the Offer), or which would be materially more onerous to the other Shareholder than to the proposed transferee and/or (in the case of an Offer to acquire all of the Shares pursuant to clause 17.4 (Drag along) the transferring Shareholder (as the case may be) whether as a result of the grant of any security, restrictive covenants or otherwise; and

(B)	complies with the terms set out in clause 17.2 (Right of first refusal), clause 17.3 (Transfer to a third party) and/or clause 17.4 (Drag along), as applicable.

17.2	Right of first refusal

(A)	Before its Shares may be transferred to a third party, the transferring Shareholder shall serve a written notice (a “Transfer Notice”) on the other Shareholder.

(B)	The Transfer Notice shall:

(i)	inform the recipient of the proposed transfer of the Reuters Shares or the CME Shares, as the case may be (the “Offered Shares”), and confirm that the Shareholder which served the Transfer Notice intends to accept the offer subject only to the terms of this clause 17.2;

(ii)	state the identity of the person who has made the Offer;

(iii)	state the price and other terms (“Offer Terms”) on which the Offered Shares are proposed to be transferred;

(iv)	confirm whether or not the proposed transferee intends to acquire the Offered Shares only or, subject to the provisions of this clause 17.2, all the Shares in issue pursuant to clause 17.4 (Drag along) together with the price at which all such Shares are proposed to be transferred;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(v)	contain an offer to sell the Offered Shares to the recipient on the Offer Terms, free of all encumbrances and with all rights attached to them, which is open for acceptance for at least 30 days; and

(vi)	be accompanied by all relevant documentation evidencing the Offer and its terms.

(C)	The Transfer Notice shall only be revocable with the consent in writing of the recipient and if it is revoked:

(i)	no further Transfer Notice may be given by the notifying Shareholder within six months after the date on which the Transfer Notice is revoked; and

(ii)	the remaining provisions of this clause 17 shall cease to apply in relation to the revoked Transfer Notice.

(D)	If the offer contained in the Transfer Notice is accepted by the recipient, subject to the provisions of clause 19 (Exercise of options and transfer rights), the sale and purchase of the Offered Shares shall be completed in accordance with the provisions of clause 21 (Completion of Share transfers) at such time (not being more than six months after the date of the acceptance) and place as shall be specified in the acceptance.

17.3	Transfer to a third party

If the offer contained in the Transfer Notice is not accepted by the recipient, the Offered Shares may be transferred to the third party named in the Transfer Notice as having made the Offer provided that:

(A)	the entire legal and beneficial interest in each of the Offered Shares is transferred;

(B)	the provisions of clause 20 (Ineligible persons) are complied with;

(C)	the price is not less than the price set out in the Transfer Notice and is not subject to any rebate, allowance or deduction whatsoever, except as set out in the Transfer Notice;

(D)	the other terms of sale to the third party are not more favourable than the Offer Terms (and, to the extent that there are any changes to the Offer Terms, the other Shareholder shall be notified promptly and given the opportunity again to exercise its rights under clause 17.2 (Right of first refusal));

(E)	there are no collateral agreements which make the arrangement more favourable to the proposed transferee;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(F)	the transfer takes place within six months after the last date for acceptance of the offer contained in the Transfer Notice (subject to the provisions of clause 19 (Exercise of options and transfer rights));

(G)	the transferring Shareholder and the proposed transferee shall each provide to the other Shareholder, at their own expense, any information and evidence reasonably requested in writing for the purpose of determining whether the transfer to the proposed transferee complies with the terms of this clause 17.3;

(H)	the proposed transferee shall, on or prior to the transfer, enter into a Deed of Adherence and following the transfer taking effect:

(i)	the profit sharing arrangements set out in clause 15 (Profit sharing) shall terminate in accordance with clause 15.6 (Transfer of Shares) and, for the avoidance of doubt, the Shareholders shall participate in any future profits of the Company pro rata to their respective Percentage Shareholdings in the ordinary course; and

(ii)	the non-transferring Shareholder may, at its sole discretion, cause any of the Ancillary Agreements (or, if applicable, the relevant Schedule(s) (as defined therein) to such Ancillary Agreements) to which the transferring Shareholder or any of its Affiliates is a party to be terminated, subject to the applicable Transition Period; and

(I)	the transferring Shareholder shall, on ceasing to be a Shareholder:

(i)	procure the resignation of all its appointees to the Board; and

(ii)	return to the Company or destroy (and certify to such destruction at the request of the Company) any confidential information, material correspondence, business plans, schedules, documents and records relating to the Company and the Business, and shall not keep any copies thereof (save as required for audit or regulatory purposes, or to comply with any applicable law, rule, regulation or listing standard to which such Shareholder may be subject).

(J)	For the avoidance of doubt, where a transfer does not take place in accordance with the provisions of clause 17.3(F), before any transfer of Shares to a third party can occur the other Shareholder shall be notified promptly and given the opportunity again to exercise its rights under clause 17.2 (Right of first refusal).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

17.4	Drag along

(A)	Notwithstanding the provisions of clause 17.3 (Transfer to a third party), after an offer contained in a Transfer Notice is rejected by the recipient and providing that the same transferee confirmed in the Offer that it intended to acquire all the Shares in issue pursuant to this clause 17.4 (subject to the provisions of clause 17.2 (Right of first refusal)), it may accordingly offer to buy all of the Shares then in issue (representing both the Reuters Shares and the CME Shares) at the same price per Share and otherwise on the same terms as specified in the Transfer Notice (a “Global Offer”).

(B)	If a Global Offer is accepted by the Shareholder which served the Transfer Notice, subject always to the provisions of clause 20 (Ineligible persons), the other Shareholder shall be deemed to have accepted such offer in respect of the transfer of its Shares on the same terms and conditions including any customary representations, warranties and indemnities in relation to its Shares, the Company or the Business, as may reasonably be required (but, for the avoidance of doubt, the other Shareholder shall not be deemed to have accepted any other representations, warranties or covenants including any restrictive covenants associated with the Global Offer and any liability in respect of the transfer of its Shares shall be on a pro rata, several basis only, with the maximum aggregate amount of any such liability being capped at the value of the consideration payable to such other Shareholder). The transfer of the Shares pursuant to the Global Offer shall be completed in accordance with the provisions of clause 21 (Completion of Share transfers) within six months of the date on which the Global Offer becomes unconditional.

(C)	Except where the circumstances in relation to which a Trigger Event arises apply to both Shareholders, this clause 17.4 shall not apply where a Trigger Event otherwise gives rise to the right to serve a Transfer Notice.

17.5	Transfers within a Group

(A)	A Shareholder may transfer any Share, Convertible Share or Preference Share to any other person in the same Group provided that:

(i)	the transferee shall first have entered into a Deed of Adherence;

(ii)	the transferor shall remain responsible and liable under this agreement;

(iii)	the transferee shall directly or indirectly be a wholly-owned subsidiary of the Ultimate Parent Company of such Shareholder;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iv)	any transfer shall be without prejudice to any rights or remedies arising under this agreement which may have accrued in respect of the transferor prior to such transfer; and

(v)	any transfer would not have an adverse effect on the Company or any Shareholder or its Ultimate Parent Company or Affiliates (whether in relation to its/their tax status or otherwise).

(B)	A Shareholder shall transfer, in a manner and to a transferee permitted by this clause 17.5, to another person in the relevant Group all the Shares held by it before it ceases to be in its relevant Group, provided that such transferring Shareholder shall remain liable hereunder and the transfer otherwise satisfies clause 17.5(A).

(C)	The transferor and the transferee of any Shares transferred under this clause 17.5 and the relevant Shareholder shall each provide to the other Shareholder, at their own expense, any information and evidence reasonably requested in writing for the purpose of determining whether the transfer to the proposed transferee complies with the terms of this clause 17.5.

(D)	The relevant Shareholder shall procure that all Group Transferees holding Reuters Shares or CME Shares (as the case may be) comply with the terms of this agreement.

(E)	For the purposes of this agreement, all Shareholders who are members of the same Group shall be deemed to be one Shareholder and shall act together in the exercise of their rights and be jointly and severally liable in all respects.

17.6	Deed of Adherence

(A)	The parties agree to extend the benefit of this agreement to any person who acquires Shares in accordance with this agreement and enters into a Deed of Adherence, but without prejudice to the continuation inter se of the rights and obligations of the original parties to this agreement and any other persons who have entered into such a Deed of Adherence.

(B)	If any other person acquires Shares from a transferring Shareholder in accordance with this agreement, references to either Reuters or CME (as the case may be) shall be deemed to be references to such other person and, for the purposes of this agreement and the Articles of Association, such Shares shall be re-designated accordingly.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

18.	TRANSFER OF SHARES ON DEFAULT

18.1	Events of Default

The following are “Events of Default”:

(A)	any Shareholder enters into an arrangement or agreement in relation to, or otherwise attempts to make, any Disposal of any Shares which is in breach of this agreement (including, without limitation, where a Shareholder ceases to remain in its relevant Group and fails to transfer its Shares to another person in the relevant Group in accordance with clause 17.5 (Transfers within a Group));

(B)	any Shareholder is in material breach of the provisions of clause 26 (Protective covenants);

(C)	any Shareholder or any Affiliate of a Shareholder (as the case may be) is in breach of any of the other provisions of this agreement and/or any Ancillary Agreement and such breach has had or would reasonably be expected to have a material adverse effect on the Company, in each case which breach is not remedied or capable of being remedied within 20 Business Days of receipt by the Shareholder in breach of written notice from the other Shareholder requiring such remedy;

(D)	any procedure is commenced with a view to the winding-up or re-organisation of any Shareholder, its Ultimate Parent Company or any intermediate person (other than for the purpose of a solvent amalgamation or reconstruction with the prior approval of the other Shareholder, such approval not to be unreasonably withheld or delayed) and that procedure is not terminated or discharged within 20 Business Days;

(E)	any step is taken or any procedure is commenced with a view to the appointment of an administrator, receiver, administrative receiver or trustee in bankruptcy in relation to any Shareholder or its Ultimate Parent Company or all or substantially all of its assets and that procedure is not terminated or discharged within 20 Business Days;

(F)	the holder of any security over all or substantially all of the assets of any Shareholder or its Ultimate Parent Company takes any step to enforce that security and that enforcement is not discontinued within 20 Business Days;

(G)	all or substantially all of the assets of any Shareholder or its Ultimate Parent Company is subject to attachment, sequestration, execution or any similar process and that process is not terminated or discharged within 20 Business Days;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(H)	any Shareholder, its Ultimate Parent Company or, in the case of Reuters, any Reuters Guarantor or, in the case of CME, any CME Guarantor, is unable to pay its debts as they fall due;

(I)	any Shareholder or its Ultimate Parent Company enters into, or any step is taken, whether by either of their boards of directors or otherwise, towards entering into a composition or arrangement with its creditors or any class of them, including, but not limited to, a company voluntary arrangement or a deed of arrangement;

(J)	any Shareholder or its Ultimate Parent Company ceases or threatens to cease wholly or substantially to carry on its business, other than for the purpose of a solvent amalgamation or reconstruction with the prior approval of the other Shareholder (such approval not to be unreasonably withheld or delayed); or

(K)	any Shareholder or its Ultimate Parent Company enters into, or any step is taken, whether by either of their boards of directors or otherwise, towards any procedure analogous under the laws of any jurisdiction to the procedures set out in clauses 18.1(D) to (J) above.

18.2	Default options

(A)	This clause 18.2 shall apply if an Event of Default occurs and is continuing in relation to any Shareholder (the “Defaulting Shareholder”).

(B)	The other Shareholder (the “non-Defaulting Shareholder”) may, within 60 days of becoming aware of the Event of Default but not thereafter, serve a written notice (a “Default Notice”) on the Defaulting Shareholder requiring it to:

(i)	sell or procure the sale of all (but not less than all) of the Defaulting Shareholder’s Shares to the non-Defaulting Shareholder at their Prescribed Value (in the case of an Event of Default within any of clauses 18.1(A), (B) or (C) (Events of Default), less a discount of 5%) (a “Default Call Option”); or

(ii)	purchase all (but not less than all) of the non-Defaulting Shareholder’s Shares at their Prescribed Value (in the case of an Event of Default within any of clauses 18.1(A), (B) or (C), plus a premium of 5%) (a “Default Put Option”), and, in each case, free from all encumbrances and together with all rights attaching to the Shares.

(C)	The parties shall use all reasonable endeavours to determine or procure the determination of the Prescribed Value of the relevant Shares (calculated as at the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

date of service of the Default Notice) in accordance with the provisions of clause 23 (Prescribed Value) as soon as reasonably practicable after the giving of a Default Notice.

(D)	The Shareholder which has served a Default Notice may revoke the Default Notice within 10 Business Days after the Prescribed Value of the relevant Shares has been determined. If the Default Notice is revoked, no further Default Notice may be served, and no Default Call Option or Default Put Option may be exercised, in respect of the circumstances comprising the relevant Event of Default.

(E)	The transfer of the relevant Shares pursuant to this clause 18.2 shall be completed in accordance with the provisions of clause 21 (Completion of Share transfers) within seven Business Days after the determination of the Prescribed Value of the relevant Shares in accordance with the provisions of clause 23 (Prescribed Value) (subject to the provisions of clause 19 (Exercise of options and transfer rights)).

18.3	Additional rights of the non-Defaulting Shareholder

(A)	The provisions of this clause 18 shall be without prejudice to any other right or remedy which the Company or the non-Defaulting Shareholder may have with regard to any Event of Default.

(B)	Following an Event of Default, the non-Defaulting Shareholder shall also have the right:

(i)	if it exercises the Default Call Option, to terminate all or any portion of any Ancillary Agreement between the Defaulting Shareholder or any of its Affiliates and the Company in such manner (including the provision of transition services for the applicable Transition Period) as shall be specified in the relevant Ancillary Agreement; and

(ii)	if it exercises the Default Put Option, to terminate all or any portion of any Ancillary Agreement to which it or any of its Affiliates is a party in such manner (including the provision of transition services for the applicable Transition Period) as shall be specified in the relevant Ancillary Agreement.

19.	EXERCISE OF OPTIONS AND TRANSFER RIGHTS

19.1	Regulatory constraints

(A)	Any Reuters Prescribed Transfer shall be conditional upon obtaining, to the extent required by the Listing Rules, the prior approval of the shareholders of Reuters Parent for the relevant transaction at the relevant time.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	Reuters Parent undertakes with the other parties that it will:

(i)	use its reasonable endeavours to: (a) as soon as reasonably practicable after the date hereof (and, in any event, within 30 Business Days of the date hereof) prepare and submit for approval by the FSA a draft circular to the shareholders of Reuters Parent together with a notice to convene an extraordinary general meeting in accordance with the Listing Rules (the “Circular”) in order to seek the Shareholder Approval; (b) obtain FSA approval of the Circular as soon as reasonably practicable after the date hereof; (c) as soon as reasonably practicable after receiving FSA approval (and, in any event, within three Business Days of the date thereof), despatch the Circular to its shareholders; and (d) as soon as reasonably practicable after receiving FSA approval (and, in any event, no more than five Business Days after the minimum period of notice required to be given for such extraordinary general meeting by applicable law and subject to the articles of association of Reuters Parent), convene an extraordinary general meeting of Reuters Parent;

(ii)	as soon as reasonably practicable after receipt thereof (and, in any event, within one Business Day of such receipt), provide CME with a copy of any written comments from the UKLA in relation to the Circular;

(iii)	to the extent permitted by law and regulation (and provided always that to do so would be consistent with their fiduciary duties to Reuters Parent), procure that: (a) its directors recommend that the shareholders of Reuters Parent vote in favour of any resolution to approve the CME Prescribed Transfers and the transactions contemplated thereby; and (b) its directors do not withdraw or adversely modify such recommendation;

(iv)	to the extent permitted by law and regulation, and where reasonably practicable, consult with CME Parent in relation to form and content of any circular or other communication with the shareholders of Reuters Parent in direct connection with the Shareholder Approval;

(v)	advise CME, promptly after it receives notice thereof, of FSA approval and stamping of the Circular for issuance to the shareholders of Reuters Parent; and

(vi)	advise CME, promptly following the conclusion of the extraordinary general meeting, of the result of the vote in respect of the Shareholder Approval.

(C)

The completion of any transfer of Shares by any Shareholder contemplated by this agreement shall be conditional upon obtaining, to the extent required by any applicable rules or regulations, the prior consent or authorisation of, notification to,

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

expiration of any waiting period with respect to, or other compliance with any requirement of, any competition or regulatory authority to which either Shareholder, any member of its Group, or the Company is subject (including of the FSA where such transfer would result in a “change of control” of the Company (as such term is construed by the FSA)).

(D)	In the case of either clause 19.1(A) or clause 19.1(C), the applicable time limits for entry into any relevant transaction (including, for the avoidance of doubt, the service of any notice or the exercise of any Option) and/or the completion of any transfer of Shares shall be extended for such period as is necessary to enable the Shareholder, any member of its Group or the Company (as the case may be) to complete such action, without imposition of any material conditions or concessions if and for as long as it is using all reasonable endeavours to obtain such approval, consent or authorisation, make such notification or comply with such requests.

19.2	Perpetuity

(A)	The Options shall cease to be exercisable on the eightieth anniversary of the date of this agreement.

(B)	Without prejudice to the efficacy of clause 19.2(A), following the eightieth anniversary of the date of this agreement and in consideration of the parties’ prospective mutual rights and obligations the Options shall, to the extent permitted by law, be renewed on the same terms (unless the parties agree otherwise).

20.	INELIGIBLE PERSONS

(A)	Notwithstanding any other provision of this agreement, no allotment or transfer of any Share shall be made, directly or indirectly, in one transaction or a series of related transactions, by a Shareholder to any person who:

(i)	is not a body corporate, limited liability company, partnership or other corporate person; or

(ii)	is a Prohibited Transferee (of the other Shareholder).

(B)	For the purpose of this clause 20, a “Prohibited Transferee” shall mean, in respect of each Shareholder, up to three competitors to be specified by each Shareholder in writing (on or prior to the Completion Date) to the Company and the other Shareholder, including any members of such competitors’ respective groups (which, for the purpose of this clause 20, shall have the same meaning as used in section 421 of FSMA), any of their respective successors or assignees, or any acquirer of all or a material portion of their respective businesses or undertakings (together, the “Prohibited Transferee List”).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(C)	On or as soon as practicable after 1 January of each year, the Company shall issue a notice to each Shareholder to notify it of the entries on the Prohibited Transferee List which relate to that Shareholder and of its rights under this clause 20. Each Shareholder shall have from 1 January of each year until 20 Business Days after receipt of such notice to notify the Company and the other Shareholder in writing of any amendments to the entries on the Prohibited Transferee List which relate to that Shareholder, provided that a Shareholder may not amend the Prohibited Transferee List more than once in any calendar year or add any party with which the other Shareholder is known to be in existing discussions in relation to a possible transfer of its Shares pursuant to clause 17 (Voluntary transfers).

21.	COMPLETION OF SHARE TRANSFERS

21.1	Encumbrances and rights

Where this clause 21 applies to the transfer of any Share, the Share shall be transferred free of encumbrances and with all rights attaching thereto.

21.2	Obligations at completion

On completion of any transfer of Shares under this agreement:

(A)	the seller shall deliver to the purchaser a duly executed transfer in favour of the purchaser together with the certificate representing the relevant Shares (or an indemnity in favour of the Company in respect of any lost or missing certificate(s)) and a power of attorney in a form satisfactory to, and in favour of a person nominated by, the purchaser, so as to enable the purchaser, pending registration, to exercise all rights of ownership in relation to the Shares transferred to it including, without limitation, the voting rights;

(B)	the purchaser shall pay the aggregate transfer price in respect of the relevant Shares to the seller by bankers’ draft, telegraphic transfer or other direct transfer for value on the date of completion or in such other manner or at such other time as may be agreed by the seller and the purchaser before completion; and

(C)	the seller shall do all such other acts and/or execute all such other documents in a form satisfactory to the purchaser as the purchaser may reasonably require to give effect to the transfer of Shares to it.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

22.	CERTAIN CONSENTS FOR THE PURPOSES OF THE ARTICLES

22.1	Consent to transfer

This agreement constitutes the irrevocable written consent of each Shareholder for the purposes of the Articles of Association to any transfer of Shares which is permitted or required by this agreement.

22.2	Consent to issue

This agreement constitutes the irrevocable written consent of each Shareholder for the purposes of the Articles of Association to any issue of Shares (including the issue of any Shares otherwise than in equal proportions) which is permitted or required by this agreement.

22.3	Consent in respect of quorum and voting requirements

This agreement constitutes the irrevocable written consent of each Shareholder for the purposes of the Articles of Association to:

(A)	the holding of any general meeting of the Company or any meeting of the Directors; and

(B)	the passing of any relevant resolution at such meeting,

in each case, in respect of any Unilateral Matter which is permitted or contemplated by this agreement.

22.4	Consent in respect of any Balancing Payment

This agreement constitutes the irrevocable written consent of each Shareholder for the purposes of the Articles of Association to any Balancing Payment which is permitted or required by this agreement.

22.5	Shareholder Cover Loans, Shareholder Loans and Convertible Shares

(A)	Unless otherwise agreed by the Shareholders, all Shareholder Cover Loans, Shareholder Loans and Convertible Shares must be held by a Shareholder. If such Shareholder’s Shares are transferred, and following such transfer no member of the Shareholder’s Group would hold any Shares, all Shareholder Cover Loans, Shareholder Loans and Convertible Shares held by such Shareholder must be transferred to the same transferee.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	All transfers, assignments or novations (as the case may be) in respect of Shareholder Cover Loans, Shareholder Loans and Convertible Shares (other than transfers made to a Group Transferee in accordance with the provisions of clause 17.5 (Transfers within a Group)) shall be made in consideration for the payment of:

(i)	as regards Shareholder Cover Loans and Shareholder Loans, the principal amount, together with all accrued but unpaid interest, outstanding on the date of transfer; and

(ii)	as regards Convertible Shares, the aggregate nominal amount of such Convertible Shares outstanding on the date of transfer.

23.	PRESCRIBED VALUE

The “Prescribed Value” of any Shares shall be determined as follows:

(A)	the Prescribed Value of any Shares shall be a percentage of the market value of the total issued share capital of the Company, such percentage being equal to the percentage of such total issued share capital represented by those Shares;

(B)	the market value of the total issued share capital of the Company shall be determined on the basis of an arm’s length sale negotiated between a willing seller and a willing buyer of the whole of the issued share capital of the Company (assuming that the Company shall carry on as a going concern and the Shares are capable of being transferred without restriction), but disregarding:

(i)	any premium reflecting sole or majority ownership or Control of the Company and any discount reflecting minority ownership of the Company (as the case may be);

(ii)	any discount reflecting illiquidity of the Shares; and

(iii)	any outstanding Equalisation Dividend and any accrued deemed interest thereon to the extent that any Balancing Amount is to be paid in accordance with clause 15.3(C) (Insufficiency of Equalisation Dividend); and

(C)

as soon as practicable after the receipt of any notice or the occurrence of any event requiring the determination of the Prescribed Value, the Shareholders shall confer and use all reasonable endeavours during the 10 Business Day period (or such other period as the parties may agree) following the receipt of such notice or the occurrence of such event (the “Discussion Period”) to agree on such valuation. If the Shareholders agree on such valuation, then such agreed amount shall be the Prescribed Value for purposes of this clause 23. If the Shareholders are unable to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

agree on such valuation by the end of the Discussion Period, either Shareholder may serve notice (an “Appraisal Notice”) to the other Shareholder requesting a third party valuation by appraisal and the Shareholders shall consult for the purpose of appointing as an appraiser a mutually acceptable independent investment bank with an international reputation that is not rendering (and during the preceding two year period has not rendered) advisory services to either Shareholder or its Affiliates (the “Independent Expert”). If the Shareholders are unable to agree on an Independent Expert within 10 Business Days of receipt of the Appraisal Notice, either Shareholder may request that an independent investment bank be appointed by the ICC International Centre for Expertise and such independent investment bank so appointed shall act as the Independent Expert. The Independent Expert will conduct a valuation of the market value of the Shares in accordance with this clause 23 as soon as reasonably practicable and, in any event, within 30 Business Days after its appointment. Concurrently, each of the Shareholders shall also conduct a valuation of the market value of the Shares (to be completed as soon as reasonably practicable and, in any event, within 30 Business Days after the appointment of the Independent Expert). Neither Shareholder shall be entitled to consult with the Independent Expert in relation to its valuation prior to submission of such valuation under clause 23(C)(i). The Independent Expert’s valuation shall not be disclosed to any party until both of the Shareholders have conducted their respective valuations, whereupon:

(i)	each of the Shareholders shall submit simultaneously to the Independent Expert their valuations in writing (which valuations shall be irrevocable); and

(ii)	the Independent Expert shall disclose its valuation to both Shareholders simultaneously,

and the Prescribed Value shall be an amount equal to the average of: (a) that Shareholder’s valuation which is closest to the Independent Expert’s valuation; and (b) the Independent Expert’s valuation (the determination of which, if the Shareholders disagree, shall be made by the Independent Expert).

(D)

The Company will provide each Shareholder and the Independent Expert with any information which they reasonably request (subject to any applicable confidentiality restrictions) relating to the Company and/or the Business. The Independent Expert shall act as an expert and not as arbitrator and its determination shall (in the absence of fraud or manifest error) be final and binding. The Independent Expert’s fees shall be borne equally by Reuters and CME (except that such fees shall be borne solely by Reuters where it is obliged to revoke any notice in relation to an Option following the failure to obtain the approval of the shareholders of Reuters Parent). Where applicable, each of the Shareholders and the Company will

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

cooperate in good faith in agreeing the terms of an engagement letter with the Independent Expert within five Business Days of its appointment.

24.	UNDERTAKINGS BY THE SHAREHOLDERS, AND OBLIGATIONS OF THE REUTERS GUARANTORS AND THE CME GUARANTORS

24.1	Undertakings by the Shareholders

Each Shareholder undertakes with the other Shareholder that it will:

(A)	to the extent to which it is able to do so by law, comply with each of the provisions of this agreement;

(B)	exercise its voting rights and other rights as a member of the Company in order (insofar as it is able to do so through the exercise of such rights) to give full effect to the terms of this agreement and the rights and obligations of the parties as set out in this agreement; and

(C)	procure that any Director appointed by it from time to time shall (to the fullest extent permitted by law) exercise their voting rights and other powers and authorities in order (insofar as they are able to do so through the exercise of such rights, powers and authorities) to give full effect to the terms of this agreement and the rights and obligations of the parties as set out in this agreement.

24.2	Guarantees by the Reuters Guarantors and the CME Guarantors

(A)	In consideration of the other parties entering into this agreement:

(i)	the Reuters Guarantors guarantee to the other parties the due and punctual performance of all obligations of Reuters; and

(ii)	the CME Guarantors guarantee to the other parties the due and punctual performance of all obligations of CME,

under this agreement and the relevant Ancillary Agreements.

(B)	These guarantees are unconditional and irrevocable.

(C)	These guarantees are continuing guarantees. No payment or other settlement will discharge:

(i)	the Reuters Guarantors’ obligations until the obligations of Reuters have been discharged in full; or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)	the CME Guarantors’ obligations until the obligations of CME have been discharged in full.

(D)	These guarantees are in addition to, and independent of, any other guarantee or security which may be granted by any party.

(E)	These guarantees may be enforced before any steps are taken against the relevant Shareholder, or under any other guarantee or security.

(F)	Each guarantee will not be discharged by any other action, omission or fact. The respective obligations of the Reuters Guarantors and the CME Guarantors shall, therefore, not be affected by:

(i)	the obligations of the relevant Shareholder being or becoming void, invalid, illegal or unenforceable;

(ii)	any change, waiver or release of the obligations of the relevant Shareholder;

(iii)	any concession or time being given to the relevant Shareholder;

(iv)	the winding-up or re-organisation of the relevant Shareholder;

(v)	any change in the condition, nature or status of the relevant Shareholder;

(vi)	any of the above events occurring in relation to another guarantor or provider of security in relation to the obligations of the relevant Shareholder;

(vii)	any failure to take, retain or enforce any other guarantee or security;

(viii)	any circumstances affecting or preventing recovery of amounts expressed to be due by the relevant Shareholder; or

(ix)	any other matter which might discharge the Reuters Guarantors or the CME Guarantors (as the case may be).

(G)	Any receipt from any person other than the Reuters Guarantors or the CME Guarantors (as the case may be) shall reduce the outstanding balance only to the extent of the amount received.

(H)

Any settlement with, or discharge of, the Reuters Guarantors or the CME Guarantors (as the case may be) shall be subject to the condition that the settlement or discharge shall be set aside if any prior payment, or any other guarantee or security, is set aside, invalidated or reduced. In this event, the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Reuters Guarantors or the CME Guarantors (as the case may be) agree to reimburse each other party for the value of the payment, guarantee or security which is set aside, invalidated or reduced.

24.3	Principal obligors

In addition to the respective obligations of the Reuters Guarantors and the CME Guarantors as guarantors, the Reuters Guarantors and the CME Guarantors each agree that any obligation of the relevant Shareholder under this agreement or any relevant Ancillary Agreement which may not be enforceable against the Reuters Guarantors or the CME Guarantors (as the case may be) as guarantor shall be enforceable against the Reuters Guarantors or the CME Guarantors (as the case may be) as though such party were the principal obligor in respect of the obligation.

24.4	Indemnities by the Reuters Guarantors and the CME Guarantors

This clause 24.4 applies if the relevant Shareholder fails to perform any of its obligations under this agreement or any relevant Ancillary Agreement. In this event, the Reuters Guarantors or the CME Guarantors (as the case may be) agree to indemnify each of the other parties for the losses and expenses (including loss of profit) that party suffers or incurs, or will suffer or incur, as a result. The Reuters Guarantors or the CME Guarantors (as the case may be) also agree to indemnify each other party for all losses and expenses (including loss of profit) arising from any obligation of the relevant Shareholder being or becoming void, invalid, illegal or unenforceable.

24.5	Covenants of the Reuters Guarantors and the CME Guarantors

(A)	Neither the Reuters Guarantors nor the CME Guarantors shall have the benefit of any security in relation to their respective guarantees and indemnities.

(B)	The Reuters Guarantors and the CME Guarantors shall not:

(i)	take the benefit of any right against the relevant Shareholder or any other person in relation to any amounts paid under their respective guarantees and indemnities; or

(ii)	claim or exercise against the relevant Shareholder any right to any payment.

(C)	The obligations in this clause 24.5 shall cease to have effect in respect of the Reuters Guarantors or the CME Guarantors (as the case may be) when the obligations of the relevant Shareholder under this agreement and all relevant Ancillary Agreements have been discharged in full.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(D)	For the avoidance of doubt, any transfer of Shares in accordance with clause 17.5 (Transfers within a Group) shall not discharge the obligations of the Reuters Guarantors or the CME Guarantors (as the case may be) under this clause 24 in respect of either the transferor or the transferee.

24.6	Joint and several liability of the Reuters Guarantors and the CME Guarantors

(A)	The obligations and liabilities of the Reuters Guarantors under this clause 24 shall be joint and several.

(B)	The obligations and liabilities of the CME Guarantors under this clause 24 shall be joint and several.

25.	UNDERTAKINGS BY THE COMPANY AND NON-SOLICITATION

25.1	Compliance

To the extent to which it is able to do so by law, the Company undertakes with each of the Shareholders that it will comply with each of the provisions of this agreement.

25.2	Notification of Launch Date

The Company shall notify each Shareholder in writing of the Launch Date as soon as reasonably practicable after such date has been determined.

25.3	Non-solicitation

The Company undertakes with each of the Shareholders that it will not directly or indirectly hire, solicit or entice away from the employment of the respective Shareholders any of their employees without the prior written consent of the affected Shareholder, except that this restriction shall not prevent any unintentional solicitation that may result from a bona fide general recruitment campaign not specifically directed at any employee(s) of a Shareholder provided always that there shall otherwise be no solicitation or enticement, and no hiring, of such employee(s).

25.4	General

Each undertaking by the Company in respect of each provision of this agreement shall be construed as a separate undertaking and, if any of the undertakings is unlawful or unenforceable, the remaining undertakings shall continue to bind the Company.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

26.	PROTECTIVE COVENANTS

26.1	Covenants

Subject to clause 26.4 (Scope and exceptions) and clause 12.8 (Compete Election), the Shareholders undertake with each other and with the Company that they shall not, and they shall procure that neither of their respective Ultimate Parent Companies nor any of their respective Affiliates shall, either alone or in conjunction with or on behalf of any other person, do any of the following things:

(A)	materially participate in, aid or enable the creation (including through the provision of general/structural advisory or consulting services) or operation of, or have any direct or indirect equity or other general financial interest in (including any synthetic or surrogate economic participation in the earnings or revenues of) any system, platform, exchange or market, which provides, individually or in concert with others, electronic execution and clearing of transactions in foreign exchange products (other than FX Futures Contracts and FX Futures Option Contracts) with integrated novation to a clearinghouse acting as a central counterparty to each clearing firm for the transaction (a “Competing Platform”);

(B)	provide clearing for any Competing Platform or any system, platform, exchange or market which, as a consequence of such clearing capability, would be a Competing Platform, it being understood that CME may clear the futures contract component of an exchange-of-futures-for-physicals transaction that constitutes an FX Futures Contract; provided that the physical component of such exchange-of-futures-for-physical transaction is not executed on a Competing Platform (or any system, platform, exchange or market which, as a consequence of the clearing of transactions executed thereon, would be a Competing Platform) that has in place any system or method for the integrated novation or other electronic submission or transmission of exchanges-of-futures-for-physicals transactions (or any component leg thereof), directly or indirectly, to CME for clearing. Notwithstanding the foregoing restriction, it is understood that:

(i)	CME may clear foreign exchange transactions that are not FX Futures Contracts or FX Futures Option Contracts if they are presented for clearing directly by the parties thereto, CME has no contractual, business or similar arrangement, or any technical connection (whether formal or informal) with the system, platform, exchange or market by means of which the transaction was executed or confirmed or submitted to CME and the transaction is not effected through an interdealer-broker or using electronic trading functionality (including conversational dealing or messaging); and

(ii)	CME Opco may provide electronic order routing, marketing and clearing and settlement services pursuant to the Transaction and Auction Services

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Agreement dated as of 27 June 2005 between CME Opco and The Goldman Sachs Group, Inc., as amended, with respect to foreign exchange transactions, provided *****;

(C)	provide electronic transaction matching services for, or trading access to (whether through a user interface, application programming interface or otherwise), any Competing Platform (together with the services described in clause 26.1(B), the “Prohibited Services”) or platform which, as a consequence of such electronic matching capability, would be a Competing Platform;

(D)	directly or indirectly solicit or entice away from the employment of the Company any of its employees, other than any such employees who respond to a bona fide general recruitment campaign not specifically directed at such person; or

(E)	assist any other person to do any of the foregoing things.

26.2	Separate undertakings

Each undertaking contained in clause 26.1 (Covenants) shall be construed as a separate undertaking and, if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind each Shareholder.

26.3	Duration of undertakings

(A)	The Shareholders agree to be bound by the provisions of this clause 26:

(i)	for the duration of this agreement; and

(ii)	to the extent specified in clauses 26.3(B) to (C), following the termination of this agreement (subject to clause 26.3(D)).

(B)	If there is an Event of Default under clauses 18.1(A), (B) or (C) (Events of Default) that results in the exercise of a Default Call Option and the termination of one or more of the Ancillary Agreements to which the Defaulting Shareholder is a party pursuant to clause 18 (Transfer of Shares on default), the provisions of this clause 26 shall continue in full force and effect with respect to the Defaulting Shareholder for the applicable Transition Period (or, if any portion of an Ancillary Agreement to which the Defaulting Shareholder is a party continues without termination and is subsequently terminated, upon completion of the applicable Transition Period following such subsequent termination) and 18 months thereafter.

(C)	If there is an Event of Default under clauses 18.1(A), (B) or (C) (Events of Default) that results in the winding-up, dissolution or liquidation of the Company pursuant to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

clause 31 (Termination), the provisions of this clause 26 shall continue in full force and effect with respect to the Defaulting Shareholder for three years from the date of such winding-up, dissolution or liquidation.

(D)	If at any time any competition authority or court indicates (whether formally or informally) that any provision of this clause 26 or any comparable provision of, or terms or rights of any party under, any Ancillary Agreement is or will be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the parties shall use all reasonable endeavours to replace the relevant provision of this agreement and/or the Ancillary Agreement(s) (as the case may be) by a valid provision the effect of which is as close as possible to the intended effect of the relevant provision and which is compatible with the applicable law.

26.4	Scope and exceptions

Notwithstanding the provisions of clause 26.1 (Covenants), the parties agree that:

(A)	CME, its Ultimate Parent Company and its Affiliates shall be permitted to provide clearing services (but not matching services) for one Competing Platform at any given time, and Reuters, its Ultimate Parent Company and its Affiliates shall be permitted to provide trading access through its products and services to one Competing Platform at any given time, in each case, at any time following the third anniversary of the later of:

(i)	the public launch of, and the commencement of actual trading on (if different dates, whichever is the later), such Competing Platform; and

(ii)	the Launch Date,

providing that: (a) the relevant Shareholder provides prior written notice of its intention to do so to the other Shareholder; and (b) once any Shareholder, its Ultimate Parent Company or any of its Affiliates has elected to do so, such party and its Affiliates shall not be entitled to provide such services or trading access (as the case may be) to a different Competing Platform pursuant to this clause 26.4(A) until at least the third anniversary of the commencement of the provision of such services or trading access (as the case may be) to the prior Competing Platform;

(B)	competition between the Shareholders, between their Ultimate Parent Companies and between their respective Affiliates shall not be precluded or otherwise limited in respect of their existing business lines and operations, and the Shareholders, their Ultimate Parent Companies and their Affiliates shall not be restricted from providing services to, creating, operating or investing in, any enterprise that is not a Competing Platform;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(C)	CME, its Ultimate Parent Company and its Affiliates shall be permitted to assist CFETS in developing order routing and clearing capabilities (the purpose of which is to allow CFETS members to access CME foreign exchange FX Futures Contracts with CFETS serving as the CME clearing member for CFETS members) and they shall be permitted to provide consulting services to CFETS in order to assist CFETS in developing the capability to operate as a financial exchange;

(D)	Reuters, its Ultimate Parent Company and its Affiliates shall be permitted to provide technology and related consulting services to, and provide access to, CFETS for a foreign exchange trading platform;

(E)	the Shareholders, their Ultimate Parent Companies and their Affiliates shall not be prohibited from selling or distributing any financial, trading or other information; and

(F)	the Shareholders, their Ultimate Parent Companies and their Affiliates shall be permitted to:

(i)	have a direct or indirect interest in a Competing Platform (or an associated corporate person) insofar as they hold securities by way of passive investment in such entity, which securities are listed on a recognised investment exchange (as defined in section 285 of FSMA), national securities exchange, national securities association or any non-US or non-UK analogue to a regulated securities or investment exchange and, in aggregate, confer less than 5% of the votes which could normally be cast at a general meeting of such entity); and

(ii)	acquire a person or business which, in whole or part, owns or operates a Competing Platform, and/or provides any Prohibited Services, provided that:

(a)	the revenue generated by or in relation to the Competing Platform and/or any such Prohibited Services during the preceding accounting period does not exceed *****% of the total revenue of such corporate person or business during such period;

(b)	the purpose of such acquisition shall not be to compete with the Company;

(c)	the Competing Platform shall continue to operate in the same manner in which it operated prior to its acquisition and shall, to the extent reasonably practicable, be kept operationally separate from a commercial perspective from the business of the relevant Shareholder, its Ultimate Parent Company and its Affiliates; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)	no further investment shall be made in the Competing Platform or its related business by the relevant Shareholder, its Ultimate Parent Company or its Affiliates other than as reasonably necessary to operate such competing platform in the manner in which it was operated at the time of acquisition, provided further that, as soon as reasonably practicable (but, in any event, by no later than ***** after such acquisition), the relevant Shareholder (and its Affiliates) shall once again be in compliance with the provisions of clause 26.1 (Covenants), whether as a result of divestiture (including, without limitation, by way of spin-off to the public shareholders of the applicable Ultimate Parent Company) or shut-down of such Competing Platform, utilisation of the exception described in clause 26.4(A), or otherwise, provided that prior to divestiture or shut-down of a Competing Platform the acquiring Shareholder shall first discuss with the Company whether there is a mutually agreeable basis on which the Competing Platform would be sold to the Company;

(G)	the CME Group shall not list for trading (i) ***** prior to ***** after the Launch Date, or (ii) ***** prior to ***** after the Launch Date. Thereafter, the CME Group may so list either such contract, provided that CME shall pay to the Company, in accordance with clause 26.5 (Preparation of Revenue Statements), *****% of all revenues derived from such activities conducted prior to the Revenue Share End Date;

(H)	the Reuters Group shall not list for trading on a PB OTC Platform: (i) ***** prior to ***** after the Launch Date, or (ii) ***** prior to ***** after the Launch Date, provided that the Reuters Group may list for trading integrated transactions in which a ***** or ***** is traded ancillary to a transaction denominated in a currency underlying such contract. Thereafter, the Reuters Group may so list either such contract, provided that Reuters shall pay to the Company, in accordance with clause 26.5 (Preparation of Revenue Statements), *****% of all revenues derived from such activities conducted prior to the Revenue Share End Date;

(I)	if any member of the CME Group provides clearing or electronic transaction matching services for OTC Equivalent FX Futures Contracts traded on other designated contract markets, derivatives transaction execution facilities (or any non-US analogue to a regulated futures exchange) an “OTC Equivalent FX Futures Platform”), CME shall pay to the Company, in accordance with clause 26.5 (Preparation of Revenue Statements), *****% of all revenues derived from any such activities conducted prior to the Revenue Share End Date.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

26.5	Preparation of Revenue Statements

(A)	Within four Business Days after the end of each Accounting Period, to the extent applicable each Shareholder shall prepare and provide the Company and the other Shareholder with a statement (the “Revenue Statement”) stating the Competing Revenues in respect of that Accounting Period and stating the relevant Revenue Payment due to the Company.

(B)	Each Shareholder’s Revenue Statement shall be certified by an officer of such Shareholder to be true and correct in all material respects and shall contain a reasonably detailed breakdown of Competing Revenues. Each Shareholder shall preserve all documents, work papers or other records used in or relevant to the preparation of the Revenue Statements, and during the period of any review or dispute within the contemplation of this clause 26.5 (the “Revenue Review Period”), shall afford the Company and the other Shareholder reasonable access to the same upon request. In addition, each Shareholder shall, during the Revenue Review Period, upon the request of the Company and the other Shareholder, make reasonably available, during normal business hours and without unreasonable disruption of its normal business activities, the appropriate personnel of the Shareholder and its Affiliates involved in the preparation of its Revenue Statements.

(C)	Following the provision of a Revenue Statement, the Company and the other Shareholder shall have 20 Business Days within which to object to any Revenue Statement of the Shareholder providing such Revenue Statement. After the expiry of this period, any Revenue Statement of a Shareholder or any item included therein that is not the subject of an objection by the Company or the other Shareholder shall be deemed to have been accepted by all parties and no objections with respect thereto may thereafter be made by them. If, prior to the expiry of this period, a Shareholder or the Company objects to the Revenue Statement of the Shareholder providing such Revenue Statement or any item included therein, the dispute resolution procedures set forth in clause 15.6 (Dispute resolution procedure) shall apply, mutatis mutandis.

(D)	The Revenue Payment shall be made to the Company within three Business Days following the agreement or third party determination (as the case may be) of the relevant Revenue Statement.

26.6	Blocking Products/Instruments

(A)

If a Shareholder, or the Directors appointed by such Shareholder (the “Blocked Shareholder”), declines to approve the Company launching a potential Covered Product that the Company has proposed to launch and the other Shareholder or the Directors appointed by such other Shareholder, votes to approve the launch, then for five years thereafter the Group of the Blocked Shareholder may not list for

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

trading any Economically Equivalent Contract with respect to such proposed Covered Product as to which CME is the Designated Contract Market under the Commodity Exchange Act, or which, in the case of Reuters, is traded on a PB OTC Platform. The Shareholders and their Directors shall not otherwise decline to approve the Company launching a potential Covered Product in a manner intended to advantage the Shareholder’s Group versus the Company.

(B)	If a Shareholder lists for trading any Economically Equivalent Contract with respect to a proposed Covered Product, as to which, in the case of CME, CME is the Designated Contract Market under the Commodity Exchange Act, or which, in the case of Reuters, is traded on a PB OTC Platform or has announced its intention to engage in any such activity, then such Shareholder and its Directors shall be automatically deemed to have voted to approve the Company launching such proposed Covered Product.

26.7	Survival of Clause 26

The provisions of clauses 26.4(G), (H) and (I) (Scope and exceptions) and clause 26.5 (Preparation of Revenue Statements) shall survive any termination of this clause 26 and/or this agreement, and/or all members of either Shareholder’s Group ceasing to be party hereto, but only with respect to continuation of activities commenced prior to such termination or exit.

27.	CERTAIN UNITED STATES TAX MATTERS

(A)	The Company undertakes that it shall timely elect to be treated as a partnership for US federal income tax purposes as provided for in clause 4.1(A) (Interim steps).

(B)	The Company shall file any required US federal income tax or information returns in a manner consistent with its treatment as a partnership for US federal income tax purposes and shall not take any action (including filing any elections) that would be inconsistent with the treatment of the Company as a partnership for US federal income tax purposes, unless otherwise required to do so by law or as agreed by CME.

(C)	The Company shall establish and maintain accounts in its books for itself and for its Shareholders in the manner set forth in the Partnership Operating Provisions of the Company, attached hereto as schedule 10, and otherwise comply with the provisions set forth in such schedule.

(D)	Notwithstanding anything in this agreement, the Ancillary Agreements or the Articles of Association to the contrary, the Company and the Shareholders intend that this agreement, the Ancillary Agreements, the Articles of Association, including all exhibits and schedules attached hereto or thereto, shall together be treated as the “partnership agreement” for US federal income tax purposes.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

28.	INTELLECTUAL PROPERTY

(A)	Save as otherwise provided in the applicable Ancillary Agreement(s), each Shareholder shall own the IPR developed by or on behalf of it in connection with the Business, including any subsequent modifications and improvements thereto (“Shareholder IPR”), whether or not such modifications or improvements were made by such Shareholder.

(B)	Notwithstanding clause 28(A), if any licence in respect of any Shareholder IPR is necessary for the conduct of the Business in connection with any Ancillary Agreement to which a Shareholder is a party, such Shareholder agrees to license such Shareholder IPR to the Company on the terms set forth in the applicable Ancillary Agreement.

(C)	The parties agree that Company may develop its own IPR (the “Company IPR”), including in relation to unique trading methodology, business processes and new products. Subject to clause 28(A), the Company IPR shall remain the property of the Company and the Shareholders shall have no rights thereto except as otherwise provided in the terms of any licence or other agreement which may be entered into from time to time, including the Ancillary Agreements.

29.	CONFIDENTIALITY

29.1	Confidential information

Each party shall treat as confidential all information obtained as a result of negotiating and entering into this agreement and, in the case of a Shareholder, through its interest in the Company or any of its business or assets, or through its participation in the management of the Company via the Directors appointed by it, and in the case of the Company, which any of its officers or employees gained while in the employ of either of the Shareholders or any of their Affiliates, and which relates to:

(A)	the provisions of this agreement (except clause 16 (Restrictions on dealing with Shares) and clause 17 (Voluntary transfers));

(B)	the negotiations relating to this agreement;

(C)	the Company or its business, customers, employees, operations or assets; or

(D)	any Shareholder or its business, customers, employees, operations or assets.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

29.2	Use of confidential information

(A)	Each party shall:

(i)	keep confidential all of the Company’s confidential information and shall not disclose any such confidential information to any person other than:

(a)	a Director appointed by it, or any of its directors or employees whose duties include the management or monitoring of the Business or the Company and who needs to know such information in order to discharge his duties; or

(b)	a person to whom any Share is bona fide proposed to be transferred under clause 17.3 (Transfer to a third party) or clause 17.4 (Drag along);

(ii)	not use any such confidential information other than, in the case of a Shareholder, for the purpose of managing or evaluating its investment in the Company (for the avoidance of doubt, the Company shall not be permitted to use any such confidential information which it has obtained from any Shareholder in connection with the Business without the prior consent of such Shareholder); and

(iii)	procure that any person to whom such confidential information is disclosed by it complies with the restrictions set out in this clause 29 as if such person were a party to this agreement.

(B)	Each Shareholder shall implement reasonable precautions, policies, procedures and informational barriers to ensure that none of its employees involved in marketing or sales activities in respect of any foreign exchange-related product or service receives or has access to any confidential information of the Company which is competitively sensitive (including, without limitation, any individual client pricing information).

29.3	Permitted disclosure

(A)	Notwithstanding the other provisions of this clause 29, any party may disclose any such confidential information:

(i)	subject to the provisions of clause 29.3(B), if and to the extent required by law or regulation or for the purpose of any judicial proceedings;

(ii)	subject to the provisions of clause 29.3(B), if and to the extent required by any securities exchange, or regulatory, self-regulatory or governmental

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

body to which that party is subject, wherever situated, including (amongst other bodies) the FSA, the London Stock Exchange plc, The Panel on Takeovers and Mergers, the Securities and Exchange Commission, the CFTC, the New York Stock Exchange or the Nasdaq National Market, whether or not the requirement for information has the force of law;

(iii)	to its Ultimate Parent Company, Affiliates, professional advisers, auditors and bankers whose duties include the management or monitoring of the Business or the Company or providing advice to a party in connection therewith and who need to know such information in order to discharge their duties;

(iv)	if and to the extent the information has come into the public domain through no fault of that party;

(v)	if and to the extent the information was previously known on a non-confidential basis by that party;

(vi)	if and to the extent that party can demonstrate that the information was independently developed by that party without reference to any such confidential information; or

(vii)	if and to the extent the information becomes lawfully known to that party without any obligation of confidentiality at any time through a third party not known to be in breach of an obligation of confidentiality.

(B)	In the case of clauses 29.3(A)(i) and (ii), the disclosing party shall (to the extent lawful and practicable):

(i)	if any legal proceedings are commenced or action is taken which could reasonably be expected to result in the disclosure of any confidential information, immediately notify the other parties in writing and take all reasonable steps to resist or avoid such proceedings, and keep the other parties fully and promptly informed of all related matters and developments;

(ii)	consult with the other parties first on the proposed form, content, timing, nature and purpose of any disclosure, and give the other parties an opportunity to discuss the relevant information before any disclosure; and

(iii)	if it is obliged to disclose any confidential information to any other person, disclose only the minimum amount of information which it believes to be consistent with satisfying its obligation, provide a copy of the disclosure to the other parties, and inform the recipient of the confidential nature of the information and (if applicable) request that the recipient enter into a written confidentiality undertaking or otherwise seek confidential treatment of such information.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

29.4	Duration of obligations

The restrictions contained in this clause 29 shall continue to apply to each party (including any Shareholder which has ceased to hold Shares) without limit in time.

29.5	Residual Knowledge

For the avoidance of doubt, the restrictions contained in this clause 29 do not apply to Residual Knowledge.

30.	ANNOUNCEMENTS

30.1	Restriction on announcements

Prior to the Completion Date, the Company shall not be permitted to make any announcements (unless and to the extent required by law or regulation). After the Completion Date, the Company shall be permitted to make such announcements as are reasonably required in the ordinary course of its Business provided always that, wherever practicable, it shall first notify and consult with the Shareholders with a view to agreeing the form and substance of the announcement. Otherwise, Reuters Parent and CME Parent will each procure that no announcement concerning this agreement, any Ancillary Agreement to which any member of its Group is a party, or the business or assets of the Company shall be made by any party or its Affiliates without the prior written approval of the other parties hereto (such approval not to be unreasonably withheld or delayed).

30.2	Permitted announcements

Notwithstanding the other provisions of this clause 30, any party may, after consultation with the other parties whenever practicable, make an announcement concerning this agreement, any Ancillary Agreement to which any member of its Group is a party, or the business or assets of the Company if required by:

(A)	law or regulation; or

(B)	any securities exchange or regulatory, self-regulatory or governmental body to which that party is subject, wherever situated, including (amongst other bodies) the FSA, the London Stock Exchange plc, The Panel on Takeovers and Mergers, the Securities and Exchange Commission, the CFTC, the New York Stock Exchange or the Nasdaq National Market, whether or not the requirement has the force of law.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

30.3	Duration of restrictions

The restrictions contained in this clause 30 shall continue to apply to each party (including any Shareholder which has ceased to hold Shares) without limit in time.

31.	TERMINATION

31.1	Termination events

The provisions of this clause 31.1 do not apply where this agreement is terminated in accordance with clause 2.5 (Non-satisfaction of Conditions and termination) or clause 3.5 (Termination rights). A Termination Notice may be served in the following circumstances:

(A)	with the mutual written consent of the Shareholders (whether or not pursuant to clause 12.5 (Final Evaluation Tests));

(B)	by either Shareholder, as applicable, if:

(i)	there is an Event of Default in respect of the other Shareholder;

(ii)	the Company has not meet the requirements of one or both of the Final Evaluation Tests as set forth in clause 12.5(B);

(iii)	only one Shareholder remains holding Shares;

(iv)	it becomes unlawful for such Shareholder to comply with the terms of this agreement, it becomes unlawful for the Company to conduct the Business substantially in the manner contemplated by this agreement, or there is a change in law such that complying with the terms of this agreement and/or any Ancillary Agreement would be reasonably likely to have a material adverse effect (financial or otherwise) on the Ultimate Parent Company of the Terminating Shareholder and its Affiliates considered as a whole (in each case, a “Trigger Event”) provided that, to the extent reasonably practicable (and where to do so would not be materially prejudicial to the interests of the Terminating Shareholder), the non-Terminating Shareholder shall first be given the opportunity to exercise a Termination Call Option in accordance with the provisions of clause 12.6(C) (Consequences of Termination Notice) prior to the service of a Termination Notice;

(v)	if any circumstances analogous to those set out in clauses 18.1(D) to (J) (Events of Default) arise in respect of the Company (as opposed to any Shareholder or its Ultimate Parent Company); or

(vi)	on the completion of a Global Offer.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

31.2	Consequences of termination

(A)	Except as set out in clause 31.2(C), once a Termination Notice takes effect:

(i)	this agreement shall terminate immediately (except for clause 1 (Definitions and interpretation), clause 8.4 (Indemnity), clause 15.6 (Transfer of Shares), clause 24.2 (Guarantees by the Reuters Guarantors and the CME Guarantors), clause 24.3 (Principal obligors), clause 24.4 (Indemnities by the Reuters Guarantors and the CME Guarantors), clause 24.5 (Covenants of the Reuters Guarantors and the CME Guarantors), clause 24.6 (Joint and several liability of the Reuters Guarantors and the CME Guarantors), clause 26 (Protective Covenants), clause 29 (Confidentiality), clause 30 (Announcements), clause 33 (Assignment), clause 34 (Entire agreement), clause 35 (Notices), clause 36 (Remedies and waivers), clause 38 (Costs and expenses), clause 41 (Governing law and jurisdiction) and clause 42 (Agent for service) and any other provisions that expressly survive such termination) (except where the Termination Notice is given pursuant to clause 12.5 (Final Evaluation Tests) in which case the agreement shall terminate in accordance with clause 12.5) and such termination shall be without prejudice to any rights or liabilities arising under this agreement prior to such termination to which clause 41 (Governing law and jurisdiction) will continue to apply; and

(ii)	upon termination pursuant to clause 31.2(A) and where:

(a)	the parties mutually agree in writing; or

(b)	any of the circumstances referred to in clause 31.1(B)(v) (Termination events) apply and the Company ceases to trade; or

(c)	no Termination Call Notice has been served by the Termination Date; or

(d)	there is an Event of Default, then at the sole discretion of the non-Defaulting Shareholder,

in each case:

(1)	the Shareholders shall cause the Company to be wound-up as soon as practicable;

(2)	each Ancillary Agreement shall automatically terminate (except for any provisions which are expressed in any Ancillary Agreement to survive such termination); and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(3)	all rights and liabilities of the parties which have accrued before such termination shall continue to exist, including in respect of any breach of this agreement or any Ancillary Agreement.

(B)	Upon the winding-up of the Company, to the extent permitted by law and to the extent each item is applicable, the assets of the Company and its subsidiaries, if any, shall be liquidated and distributed as follows:

(i)	in satisfying the costs of winding-up;

(ii)	in satisfying any fixed charges in respect of the Company’s assets;

(iii)	in satisfying any preferential creditors;

(iv)	in satisfying any floating charges over the Company’s assets;

(v)	in satisfying any unsecured creditors of the Company (which, for the avoidance of doubt, shall include any Shareholder Covering Loan), with the Shareholders and any third parties ranking pari passu;

(vi)	in satisfying any subordinated debt (which, for the avoidance of doubt, shall include any Shareholder Loan);

(vii)	in satisfying any deferred creditors;

(viii)	in satisfying any outstanding Equalisation Dividend, including accrued deemed interest thereon; and

(ix)	in dividing any remaining assets between the Shareholders in accordance with their respective Percentage Shareholdings (taking into account the aggregate nominal amount of any Convertible Shares held by a Shareholder together with any outstanding accruals and arrears thereon).

(C)	Upon termination in accordance with the provisions of clause 31.1 (Termination events), the Shareholders shall procure that no new business is entered into by the Company (except where otherwise agreed by the parties) and the Shareholders shall use all reasonable endeavours, and shall cooperate with each other as reasonably required, to ensure an orderly run-off in respect of the Company Platform.

(D)

The transfer of any Shares to another Shareholder pursuant to clause 17.2 (Right of first refusal) or to a third party pursuant to clause 17.3 (Transfer to a third party) or the exercise of a Default Call Option or a Default Put Option pursuant to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

clause 18 (Transfer of Shares on default), following which the Company is to otherwise continue to operate, shall not cause the termination of this agreement unless the parties otherwise agree.

32.	LANGUAGE

32.1	Proceedings

Meetings of the Shareholders, Directors and any committee thereof shall be conducted in English. Notices (including accompanying papers) and minutes of such meetings shall be prepared in English.

32.2	Documents

Each other document in connection with this agreement shall be in English or accompanied by an English translation. The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document, notice or other communication given or delivered to it pursuant to this clause 32.2. If there is a discrepancy between an English translation and the foreign language original, the English translation shall prevail.

33.	ASSIGNMENT

This agreement shall be binding on and inure for the benefit of each party’s successors in title. Except where otherwise expressly permitted, no party shall assign (or declare any trust in favour of a third party over) all or any part of the benefit of, or its rights or benefits under, this agreement.

34.	ENTIRE AGREEMENT

34.1	Whole and only agreement

This agreement and the Ancillary Agreements together constitute the whole and only agreement between the parties relating to the subject matter of this agreement and the Ancillary Agreements.

34.2	No reliance on pre-contractual statements

Each party acknowledges that, in entering into this agreement and the Ancillary Agreements, it is not relying upon any pre-contractual statement which is not set out in this agreement or any Ancillary Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

34.3	Exclusion of other rights of action

Except in the case of fraud, no party shall have any right of action against any other party to this agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this agreement or in any Ancillary Agreement.

34.4	Meaning of pre-contractual statement

For the purposes of this clause 34, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this agreement and/or the Ancillary Agreements made or given by any person at any time prior to the date of this agreement.

34.5	Variation

Save as otherwise expressly provided in this agreement, this agreement may only be varied in writing signed by each of the parties and without the consent of any Third Party.

34.6	Conflict with Articles of Association

In the event of any ambiguity or discrepancy between the provisions of this agreement and the Articles of Association, the provisions of this agreement shall prevail as between the Shareholders for so long as this agreement remains in force. Each of the Shareholders shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Articles of Association.

34.7	No fetter on the Company

The Company is not bound by any provision of this agreement to the extent that it constitutes an unlawful fetter on any statutory power of the Company. This shall not affect the validity of the relevant provision as between the other parties to this agreement or the respective obligations of the other parties as between themselves.

35.	NOTICES

35.1	Notices to be in writing

A notice under this agreement shall only be effective if it is in writing. Facsimiles and e-mails are permitted, providing that any such communication is confirmed by a hard copy of the notice in writing and the sender of the notice is able to prove receipt of such communication.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

35.2	Addresses

Notices under this agreement shall be sent to a party at its address or number and for the attention of the individual set out below:

Party and title of individual	Address	Facsimile no.
Reuters, Rosemary Martin, Group General Counsel	Its registered office	0044 20 7542 6848

Cc: Nancy Gardner, Americas General Counsel	The Reuters Building, 3 Times Square, New York, NY 10036	001 646 223 4250

Reuters Parent, Rosemary Martin, Group General Counsel	Its registered office	0044 20 7542 6848

Cc: Nancy Gardner, Americas General Counsel	The Reuters Building, 3 Times Square, New York, NY 10036	001 646 223 4250

Reuters Opco, Rosemary Martin, Group General Counsel	Its registered office	0044 20 7542 6848

Cc: Nancy Gardner, Americas General Counsel	The Reuters Building, 3 Times Square, New York, NY 10036	001 646 223 4250

CME, Kathleen Cronin, Managing Director, General Counsel & Corporate Secretary	Its principal office	001 312 466 4410

CME Parent, Kathleen Cronin, Managing Director, General Counsel & Corporate Secretary	Its principal office	001 312 466 4410

CME Opco, Kathleen Cronin, Managing Director, General Counsel & Corporate Secretary	Its principal office	001 312 466 4410

The Company, Company Secretary	Its registered office	N/A

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Provided that a party may change its notice details on giving notice to the other parties of the change in accordance with the provisions of this clause 35. Such notice shall only be effective on the date falling three clear Business Days after the notification has been received or such later date as may be specified in the notice.

35.3	Receipt of Notices

(A)	Any notice given under this agreement shall be deemed to have been duly given as follows:

(i)	if delivered personally, on delivery;

(i)	if sent by airmail (postage prepaid, return receipt requested), six Business Days after the date of posting;

(ii)	if sent by an internationally recognised overnight courier (charges prepaid with delivery confirmation), on delivery;

(ii)	if sent by facsimile or e-mail, upon confirmed receipt.

(B)	Any notice given under this agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

35.4	Service of Service Documents

The provisions of this clause 35 shall not apply in relation to the service of Service Documents.

36.	REMEDIES AND WAIVERS

36.1	Delay or omission

No delay or omission by any party to this agreement in exercising any right, power or remedy provided by law or under this agreement shall:

(A)	affect that right, power or remedy; or

(B)	operate as a waiver of it.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

36.2	Single or partial exercise

The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

36.3	Cumulative rights

The rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

36.4	Damages not an adequate remedy

Notwithstanding any express remedies provided under this agreement and without prejudice to any other right or remedy which any party may have, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by it of the provisions of this agreement, so that in the event of a breach or anticipated breach of such provisions, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

36.5	Third Party rights

(A)	Each party to this agreement agrees that:

(i)	each Shareholder’s Ultimate Parent Company and the Affiliates of each Shareholder and of its Ultimate Parent Company shall have the right to enforce the terms of clause 26 (Protective covenants); and

(ii)	each Relevant Person shall have the right to enforce the terms of clause 9.5(D)(ii) (Directors’ interests and fiduciary duties),

each being a “Third Party”.

(B)	Save as provided in clause 36.5(A) above, the parties to this agreement do not intend that any term of this agreement be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

37.	NO PARTNERSHIP

For UK purposes only and save as provided for elsewhere in this agreement and in the Partnership Operating Provisions addressing the US federal tax treatment of the Company as a partnership, nothing in this agreement and no action taken by the parties under this agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

38.	COSTS AND EXPENSES

Except as otherwise stated in this agreement or the Ancillary Agreements, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this agreement and the Ancillary Agreements.

39.	INVALIDITY

If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement,

and the parties shall use all reasonable endeavours to replace the relevant provision of this agreement by a valid provision the effect of which is as close as possible to the intended effect of the relevant provision and which is compatible with the applicable law.

40.	COUNTERPARTS

This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

41.	GOVERNING LAW AND JURISDICTION

41.1	Governing law

This agreement and all disputes arising out of or in connection with this agreement are to be governed by, and construed in accordance with, English law.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

41.2	Jurisdiction of English courts

Each party agrees that any claim, action or proceeding arising out of or in connection with this agreement or any of the Ancillary Agreements (“Proceedings”) may be brought in the courts of England.

41.3	Proceedings in other courts

This clause 41 shall not limit the right of any party to take Proceedings against another party in any other court.

41.4	Waiver of objections

Each party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in any court in accordance with the provisions of this clause 41. Each party also agrees that a judgment against it in Proceedings brought in any jurisdiction in accordance with the provisions of this clause 41 shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

41.5	Irrevocable submission

Each party irrevocably submits and agrees to submit to the jurisdiction of the English courts and of any other court in which Proceedings may be brought in accordance with the provisions of this clause 41.

42.	AGENT FOR SERVICE

42.1	Appointment of agent

Each of CME, CME Parent and CME Opco irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX, United Kingdom to be its agent for the receipt of Service Documents. It agrees that any claim form, application notice, order, judgment or other document relating to any Proceedings (“Service Document”) may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules.

42.2	Appointment of replacement agent

If the agent at any time ceases for any reason to act as such, CME, CME Parent or CME Opco (as the case may be) shall appoint a replacement agent having an address for service in England or Wales and shall notify the other parties of the name and address of the replacement agent. Failing such appointment and notification, the Company shall be entitled by notice to CME, CME Parent or CME Opco (as the case may be) to appoint a

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

replacement agent to act on behalf of CME, CME Parent or CME Opco (as the case may be). The provisions of this clause 42 applying to service on an agent apply equally to service on a replacement agent.

42.3	Copies of Service Documents

A copy of any Service Document served on an agent shall be sent by post to CME, CME Parent or CME Opco (as the case may be). Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

43.	MISCELLANEOUS

43.1	Reuters Parent

For the avoidance of doubt, Reuters Parent is a party to this agreement solely for the purposes of clause 19.1(B) (Regulatory constraints), clause 24 (Undertakings by the Shareholders and obligations of the Reuters Guarantors and the CME Guarantors), clause 26 (Protective covenants) and clause 30.1 (Restrictions on announcements).

43.2	CME Parent

For the avoidance of doubt, CME Parent is a party to this agreement solely for the purposes of clause 24 (Undertakings by the Shareholders and obligations of the Reuters Guarantors and the CME Guarantors), clause 26 (Protective covenants) and clause 30.1 (Restrictions on announcements).

43.3	Reuters Opco

For the avoidance of doubt, Reuters Opco is a party to this agreement solely for the purposes of clause 24 (Undertakings by the Shareholders and obligations of the Reuters Guarantors and the CME Guarantors) and clause 26 (Protective covenants).

43.4	CME Opco

For the avoidance of doubt, CME Opco is a party to this agreement solely for the purposes of clause 24 (Undertakings by the Shareholders and obligations of the Reuters Guarantors and the CME Guarantors) and clause 26 (Protective covenants).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS of which this agreement has been executed and delivered as a deed on the date which first appears on page 1 of this agreement.

Executed as a deed by	)
REUTERS HOLDINGS LIMITED	)	/s/ Jas Singh
acting by its attorney	)	Attorney

Executed as a deed by	)	/s/ Kimberly S. Taylor
CME FX MARKETPLACE INC.	)	President
acting by its president and its secretary	)	/s/ Kathleen M. Cronin
in accordance with the laws of the territory in	)	Secretary
which CME FX Marketplace Inc. is incorporated	)

Executed as a deed by	)
FXMARKETSPACE LIMITED	)	/s/ Mark Robson
acting by its attorney	)	Attorney

Executed as a deed by	)	/s/ Jas Singh
REUTERS GROUP PLC	)	Attorney
acting by its attorney	)

Executed as a deed by	)
REUTERS LIMITED	)	/s/ Jas Singh
acting by its attorney	)	Attorney

Executed as a deed by	)	/s/ Craig S. Donohue
CHICAGO MERCANTILE EXCHANGE	)	Chief Executive Officer
HOLDINGS INC.	)	/s/ Kathleen M. Cronin
acting by its chief executive officer and corporate	)	Managing Director, General Counsel and Corporate Secretary
secretary in accordance with the laws of the	)
territory in which Chicago Mercantile Exchange	)
Holdings Inc. is incorporated	)

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Executed as a deed by	)	/s/ Craig S. Donohue
CHICAGO MERCANTILE EXCHANGE INC.	)	Chief Executive Officer
acting by its chief executive officer and corporate	)	/s/ Kathleen M. Cronin
secretary in accordance with the laws of the	)	Managing Director, General Counsel
territory in which Chicago Mercantile	)	and Corporate Secretary
Exchange Inc. is incorporated	)

Schedule 1

Ancillary Agreements

Mutual Trademark License Agreement between the Company, Reuters Opco and CME Opco

Mutual Patent License Agreement between the Company, Reuters Opco and CME Opco

Data Distribution Agreement between the Company and Reuters Opco

Development and Access Agreement between the Company and Reuters Opco

Clearing Services Agreement between the Company and CME Opco

Trading-Related Services Agreement between the Company and CME Opco

Master Services Agreement between the Company, Reuters Opco and CME Opco

Schedule 2

Form of Articles of Association

See attached.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

THE COMPANIES ACT 1985 (AS AMENDED)

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

RCFX LIMITED

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Table of contents

1.	DEFINITIONS AND INTERPRETATION	2

2.	CONDITIONALITY	22

3.	WARRANTIES	25

4.	INTERIM STEPS	29

5.	BUSINESS OF THE COMPANY	32

6.	RESERVED MATTERS	34

7.	DEADLOCK RESOLUTION	42

8.	MANAGEMENT APPOINTMENTS	44

9.	PROCEEDINGS OF DIRECTORS	46

10.	ACCESS TO INFORMATION AND ACCOUNTS	51

11.	BUSINESS PLAN	54

12.	FUNDING AND PERFORMANCE TESTS	55

13.	ISSUE OF SHARES	64

14.	DIVIDEND POLICY	65

15.	PROFIT SHARING	65

16.	RESTRICTIONS ON DEALING WITH SHARES	73

17.	VOLUNTARY TRANSFERS	73

18.	TRANSFER OF SHARES ON DEFAULT	79

19.	EXERCISE OF OPTIONS AND TRANSFER RIGHTS	81

20.	INELIGIBLE PERSONS	83

21.	COMPLETION OF SHARE TRANSFERS	84

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

22.	CERTAIN CONSENTS FOR THE PURPOSES OF THE ARTICLES	85

23.	PRESCRIBED VALUE	86

24.	UNDERTAKINGS BY THE SHAREHOLDERS, AND OBLIGATIONS OF THE REUTERS GUARANTORS AND THE CME GUARANTORS	88

25.	UNDERTAKINGS BY THE COMPANY AND NON-SOLICITATION	91

26.	PROTECTIVE COVENANTS	92

27.	CERTAIN UNITED STATES TAX MATTERS	98

28.	INTELLECTUAL PROPERTY	99

29.	CONFIDENTIALITY	99

30.	ANNOUNCEMENTS	102

31.	TERMINATION	103

32.	LANGUAGE	106

33.	ASSIGNMENT	106

34.	ENTIRE AGREEMENT	106

35.	NOTICES	107

36.	REMEDIES AND WAIVERS	109

37.	NO PARTNERSHIP	111

38.	COSTS AND EXPENSES	111

39.	INVALIDITY	111

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

40.	COUNTERPARTS	111

41.	GOVERNING LAW AND JURISDICTION	111

42.	AGENT FOR SERVICE	112

43.	MISCELLANEOUS	113

1.	Exclusion of Table A	127

2.	Interpretation	127

3.	Authorised share capital	129

4.	Rights and restrictions attached to Ordinary Shares	130

5.	Rights and restrictions attached to Preference Shares	130

6.	Rights and restrictions attached to Convertible Shares	133

7.	Commissions	134

8.	Trusts not recognised	134

9.	Initial authority to allot relevant securities	134

10.	Exclusion of rights to offers on a pre-emptive basis	134

11.	Entitlement to share certificates	134

12.	Renewal of share certificates	135

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

13.	Fully paid Shares	135

14.	Restrictions on dealing with Shares	135

15.	Transfer of Shares	135

16.	Alteration of share capital	136

17.	Purchase of own Shares	137

18.	General meetings	137

19.	Notice of general meetings	137

20.	Proceedings at general meetings	138

21.	Votes of Members	139

22.	Participation at general meetings	141

23.	Appointment and retirement of directors	142

24.	No age limit or share qualification	142

25.	Appointment and function of chairman	142

26.	Alternate directors	143

27.	Powers of directors	143

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

28.	Delegation of directors’ powers	144

29.	Disqualification and removal of directors	144

30.	Remuneration of directors	144

31.	Convening directors’ meetings	144

32.	Quorum at directors’ meetings	145

33.	Voting at directors’ meetings	145

34.	Participation at directors’ meetings	146

35.	Directors’ interests	146

36.	Secretary	148

37.	Minutes	148

38.	The seal	148

39.	Dividends	149

40.	Capitalisation of profits	150

41.	Language	150

42.	Notices	150

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

43.	Time of Service	151

44.	Winding-up	152

45.	Indemnity of directors	152

1.	Interpretation	158

2.	Facility	161

3.	Interest	161

4.	Representation	162

5.	Prepayment	164

6.	Repayment	164

7.	Acceleration	164

8.	Withholding	165

9.	Indemnity	166

10.	Covenants	166

11.	Payments	166

12.	Notices	166

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

13.	Assignment	166

14.	Remedies and Waivers	167

15.	Partial Invalidity	167

16.	Third party rights	167

17.	Counterparts	167

18.	Governing law and jurisdiction	167

19.	Agent for Service	167

1.	Interpretation	170

2.	Facility	173

3.	Interest	173

4.	Representation	174

5.	Prepayment	176

6.	Repayment	176

7.	Acceleration	176

8.	Withholding	177

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

9.	Indemnity	178

10.	Covenants	178

11.	Payments	178

12.	Subordination	178

13.	Notices	179

14.	Assignment	179

15.	Remedies and Waivers	179

16.	Partial Invalidity	179

17.	Third party rights	180

18.	Counterparts	180

19.	Governing law and jurisdiction	180

20.	Agent for Service	180

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Registered No. 05764842

ARTICLES OF ASSOCIATION

of

RCFX LIMITED

(Articles adopted on                         2006)

1.	Exclusion of Table A

The regulations in Table A of the Companies (Tables A to F) Regulations 1985, as amended prior to the date of adoption of these articles, do not apply to the company.

2.	Interpretation

2.1	In these articles, unless the context otherwise requires:

“the Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

“the articles” means these articles of association of the company, as amended from time to time;

“business day” means a day (other than a Saturday or Sunday) on which banks are open for business (other than solely for trading and settlement in euro) in London, New York and Chicago;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“CME director” means a director appointed by the holder(s) of the CME Shares and, unless otherwise stated, includes the duly appointed alternate of such a director;

“Convertible Shares” means the Reuters Convertible Shares and the CME Convertible Shares;

“directors” means the directors of the company from time to time, including the CME directors and the Reuters directors;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Disposal” in relation to any Share or any legal or beneficial interest in any Share, includes without limitation: (i) sale, assignment or transfer; (ii) creating or permitting to subsist any pledge, charge, mortgage, lien or other security interest or encumbrance; (iii) creating any trust or conferring any interest; (iv) any agreement, arrangement or understanding in respect of votes or the right to receive dividends; (v) the renunciation or assignment of any right to receive a Share; (vi) any agreement to do any of the foregoing except an agreement to transfer Shares which is conditional on compliance with these articles; (vii) the transmission of a Share by law; and (viii) any transaction which has an analogous economic effect to the foregoing;

“electronic communication” has the same meaning as used in the Electronic Communications Act 2000;

“executed” includes any mode of execution;

“Group” in relation to any corporate person, means any person which is: (i) a holding company; (ii) a subsidiary; or (iii) a subsidiary of a holding company, of that corporate person;

“Member” means a person whose name is entered in the register of members as the holder of any Ordinary Shares;

“office” means the registered office of the company;

“Ordinary Shares” means the Reuters Shares and the CME Shares;

“Preference Shares” means the Reuters Preference Shares and the CME Preference Shares;

“Reuters director” means a director appointed the holder(s) of the Reuters Shares and, unless otherwise stated, includes the duly appointed alternate of such a director;

“the seal” means the common seal of the company (if any is adopted);

“secretary” means the secretary of the company or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary;

“Shares” means the Ordinary Shares, the Preference Shares and/or the Convertible Shares (as the case may be);

“United Kingdom” means Great Britain and Northern Ireland; and

“Working Hours” means 9.30 a.m. to 5.30 p.m. local time on a business day.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

2.2	In these articles, “address” in relation to electronic communications includes any number or address used for the purposes of such communications.

2.3	References in these articles to “writing” include references to any method of representing or reproducing words in a legible and non-transitory form, including by way of electronic communications where specifically provided in a particular article or where permitted by the directors in their absolute discretion.

2.4	Headings are for convenience only and shall not affect construction.

2.5	Any holder of Shares represented at a general meeting by a duly authorised corporate representative shall be deemed to be present in person.

2.6	Where the context requires, references to a Member shall, for the purposes of articles 20 and 21, include a holder of Preference Shares or Convertible Shares (as the case may be) in circumstances where such holder is entitled to attend, speak and vote at any general meeting.

2.7	If, and for so long as, the company has only one Member, these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to such a company.

2.8	Unless the context otherwise requires, words or expressions contained in these articles bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these articles become binding on the company.

3.	Authorised share capital

3.1	The authorised share capital of the company as at the date of the adoption of these articles is £300,000,200 divided into:

(A)	100,000,000 ordinary shares of £1 each (“Reuters Shares”);

(B)	100,000,000 ordinary shares of £1 each (“CME Shares”);

(C)	100 cumulative redeemable preference shares of £1 each (“Reuters Preference Shares”);

(D)	100 cumulative redeemable preference shares of £1 each (“CME Preference Shares”);

(E)	50,000,000 convertible shares of £1 each (“Reuters Convertible Shares”); and

(F)	50,000,000 convertible shares of £1 each (“CME Convertible Shares”).

3.2	The authorised share capital shall consist only of Ordinary Shares, Preference Shares and Convertible Shares.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

4.	Rights and restrictions attached to Ordinary Shares

4.1	The Reuters Shares and the CME Shares shall each carry the respective voting rights and rights to appoint and remove directors set out in these articles, but in all other respects shall be identical and rank pari passu as one class of shares.

4.2	No ordinary shares may be allotted or issued other than Reuters Shares and CME Shares ranking pari passu with the Reuters Shares and the CME Shares, respectively, already in issue.

4.3	All unissued Reuters Shares and CME Shares shall be allotted and issued in equal proportions, and at the same price and otherwise on the same terms, unless all the Members otherwise consent in writing. After the first allotment of Ordinary Shares by the directors, Reuters Shares shall only be allotted and issued to an existing holder of Reuters Shares or any member of such holder’s Group and CME Shares or any member of such holder’s Group shall only be allotted and issued to an existing holder of CME Shares.

4.4	Subject to the provisions of the Act and to any preferential rights in respect of the holders of any Preference Shares, the holders of the Ordinary Shares shall be entitled to be paid any profits of the company which are available for distribution and are determined to be paid by the directors or on the recommendation of the directors resolved to be paid as a final dividend, and the amount payable shall be paid to the holders of the Ordinary Shares as a class in proportion to the numbers of such Shares in issue and paid up.

4.5	On a return of capital on winding-up or otherwise, subject to the provisions of the Act, the Ordinary Shares shall rank pari passu with the Convertible Shares but shall rank behind the Preference Shares.

4.6	The holders of the Ordinary Shares shall be entitled, in respect of their holdings of such Shares, to receive notice of general meetings and to attend, speak and vote at such meetings in accordance with these articles.

5.	Rights and restrictions attached to Preference Shares

5.1	Reuters Preference Shares shall only be allotted and issued to an existing holder of Reuters Shares, and CME Preference Shares shall only be allotted and issued to an existing holder of CME Shares.

5.2

Subject to the provisions of the Act and in priority to any payment of dividend or other distribution to the holders of the Ordinary Shares, the holder(s) of the Reuters Preference Shares or the CME Preference Shares (as the case may be) shall be entitled to be paid any

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

profits of the company which are available for distribution by way of a preferential cumulative dividend and are determined to be paid by the directors or on the recommendation of the directors resolved to be paid as a final dividend, at such rates (to be determined by a specified procedure, mechanism or formula) and on such date(s) and on such other terms and conditions as may be determined by the directors prior to allotment thereof provided that, where a holder(s) of the Reuters Preference Shares or the CME Preference Shares (as the case may be) is not entitled to any dividend under this article 5.2 at any time, this shall not prohibit the payment of a dividend on the Shares of any other class in the capital of the company ranking pari passu with, or after, the Reuters Preference Shares or the CME Preference Shares (as the case may be). The holders of the Preference Shares shall not be entitled to any further right of participation in the profits of the company.

5.3	If a holder(s) of the Reuters Preference Shares or the CME Preference Shares (as the case may be) is, at any time, entitled to an accrued but unpaid dividend and such holder(s) receives from any Member an amount in satisfaction of such outstanding dividend, the entitlement of the relevant holder(s) to such arrears of dividend shall cease to remain owing by the company upon receipt of such amount providing all the Members consent in writing.

5.4	On a return of capital on winding-up or otherwise, subject to the provisions of the Act, the Reuters Preference Shares and the CME Preference Shares shall rank pari passu with each other and in priority to the Ordinary Shares and the Convertible Shares but only to the extent of the aggregate nominal amount paid up on the Preference Shares, together with any accrued but unpaid dividend which may be outstanding pursuant to article 5.2, and shall carry no further right of participation in any return of capital or other distribution of assets.

5.5	The holders of the Preference Shares shall be entitled, in respect of their holdings of such Shares:

(A)	to receive notice of any general meeting of the company and to attend, but shall not be entitled to speak or vote at, any such general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of the company or the variation of the rights attaching to either the Reuters Preference Shares or the CME Preference Shares (as the case may be), in which case the holder(s) of such Shares shall have the right to receive notice of and to attend the general meeting and shall be entitled to speak and vote only on any such resolution; and

(B)	to receive notice of any meeting of the directors or to attend, but shall not be entitled to speak or vote at, any such meeting of the directors.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

5.6	The Reuters Preference Shares or the CME Preference Shares (as the case may be) shall be liable to be redeemed in accordance with the following provisions:

(A)	Each of the company or any holder of Preference Shares may, at its option and at any time following a Redemption Event, give notice in writing (a “Redemption Notice”) to the other party stating its intention to redeem or require the redemption of (as the case may be) all the Preference Shares which have been issued to such holder on a date which shall be specified in the Redemption Notice (such date falling not less than three business days, and not more than 20 business days, after the date of the Redemption Notice, unless otherwise agreed in writing by the Members).

(B)	“Redemption Event” means where a holder of Preference Shares and all members of such holder’s Group cease to hold any Ordinary Shares and no accrued but unpaid dividend remains outstanding in respect of such Preference Shares pursuant to article 5.2.

(C)	On the date of redemption, subject to the provisions of article 5.6(D), the company shall be entitled and bound to redeem the relevant Preference Shares specified in the Redemption Notice for a sum equal to the aggregate nominal amount paid up on such Shares, against delivery to the company of the certificate(s) for such Shares to be redeemed (or an indemnity in a form reasonably satisfactory to the company in respect of any missing share certificate).

(D)	If the aggregate redemption monies payable by the company on the redemption of any Preference Shares pursuant to a Redemption Notice exceeds the maximum amount which the Act permits the company to pay in respect of such redemption (or would so permit if the requisite corporate formalities were complied with), then the company shall redeem such Shares on the first day on or by which the company is lawfully able to pay the aggregate redemption monies in accordance with the Act and the redemption of such Shares shall be deferred accordingly.

(E)	Upon the redemption of any Preference Share, the holder thereof shall cease to be entitled to any rights in respect thereof and, accordingly, such holder’s name shall be removed from the company’s register of members with respect thereto and such Share shall thereupon be treated as cancelled.

(F)	If any holder of Preference Shares fails or refuses to surrender the certificate(s) (or an indemnity in a form reasonably satisfactory to the company in respect of any missing share certificate) for those Shares following service or receipt (as the case may be) of a Redemption Notice, or fails or refuses to accept the redemption monies payable in respect of them, the redemption monies shall be retained and held by the company but without interest or any further obligation whatsoever.

(G)	No Preference Shares shall be redeemable otherwise than out of the company’s distributable profits or the proceeds of a fresh issue of Shares made for the purposes of the redemption, or out of capital to the extent permitted by the Act.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

6.	Rights and restrictions attached to Convertible Shares

6.1	Reuters Convertible Shares shall only be allotted and issued to an existing holder of Reuters Shares, and CME Convertible Shares shall only be allotted and issued to an existing holder of CME Shares.

6.2	The holders of the Convertible Shares shall not be entitled to any right of participation in the profits of the company (including, without limitation, any dividend).

6.3	On a return of capital on winding-up or otherwise, subject to the provisions of the Act, the Reuters Convertible Shares and the CME Convertible Shares shall rank pari passu with each other and with the Ordinary Shares, and shall rank behind the Preference Shares, but only to the extent of the aggregate nominal amount paid up on the Convertible Shares, and shall carry no further right of participation in any return of capital or other distribution of assets.

6.4	The holders of the Convertible Shares shall not be entitled, in respect of their holdings of such Shares, to receive notice of any general meeting of the company or to attend, speak or vote at any such general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of the company or the variation of the rights attaching to either the Reuters Convertible Shares or the CME Convertible Shares (as the case may be) or the variation of the rights attaching to the Ordinary Shares into which any Convertible Shares may be converted, in which case the holder(s) of such Shares shall have the right to attend the general meeting and shall be entitled to speak and vote only on any such resolution.

6.5	All the Reuters Convertible Shares or the CME Convertible Shares (as the case may be) shall convert into fully paid up Reuters Shares (in the case of the Reuters Convertible Shares) or CME Shares (in the case of the CME Convertible Shares) on the basis of such rates (to be determined by a specified procedure, mechanism or formula) and on such date(s) (the “Conversion Date”) and on such other terms and conditions as may be determined by the directors prior to allotment thereof.

6.6	The conversion of any Convertible Shares in accordance with article 6.5 shall be effected in such manner as the directors may determine (including, but not limited to, the re-designation of the Convertible Shares and/or the consolidation and subdivision of the resulting Ordinary Shares, in each case in accordance with Act).

6.7	No fractions of Ordinary Shares shall be issued upon conversion of any Convertible Shares (with any fractional entitlement to Ordinary Shares being rounded down to the nearest whole number).

6.8	On the Conversion Date, each holder of the relevant Convertible Shares shall deliver the certificate(s) for such Shares (or an indemnity in a form reasonably satisfactory to the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

company in respect of any missing share certificate) to the company, whereupon the company shall issue to the holder entitled thereto certificates for the Ordinary Shares arising on conversion.

6.9	Any Ordinary Shares arising from conversion of any Convertible Shares pursuant to this article 6 shall, with effect from the date of their issue, rank pari passu in all respects with the other Ordinary Shares for the time being in issue, save that any entitlement to a dividend attributable to such new Ordinary Shares in the applicable financial period shall accrue on a pro rata daily basis from (and including) the date of issue of such Convertible Shares.

7.	Commissions

No commission shall be paid by the company to any person in consideration of his subscribing or agreeing to subscribe for any Shares or procuring or agreeing to procure subscriptions for any Shares.

8.	Trusts not recognised

Except as required by law, no person shall be recognised by the company as holding any Share upon any trust and (except as otherwise provided by the articles or by law) the company shall not be bound by or recognise any interest in any Share except an absolute right to the entirety thereof in the holder.

9.	Initial authority to allot relevant securities

Subject to the provisions of these articles, the directors are unconditionally authorised to exercise all powers of the company to allot relevant securities. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of adoption of this article or such other amount as may from time to time be authorised by the company in general meeting. The authority conferred on the directors by this article shall remain in force for a period of five years from the date of the adoption of this article but may be revoked varied or renewed from time to time by the company in general meeting in accordance with the Act.

10.	Exclusion of rights to offers on a pre-emptive basis

Section 89(1) of the Act shall not apply to the allotment by the company of any equity security.

11.	Entitlement to share certificates

Every person, upon becoming the holder of any Shares, shall be entitled without payment to one certificate for all the Shares of each class held by him (and, upon transferring a part of his holding of Shares of any class, to a certificate for the balance of such holding) or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

several certificates each for one or more of his Shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. The company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

12.	Renewal of share certificates

If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

13.	Fully paid Shares

No Share shall be issued partly paid.

14.	Restrictions on dealing with Shares

14.1	No Disposal of any Share or any legal or beneficial interest in a Share shall be permitted except a transfer of the entire legal and beneficial interest in the Share made with the consent in writing of all the Members.

14.2	No Ordinary Share (or any interest in an Ordinary Share) shall be transferred, if following such transfer in accordance with these articles no member of the transferor’s Group would continue to hold any Ordinary Shares, unless there is also transferred to the same transferee and at the same time, any loans outstanding from the transferor to the company and all Convertible Shares held by the transferor.

15.	Transfer of Shares

15.1	The instrument of transfer of a Share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the Share is fully paid, by or on behalf of the transferee.

15.2	Any transfer of Shares made in accordance with these articles shall be registered promptly. The directors shall refuse to register a proposed transfer of a Share not made under or permitted by these articles.

15.3	The directors may refuse to register a transfer unless:

(A)	it is lodged at the office or at such other place as the directors may appoint and is accompanied by the certificate for the Shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

(B)	it is in respect of only one class of Shares.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

15.4	If the directors refuse to register a transfer of a Share, they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.

15.5	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Share.

15.6	The company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

15.7	A person executing an instrument of transfer of a Share is deemed to remain the holder of the Share until the name of the transferee is entered in the register of members of the company in respect of it.

16.	Alteration of share capital

16.1	The company may by ordinary resolution:

(A)	increase its share capital by new shares of such amount as the resolution prescribes;

(B)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(C)	subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(D)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

16.2	Whenever as a result of a consolidation of Shares any holder(s) would become entitled to fractions of a Share, the directors may round down to the nearest whole number such fractional entitlement.

16.3	Subject to the provisions of the Act, the company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

17.	Purchase of own Shares

Subject to the provisions of the Act, the company may purchase its own Shares (including any Preference Shares) and may make a payment in respect of the redemption or purchase of its own Shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of Shares.

18.	General meetings

18.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

18.2	The directors may call general meetings and, on the requisition of any Member pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition.

19.	Notice of general meetings

An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one clear days’ notice. All other extraordinary general meetings shall be called by at least fourteen clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:

(A)	in the case of an annual general meeting, by all the Members entitled to attend and vote thereat; and

(B)	in the case of any other meeting, by a majority in number of the holders of Shares having a right to attend and vote being a majority together holding not less than ninety-five per cent. in nominal value of the Shares giving that right.

The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such. Subject to the provisions of the articles and to any rights or restrictions imposed on any Shares, the notice shall be given to all the Members and to the directors and auditors.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

20.	Proceedings at general meetings

20.1	No business shall be transacted at any meeting unless a quorum is present. Unless the Members otherwise consent in writing, the quorum at any general meeting or adjourned general meeting shall be two persons, of whom one shall be a holder of Reuters Shares present in person or by proxy and one shall be a holder of CME Shares present in present in person or by proxy. A Member may only be counted in the quorum once, notwithstanding that he may also be acting as a proxy or corporate representative for another Member, and a proxy or corporate representative who is not a Member may only be counted in the quorum once, notwithstanding that he may be acting as proxy or corporate representative for more than one Member.

20.2	If, and for so long as, the company has only one Member, that Member present in person or by proxy shall be a quorum at any general meeting of the company or of the holders of any class of Shares.

20.3	If a quorum is not present within half an hour (or such longer time as the persons present may all agree to wait) from the time appointed for any general meeting, or if during a general meeting a quorum ceases to be present, the meeting shall be dissolved.

20.4	The chairman (if any) of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

20.5	If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the Members present and entitled to vote shall choose one of their number to be chairman.

20.6	A director shall, notwithstanding that he is not a Member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of Shares in the company.

20.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

20.8	A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded by any Member and a demand by a person as proxy for a Member shall be the same as a demand by the Member.

20.9	A poll demanded on any question shall be taken forthwith.

20.10	Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

20.11	The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

20.12	A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be Members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

20.13	A resolution in writing executed by or on behalf of each Member who would have been entitled to vote upon it if it had been proposed at a general meeting or a meeting of the relevant class of holders of Shares at which he was present shall be as effectual as if it had been passed at a general meeting or a meeting of the relevant class of holders of Shares duly convened and held. Such a resolution shall be by means of an instrument or contained in an electronic communication sent to such address (if any) for the time being notified to the company for that purpose and may consist of several instruments or electronic communications, each executed by or on behalf of one or more Members and in such manner as the directors may approve by or on behalf of one or more Members, or a combination of both.

21.	Votes of Members

21.1	On a show of hands, every Member present in person or by proxy shall have one vote and a proxy or corporate representative shall have one vote for each Member for whom he is acting as proxy or corporate representative, in addition to his own vote if he is a Member. On a poll every Member shall have one vote for every Share of which he is the holder except as set out in articles 21.2 to 21.7 (inclusive).

21.2	No resolution of the Members to remove from office any Reuters Director shall be effective unless a poll is taken and, in respect of any such resolution, the Members holding Reuters Shares shall be entitled to cast ten votes in respect of each Reuters Share held by them.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

21.3	If any Member holding Reuters Shares is not present in person or by proxy when a poll is taken, the votes exercisable on that poll in respect of the Reuters Shares shall be increased so that the Reuters Shares held by the Members present in person or by proxy when the poll is taken shall together entitle such Members to the total aggregate number of votes exercisable in respect of all the Reuters Shares.

21.4	No resolution of the Members to amend article 21.2 or article 21.3 shall be effective unless a poll is taken and, in respect of any such resolution, the Members holding Reuters Shares shall be entitled to cast ten votes in respect of each Reuters Share held by them.

21.5	No resolution of the Members to remove from office any CME Director shall be effective unless a poll is taken and, in respect of any such resolution, the Members holding CME Shares shall be entitled to cast ten votes in respect of each CME Share held by them.

21.6	If any member holding CME Shares is not present in person or by proxy when a poll is taken, the votes exercisable on that poll in respect of the CME Shares shall be increased so that the CME Shares held by the Members present in person or by proxy when the poll is taken shall together entitle such Members to the total aggregate number of votes exercisable in respect of all the CME Shares.

21.7	No resolution of the members to amend article 21.5 or article 21.6 shall be effective unless a poll is taken and, in respect of any such resolution, the Members holding CME Shares shall be entitled to cast ten votes in respect of each CME Share held by them.

21.8	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

21.9	On a poll, votes may be given either personally or by proxy. A Member may appoint more than one proxy to attend on the same occasion.

21.10	The appointment of a proxy shall be executed by or on behalf of the appointer and in any common form or in such other form as the directors may approve and shall be deemed to include authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated in it, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

21.11	The appointment of a proxy must:

(A)	in the case of an appointment which is not contained in an electronic communication, be received at the office not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote, together with any authority under which it is made or a copy of the authority, certified notarially or in some other manner approved by the directors;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(B)	in the case of an appointment contained in an electronic communication, where an address has been specified or agreed by the directors for the purpose of receiving electronic communications, be received at such address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in some other manner approved by the directors, must be received at the office not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(C)	in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as set out in paragraph (A) or (B) above not less than 24 hours before the time appointed for the taking of the poll; or

(D)	in the case of an appointment which is not contained in an electronic communication, be received at the meeting or adjourned meeting at which the person named in the appointment proposes to vote or at the place and time appointed for the taking of the poll, together with any authority under which it is made or a copy of the authority, certified notarially or in some other manner approved by the directors, and an appointment of a proxy which is not received in a manner so permitted shall be invalid.

21.12	A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the company at the office or at such other place at which the instrument of proxy was duly deposited or, where the appointment of the proxy was contained in an electronic communication, at the address at which such appointment was duly received before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

22.	Participation at general meetings

Any one or more Members may participate in and vote at general meetings by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any Member so participating in a meeting shall be deemed to be present in person and shall count towards the quorum.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

23.	Appointment and retirement of directors

23.1	The holders of the Reuters Shares shall be entitled, by notice in writing to the company and to the holders of the CME Shares, to appoint up to three Reuters directors and to remove any such appointee from time to time. The holders of the CME Shares shall be entitled, by notice in writing to the company and to the holders of the Reuters Shares, to appoint up to three CME directors and to remove any such appointee from time to time.

23.2	Subject to the provisions of the Act, the Members acting together through the directors may appoint or remove any person to the office of managing director and/or may appoint or remove any person to any other executive office under the company, and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, removal, agreement or arrangement may be made upon such terms as the Members acting together through the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the company.

24.	No age limit or share qualification

No director shall be required to retire or vacate his office, and no person shall be ineligible for appointment as a director, by reason of his having attained any particular age. No shareholding qualification for directors shall be required.

25.	Appointment and function of chairman

25.1	The holders of the Reuters Shares and the holders of the CME Shares shall be entitled, by notice in writing to the company and to the holders of the other class of Ordinary Shares, to appoint a director to act as the chairman of the board of directors on a rotating basis. Each such appointment shall be for a term of one year, providing that the initial appointment shall end on 31 December 2006. The first chairman shall be appointed by the holders of the [ ] Shares. If any chairman ceases to hold that office during his term, the class of Member which appointed him shall be entitled to appoint another director to fill that office for the remainder of the one year term. The chairman shall preside at any directors’ meeting and general meeting at which he is present, and he shall be responsible for administering the work of the board of directors so as to ensure good order without favouring any particular Member or proposal(s) and to afford all directors an opportunity to participate fully.

25.2	If there is no director appointed to act as chairman, or if the director holding that office is unwilling to preside or is not present within thirty minutes after the time appointed for the meeting, the Reuters directors or the CME directors (as the case may be) present may appoint one of their number to be chairman of the meeting.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

25.3	The chairman shall not be entitled to any casting vote or special voting rights under any circumstances but, for the avoidance of doubt, he shall be entitled to the same voting rights as any Reuters director or CME director (as the case may be).

26.	Alternate directors

26.1	The holders of the Reuters Shares shall be entitled, by notice in writing to the company and to the holders of the CME Shares, to appoint any person as an alternate director to attend, speak and vote on behalf of any Reuters director at any one or more meetings of the directors, and may remove from office an alternate director so appointed by them.

26.2	The holders of the CME Shares shall be entitled, by notice in writing to the company and to the holders of the Reuters Shares, to appoint any person as an alternate director to attend, speak and vote on behalf of any CME director at any one or more meetings of the directors, and may remove from office an alternate director so appointed by them.

26.3	An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the company for his services as an alternate director.

26.4	An alternate director shall cease to be an alternate director if his appointor ceases to be a director. However, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

26.5	Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

27.	Powers of directors

27.1	Subject to the provisions of the Act, the memorandum and these articles, the business of the company shall be managed by the directors who may exercise all the powers of the company. No alteration of the memorandum or articles shall invalidate any prior act of the directors which would have been valid if that alteration had not been made. The powers given by this article shall not be limited by any special power given to the directors by these articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

27.2	The directors may, by power of attorney or otherwise, appoint any person to be the agent of the company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

28.	Delegation of directors’ powers

The directors may delegate any of their powers to any committee consisting of at least one Reuters director and at least one CME director. No such committee shall have the power to sub-delegate.

29.	Disqualification and removal of directors

The office of a director shall be vacated if:

(A)	he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director;

(B)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(C)	he is, or may be, suffering from mental disorder and either:

(i)	he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960 (or under any analogous legislation in any other jurisdiction), or

(ii)	an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(D)	he resigns his office by notice to the company.

30.	Remuneration of directors

No director shall be entitled to remuneration from the company for his services as a director (provided that the managing director shall be entitled to compensation, incentive or employment-related benefits in his capacity as the chief executive officer of the company).

31.	Convening directors’ meetings

31.1	A director may, and the secretary at the request of a director or a Member shall, call a meeting of the directors. It is contemplated that the directors will hold meetings in both the United Kingdom and the United States, but that at least a majority of such meetings each year will be held in the United Kingdom.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

31.2	Unless the directors agree otherwise, at least five business days’ notice of each meeting of the directors shall be given to each director entitled to attend. Wherever practicable, the notice shall be accompanied by an agenda and a board paper setting out in such reasonable detail as may be practicable in the circumstances the subject matter of the meeting. Breach of this article 31.2 shall not affect the validity of any meeting of the directors which has otherwise been validly convened.

31.3	Notice of a meeting of the directors shall be given to all directors including any director who is absent from the United Kingdom at the relevant time. A director may waive notice of any meeting either prospectively or retrospectively.

32.	Quorum at directors’ meetings

32.1	No business shall be transacted at any meeting of the directors unless a quorum is present. Unless the Members otherwise consent in writing, a quorum shall exist at any directors’ meeting if at least one Reuters Director and at least one CME Director are present or represented by an alternate.

32.2	If a quorum is not present at a meeting of the directors at the time when any business is considered, any director may require that the meeting be reconvened. At least five business days’ notice of the reconvened meeting will be given in writing unless all the directors agree otherwise.

32.3	A director shall only be counted in the quorum once, notwithstanding that he may also be acting as an alternate director, and an alternate director who is not a director shall only be counted in the quorum once, notwithstanding that he may be acting as alternate for more than one director.

32.4	A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

33.	Voting at directors’ meetings

33.1	Unless the Members otherwise consent in writing, resolutions of the directors shall be decided by majority of the votes cast and (subject to the provisions of article 33.2) each director shall have one vote, provided that no resolution of the directors shall be effective unless at least one Reuters director (or an alternate director attending the meeting on behalf of a Reuters director) and at least one CME director (or an alternate director attending the meeting on behalf of a CME director) shall have voted in favour of the resolution. An alternate director shall have one vote for each director for whom he is acting as alternate, in addition to his own vote if he is a director. In the case of an equality of votes, the chairman shall not have a second or casting vote.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

33.2	Any managing director appointed pursuant to article 23.2 shall have attendance rights in respect of any meeting of the directors (save where attendance would not be consistent with the principles of good corporate governance or the Members otherwise agree) and shall have no voting rights in respect of any resolution of the directors, but he shall be entitled to indicate which way he would vote on any resolution which is proposed at a meeting of the directors.

33.3	All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

33.4	A resolution in writing signed by at least two Reuters directors and at least two CME directors shall be as valid and effective for all purposes as a resolution passed by the directors at a meeting duly convened, held and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned. A resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

34.	Participation at directors’ meetings

Any one or more directors may participate in and vote at directors’ meetings by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any director so participating in a meeting shall be deemed to be present in person and shall count towards the quorum.

35.	Directors’ interests

35.1	Subject to the provisions of the Act, and provided that he has disclosed to the other directors the nature and extent of any material interest of his, a director notwithstanding his office:

(A)	may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;

(B)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(C)	shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

35.2	For the purposes of article 35.1:

(A)	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(B)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

35.3	A director shall not be counted in the quorum (nor shall his presence be required in order to constitute a quorum if it would otherwise be required under these articles), nor shall he be entitled to vote, in respect of any action by the company against the Member who appointed him or any of its Affiliates or any action by the Member who appointed him or any of its Affiliates against the company (and as all the Members otherwise consent in writing) Except in respect of any such action, a director present or represented by an alternate shall be counted in the quorum and be entitled to vote at a meeting of directors on any resolution concerning a matter in which he has, directly or indirectly, a material interest or duty.

35.4	“Affiliate” in relation to a Member, means any body corporate over which that Member has control, and control in relation to a body corporate means the ability of any person to ensure that the activities and business of that body corporate are conducted in accordance with the wishes of that person. A person shall be deemed to have control of a body corporate if it possesses or is entitled to acquire the majority of the issued share capital or the voting rights in that body corporate or the right to receive the majority of the income of that body corporate on any distribution by it of all of its income or the majority of its assets on a winding-up (provided that a person shall not be deemed to have control of a body corporate if there are binding legal, constitutional or contractual provisions which preclude such control in circumstances where that person otherwise possesses the majority of the issued share capital in that body corporate).

35.5	To the fullest extent permitted by law, a director shall not be taken to be in breach of his fiduciary duties to the company as consequence of having regard to and acting, directly or indirectly, in accordance with the instructions or wishes (whether in writing, orally or otherwise) of the Member that appointed such director, provided that this article 35.5 shall not restrict or exclude such director’s liability for his deliberate breach of any fiduciary duty owed to the company, fraud or bad faith.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

35.6	To the fullest extent permitted by law, a director shall not be taken to be in breach of his fiduciary duties to the company as a consequence of presenting corporate opportunities to the Member that appointed such director, unless such opportunity is expressly offered to a Reuters director or CME director (as applicable) solely in his or her capacity as a director and with respect to which no member of a Member’s Group (Reuters or CME, as applicable) or any of their respective officers, directors, employees or agents (other than any Reuters director or CME director that received the offer in his or her capacity as a director) independently receives notice or otherwise identifies such opportunity; or is identified by a Member’s Group (Reuters or CME as applicable) solely through the disclosure of information by or on behalf of the company,

35.7	Notwithstanding the provisions of article 35.5 or article 35.6, if any director believes that his fiduciary duties to the company may conflict with his obligations to the Member that appointed him, such director shall be entitled to make any decision, vote or resolution which would otherwise be disposed of by the directors a decision, vote or resolution for which the Members are responsible.

36.	Secretary

Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit, and any secretary so appointed may be removed by them.

37.	Minutes

The directors shall cause minutes to be made in books kept for the purpose:

(A)	of all appointments of officers made by the directors; and

(B)	of all proceedings at meetings of the company, of the holders of any class of Shares in the company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

38.	The seal

The company may exercise all the powers conferred by the Act with regard to having any official seal. The seal (if adopted) shall only be used by the authority of the directors or of a committee of directors authorised by the directors. Subject to the provisions of the Act, the directors may determine who shall sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall be signed by a director and by the secretary or by a second director.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

39.	Dividends

39.1	Subject to the provisions of the Act, the company may by ordinary resolution declare dividends in accordance with the respective rights of the holders of the Ordinary Shares and the Preference Shares, but no dividend shall exceed the amount recommended by the directors.

39.2	Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on Ordinary Shares with regard to dividend as well as on Preference Shares, but no interim dividend shall be paid on Ordinary Shares if, at the time of payment, any dividend due on a Preference Share is in arrears.

39.3	Except as otherwise provided by the rights attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid.

39.4	A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

39.5	Any dividend or other moneys payable in respect of a Share may be paid by direct electronic transfer where bank details of the holder(s) entitled have been supplied or by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the Share, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person(s) entitled may in writing direct. Every cheque shall be made payable to the order of the person(s) entitled or to such other person as the person(s) entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of the Share.

39.6	No dividend or other moneys payable in respect of a Share shall bear interest against the company unless otherwise provided by the rights attached to the Share.

39.7	Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the company.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

40.	Capitalisation of profits

The directors may with the authority of an ordinary resolution of the company:

(A)	subject as hereinafter provided, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company’s share premium account or capital redemption reserve;

(B)	appropriate the sum resolved to be capitalised to the holders of any Shares who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued Shares or debentures of the company of a nominal amount equal to that sum, and allot the Shares or debentures credited as fully paid to those holders, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this article 40, only be applied in paying up unissued Shares to be allotted to holders of Shares which are credited as fully paid;

(C)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of Shares or debentures becoming distributable under this article 40 in fractions; and

(D)	authorise any person to enter on behalf of all the holders of the Shares concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any Shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such parties.

41.	Language

General meetings and meetings of the directors and any committee shall be conducted in English. Notices (including accompanying papers) and minutes of such meetings shall be prepared in English.

42.	Notices

42.1	Any notice to be given to or by any person pursuant to these articles shall be made in writing to an address notified for that purpose to the person giving the notice.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

42.2	Any notice may be served on or delivered to any person under these articles:

(A)	personally;

(B)	by leaving it for, or sending it by air mail or internationally recognised overnight courier addressed to, a holder of any Shares at his registered address, the company at its registered office or a director at an address provided by the director for this purpose; or

(C)	by electronic communication to an address provided by the holder of any Shares, company or director for this purpose; or

(D)	by any other means authorised in writing by the holder of any Shares, company or director.

42.3	In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

42.4	A holder of any Shares or director present in person or by proxy or alternate at any meeting of the company or of the holders of any class of Shares in the company or at any meeting of directors shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

42.5	Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

43.	Time of Service

Any notice given under these articles shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(A)	if delivered personally, on delivery;

(B)	if sent by air mail (postage prepaid, return receipt requested), six business days after the date of posting;

(C)	if sent by an internationally recognised overnight courier (charges prepaid with delivery notification), on delivery;

(D)	if sent by electronic communication, when despatched; and

any notice given under these articles outside Working Hours in the place to which it is addressed will be deemed not to have been given until the start of the next period of Working Hours in such place.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

44.	Winding-up

If the company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide among the holders of Shares in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the holders of Shares or different classes of such holders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the holders of Shares as he with the like sanction determines, but no holders of Shares shall be compelled to accept any assets upon which there is a liability.

45.	Indemnity of directors

Subject to the provisions of the Act, the company may indemnify any director of the company against any liability and may purchase and maintain for any director of the company insurance against any liability.

Schedule 3

Form of Deed of Adherence

THIS DEED is made on [                    ]

by [                    ], a company incorporated [in / under the laws of] [            ] under registered number [            ], whose [registered / principal] office is at [            ] (the “New Shareholder”).

WHEREAS:

(A)	By a transfer dated [ ], [ ] transferred to the New Shareholder [ ] [Reuters / CME] Shares of £1 each [, together with [ ] [Reuters / CME] Convertible Shares of £1 each,] in the capital of RCFX Limited (the “Company”).

(B)	This deed is entered into in compliance with the terms of clause 17 (Voluntary transfers) of an agreement dated [ ] May 2006 made between, inter alios, Reuters Holdings Limited and CME FX Marketplace Inc. and the Company as such agreement shall have been or may be amended, supplemented or novated from time to time (the “Shareholders’ Agreement”).

THIS DEED WITNESSES as follows:

1.	The New Shareholder undertakes to adhere to and be bound by the provisions of the Shareholders’ Agreement, and to perform the obligations imposed by the Shareholders’ Agreement which are to be performed on or after the date of this deed, in all respects as if the New Shareholder were a party to the Shareholders’ Agreement and named therein as [Reuters / CME].

2.	This deed is made for the benefit of: (a) the original parties to the Shareholders’ Agreement; and (b) any other person or persons who, after the date of the Shareholders’ Agreement (and whether or not prior to or after the date of this deed), adheres to the Shareholders’ Agreement.

3.	The address, facsimile number and e-mail address of the New Shareholder for the purposes of clause 35 (Notices) of the Shareholders’ Agreement are as follows:

Party and title of individual	Address	Facsimile no.	E-mail address
[Its registered office]

4.	This deed shall be governed by, and construed in accordance with, English law.

5.	The courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this deed. Any proceeding, suit or action arising out of or in connection with this deed (“Proceedings”) may therefore be brought in the English courts. The New Shareholder agrees that this jurisdiction agreement is irrevocable and that it is for the benefit of each of the parties referred to in clause 2 of this deed. Nothing contained in this clause 5 shall limit the right of any person having the benefit of this deed to take Proceedings against the New Shareholder in any other court or in the courts of more than one jurisdiction at the same time.

IN WITNESS of which this deed has been executed and delivered by the New Shareholder on the date which first appears above.

Executed as a deed by [name of English company] acting by [a director and its secretary / two directors]	) ) ) )	Director Director / Secretary

[OR]

Executed as a deed by [name of foreign company] acting by [insert names of authorised signatories] in accordance with the laws of the territory in which [name of foreign company] is incorporated	) ) ) ) ) )	Authorised signatory Authorised signatory

Schedule 4

Form of subscription letter

[Letterhead]

RCFX Limited

[Address]

For the attention of the Directors

[Date]

Dear Sirs

RCFX Limited – shareholder’s agreement between, inter alios, Reuters Holdings Limited and CME FX Marketplace Inc. dated [    ] May 2006 (the “Agreement”)

In accordance with the terms of the Agreement, we hereby subscribe in cash for [                    ] [Reuters / CME / Reuters Convertible / CME Convertible] Shares (as defined in the Agreement) to be credited as fully paid and at a subscription price equal to [the nominal value of such Shares]/[• pence per share] (the “Subscription”). We undertake to pay the subscription monies in cash on [            ] in respect of the Subscription to such bank account and in such manner as the Company may direct.

Yours faithfully

For and on behalf of

[Reuters Holdings Limited / CME FX Marketplace Inc.]

Schedule 5

Form of Contribution Notice

[Address of Shareholder]

For the attention of the Directors

[Date]

Dear Sirs

RCFX Limited – Contribution Notice

Pursuant to clause 12 of the shareholder’s agreement between, inter alios, Reuters Holdings Limited and CME FX Marketplace Inc. dated [    ] May 2006 (the “Agreement”), we hereby serve notice that a capital contribution of [£                     ] (the “Contribution”) is required in accordance with the Business Plan (as defined in the Agreement). We request that payment of the Contribution be made on [Date – at least 20 Business Days’ notice], in such manner as the parties shall agree prior to the date thereof.

Subject to the provisions of the Agreement, you are requested to confirm the preferred form of consideration for the Contribution by no later than [Date].

Yours faithfully

For and on behalf of

RCFX Limited

Schedule 6

Form of Shareholder Covering Loan

LOAN AGREEMENT

[Reuters Holdings Limited]/[CME FX Marketplace Inc.]

(as lender)

and

RCFX Limited

(as borrower)

DATE: [•]

BETWEEN:

(1)	[Reuters Holdings Limited, a company incorporated in England and Wales (registered number 0796065) whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP, United Kingdom (the “Lender”);]

or

[CME FX Marketplace Inc., a company incorporated under the laws of the State of Delaware whose principal office is at 20 South Wacker Drive, Chicago, Illinois 60606, United States (the “Lender”)]; and

(2)	RCFX Limited, a company incorporated in England and Wales (registered number 05764842) whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP, United Kingdom (the “Company”).

IT IS AGREED AS FOLLOWS:

1.	Interpretation

1.1	Definitions

“Acceleration Event”	has the meaning set out in clause 7 (Acceleration);

“Advance”	means any advance granted by the Lender to the Company in Sterling or US Dollars or any other currency as agreed between the parties;

“Authorisation”	means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“Business Day”

means a day (other than a Saturday or a Sunday) on which banks are open for business in London, New York and Chicago and:

(a)       (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)      (in relation to any date for payment or purchase of euro) any TARGET Day.

“EURIBOR”

means, in relation to any Advance in euro:

(a)       the applicable Screen Rate; or

(b)      (if no Screen Rate is available for the Interest Period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Lender at its request by leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the relevant day (as determined by the Lender in accordance with market practice in the European interbank market) for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Advance (and if quotations would normally be given by the leading banks on more than one day, the relevant day will be the lat of those days);

“Facility”	means the multicurrency term loan facility made available under this Agreement;

“Interest Period”	means in relation to an Advance each period determined in accordance with clause 3.1 (Interest Periods) and, in relation to an unpaid sum, each period determined in accordance with clause 3.4 (Default interest);

“LIBOR”

means in relation to any Advance:

(a)       the applicable Screen Rate; or

(b)      (if no Screen Rate is available for the currency or Interest Period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Shareholders at their request by leading banks in the European interbank market, as of 11.00 a.m. (London time) on the relevant day (as determined by the Shareholders in accordance with market practice in the London interbank market) for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Advance (and if quotations would normally be given by the leading banks on more than one day, the relevant day will be the lat of those days);

“Loan”	means the aggregate principal amount borrowed and not repaid under the Facility;

“Material Adverse Effect”	means a material adverse effect on the business, operations, assets or condition financial or otherwise or prospects of the Company, or a material adverse effect on the ability of the Company to perform any of its obligations under this Agreement, or a material adverse effect on the validity, legality or enforceability of this Agreement;

“Month”

means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)       (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)       if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end;

“Repayment Date”	means the third anniversary from the date hereof;

“Shareholders”	means Reuters Holdings Limited, a company incorporated in England and Wales (registered number 0796065) (“Reuters”) and CME FX Marketplace Inc., a company incorporated under the laws of the state of Delaware (“CME”), and any other person to whom the benefit of the Shareholders’ Agreement is extended pursuant to clause 17.6 (Deed of Adherence) of such agreement;

“Screen Rate”

means:

(a)       in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

(b)      in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate in consultation with the company; and

“TARGET Day”	means any day on which Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

1.2	Definitions in Shareholders’ Agreement

Save as otherwise defined in this Agreement, terms defined in the shareholders’ agreement dated [•] May 2006 and made between, inter alios, Reuters, CME and the Company, as may be amended from time to time (the “Shareholders’ Agreement”) have the same meanings when used in this Agreement. The principles of interpretation set out in clause 1.2 of the Shareholders’ Agreement shall have effect as if set out in this Agreement.

2.	Facility

2.1	The Advance

Subject to the terms of this Agreement, the Lender agrees to make an Advance available to the Company in an aggregate amount of US$/£[•] (or the equivalent in any other currency) on [date].

2.2	Purpose

The Advance shall be used for such purposes as are contemplated by, and described in, the Business Plan.

3.	Interest

3.1	Interest Periods

Interest Periods for the Loan will be [one/two/three/six] Months.

3.2	Rate of interest

The rate of interest on the Loan for each Interest Period shall be LIBOR plus 4% or, in relation to any Loan in euro, EURIBOR plus 4%. Interest shall accrue from day to day upon the principal amount of the Advance and shall be calculated on the basis of the actual number of days elapsed and a year of [360/365] days.

3.3	Payment of interest

Unless otherwise agreed by the Lender and the Company, the Company shall pay interest under the Loan on the last day of each Interest Period.

3.4	Default interest

(A)	Interest will accrue on any amount unpaid under this Agreement, from the due date up to the date of actual payment, both before and after judgment. This interest will be computed by reference to successive periods selected by the Lender. The rate of interest applicable during each of these periods will be a rate per annum equal to 1% above the interest rate that would be payable pursuant to clause 3.2 (Rate of interest) if the unpaid amount constituted all or part of the Loan.

(B)	The interest shall be compounded with the overdue amount on the last day of each of these periods and on the date of payment of the unpaid amount but will remain immediately due and payable.

(C)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

3.5	Notification of rates of interest

The Lender shall promptly notify the Company of the determination of a rate of interest under this Agreement.

4.	Representation

The Company makes the representations and warranties set out in this clause 4 to the Lender on the date of this Agreement.

4.1	Status

(A)	It is a corporation, duly incorporated and validly existing under the laws of England and Wales.

(B)	It has the power to own its assets and carry on its business as it is being conducted.

4.2	Binding obligations

The obligations expressed to be assumed by it in this Agreement are, subject to any general principles of law limiting its obligations, legal, valid, binding and enforceable obligations.

4.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(A)	any law or regulation applicable to it;

(B)	its constitutional documents; or

(C)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described under any such agreement).

4.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement and no limits on such power will be exceeded as a result of it entering into, performing and delivering this Agreement.

4.5	Validity and admissibility in evidence

All Authorisations required:

(A)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement; and

(B)	to make this Agreement admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

4.6	Pari passu ranking

Its payment obligations under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

4.7	Repetition

The representations in clauses 4.1 to 4.6 above are deemed to be made by the Company by reference to the facts and circumstances then existing on the first day of each Interest Period.

5.	Prepayment

The Company may prepay the Loan (together with accrued interest) in whole or part at any time with the prior agreement of the Lender. No amount prepaid may be re-borrowed.

6.	Repayment

The Company will repay the Loan, together with accrued interest and all other amounts outstanding under this Agreement:

(A)	on the Repayment Date;

(B)	following the occurrence of an Acceleration Event (as defined below); or

(C)	to the extent that the Company has sufficient funds available before the Repayment Date, at the written request of the Lender.

A certificate from the Lender as to such amount at any time due from the Company shall, in the absence of manifest error, be conclusive.

7.	Acceleration

The Facility will be cancelled and all outstanding amounts will become immediately due and payable on notice given by the Lender to the Company at any time after the occurrence of any of the following events (each an “Acceleration Event”):

(A)	the Company fails to perform any of its obligations under this Agreement;

(B)	any representation or statement made or deemed to be made by the Company in this Agreement or any other document delivered by or on behalf of the Company under or in connection with this Agreement is or proves to have been incorrect or misleading when made or deemed to be made;

(C)	any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against the Company or its assets which has or is reasonably likely to have a Material Adverse Effect;

(D)	any event or circumstance occurs which the Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect;

(E)	the Company is insolvent or unable to pay its debts as they fall due, or the value of its assets is less than the amount of its liabilities (taking into account contingent and prospective liabilities);

(F)	any procedure is commenced with a view to the winding-up or re-organisation of the Company and that procedure is not terminated or discharged within 20 Business Days;

(G)	any step is taken or any procedure is commenced with a view to the appointment of an administrator, receiver, administrative receiver or trustee in bankruptcy in relation the Company and that step or procedure is not terminated or discharged within 20 Business Days;

(H)	the holder of any security over all or substantially all of the assets of the Company takes any step to enforce that security and that enforcement is not discontinued within 20 Business Days;

(I)	all or substantially all of the assets of the Company is subject to attachment, sequestration, execution or any similar process and that process is not terminated or discharged within 20 Business Days;

(J)	the Company enters into, or any step is taken, whether by either of their boards of directors or otherwise, towards entering into a composition or arrangement with its creditors or any class of them, including, but not limited to, a company voluntary arrangement or a deed of arrangement;

(K)	the Company ceases or threatens to cease wholly or substantially to carry on its business;

(L)	an Event of Default under the Shareholders’ Agreement occurs and is continuing in relation to the Shareholder which is not a Lender under this Agreement; or

(M)	it becomes unlawful for the Lender to perform any of its obligations under this Agreement or a Trigger Event occurs in respect of the Lender or it becomes unlawful for the Company to perform its obligations under this Agreement.

8.	Withholding

All payments to be made by the Company hereunder shall be made free and clear of and without deduction for or on account of tax unless the Company is required to make such a payment subject to the deduction or withholding of tax in which case the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.	Indemnity

The Company undertakes to indemnify the Lender against any actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings which the Lender may sustain or incur as a consequence of any default by the Company in the performance of any of the obligations expressed to be assumed by it in this Agreement.

10.	Covenants

The Company shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licenses and consents required to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement.

11.	Payments

(A)	All payments to be made by the Company under this Agreement shall be made in immediately available freely transferable, cleared funds on the due date for payment to such account and in such manner as the Lender may designate.

(B)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) and, in the case of interest payments, shall attract interest at the relevant rate during this extention or the preceding Business Day (if there is not).

(C)	Each Interest Period shall start on the date the Loan is made or (if already made) on the last day of the proceeding Interest Period.

All payments required to be made by either Party hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

12.	Notices

The terms of clause 35 (Notices) of the Shareholders’ Agreement shall have effect as if set out in this Agreement, mutatis mutandis.

13.	Assignment

13.1	Subject to clause 13.2, neither party may assign or transfer any of its rights and/or obligations under this Agreement.

13.2	The Lender may assign or transfer all (but not part) of its rights under this Agreement to another Shareholder.

13.3	The Company shall be promptly notified of any assignment pursuant to clause 13.2, but breach of this clause 13.3 shall not affect the validity of any assignment which has otherwise been validly made.

14.	Remedies and Waivers

No Failure by either Party to exercise, nor any delay by either Party in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercises thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

15.	Partial Invalidity

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceablility of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

16.	Third party rights

16.1	Subject to clause 16.2, the parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person which is not a party to this Agreement.

16.2	A third party to whom rights have validly been assigned from the Lender in accordance with the provisions of clause 13.2 (Assignment) shall be entitled to enforce the terms of this Agreement as if it were a party to this Agreement.

17.	Counterparts

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart of this Agreement shall constitute an original of this Agreement, but all the counterparts together shall constitute one and the same instrument.

18.	Governing law and jurisdiction

The terms of clause 41 (Governing law and jurisdiction) of the Shareholders’ Agreement shall have effect as if set out in this Agreement, mutatis mutandis.

19.	Agent for Service

The terms of clause 42 (Agent for service) of the Shareholders’ Agreement shall have effect as if set out in this Agreement, mutatis mutandis.

for and on behalf of [Reuters Holdings Limited]/[CME FX Marketplace, Inc.]	for and on behalf of RCFX Limited

Schedule 7

Form of Shareholder Loan

LOAN AGREEMENT

[Reuters Holdings Limited]/[CME FX Marketplace Inc.]

(as lender)

and

RCFX Limited

(as borrower)

DATE: [•]

BETWEEN:

(1)	[Reuters Holdings Limited, a company incorporated in England and Wales (registered number 0796065) whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP, United Kingdom (the “Lender”);]

or

[CME FX Marketplace Inc., a company incorporated under the laws of the State of Delaware whose principal office is at 20 South Wacker Drive, Chicago, Illinois 60606, United States (the “Lender”)]; and

(2)	RCFX Limited, a company incorporated in England and Wales (registered number 05764842) whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP, United Kingdom (the “Company”).

IT IS AGREED AS FOLLOWS:

1.	Interpretation

1.1	Definitions

“Acceleration Event”	has the meaning set out in clause 7 (Acceleration);

“Advance”	means any advance granted by the Lender to the Company in Sterling or US Dollars or any other currency as agreed between the parties;

“Authorisation”	means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“Business Day”

means a day (other than a Saturday or a Sunday) on which banks are open for business in London, New York and Chicago and:

(a)       (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)      (in relation to any date for payment or purchase of euro) any TARGET Day.

“EURIBOR”

means, in relation to any Advance in euro:

(a)       the applicable Screen Rate; or

(b)      (if no Screen Rate is available for the Interest Period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Lender at its request by leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the relevant day (as determined by the Lender in accordance with market practice in the European interbank market) for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Advance (and if quotations would normally be given by the leading banks on more than one day, the relevant day will be the lat of those days);

“Facility”	means the multicurrency term loan facility made available under this Agreement;

“Interest Period”	means in relation to an Advance each period determined in accordance with clause 3.1 (Interest Periods) and, in relation to an unpaid sum, each period determined in accordance with clause 3.4 (Default interest);

“LIBOR”

means in relation to any Advance:

(a)       the applicable Screen Rate; or

(b)      (if no Screen Rate is available for the currency or Interest Period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Shareholders at their request by leading banks in the European interbank market, as of 11.00 a.m. (London time) on the relevant day (as determined by the Shareholders in accordance with market practice in the London interbank market) for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Advance (and if quotations would normally be given by the leading banks on more than one day, the relevant day will be the lat of those days);

“Loan”	means the aggregate principal amount borrowed and not repaid under the Facility;

“Material Adverse Effect”	means a material adverse effect on the business, operations, assets or condition financial or otherwise or prospects of the Company, or a material adverse effect on the ability of the Company to perform any of its obligations under this Agreement, or a material adverse effect on the validity, legality or enforceability of this Agreement;

“Month”

means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)       (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)       if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end;

“Repayment Date”	means the eighth anniversary from the date hereof;

“Shareholders”	means Reuters Holdings Limited, a company incorporated in England and Wales (registered number 0796065) (“Reuters”) and CME FX Marketplace Inc., a company incorporated under the laws of the state of Delaware (“CME”), and any other person to whom the benefit of the Shareholders’ Agreement is extended pursuant to clause 17.6 (Deed of Adherence) of such agreement;

“Screen Rate”

means:

(a)       in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

(b)      in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate in consultation with the company; and

“TARGET Day”	means any day on which Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

1.2	Definitions in Shareholders’ Agreement

Save as otherwise defined in this Agreement, terms defined in the shareholders’ agreement dated [•] May 2006 and made between, inter alios, Reuters, CME and the Company, as may be amended from time to time (the “Shareholders’ Agreement”) have the same meanings when used in this Agreement. The principles of interpretation set out in clause 1.2 of the Shareholders’ Agreement shall have effect as if set out in this Agreement.

2.	Facility

2.1	The Advance

Subject to the terms of this Agreement, the Lender agrees to make an Advance available to the Company in an aggregate amount of US$/£[•] (or the equivalent in any other currency) on [date].

2.2	Purpose

The Advance shall be used for such purposes as are contemplated by, and described in, the Business Plan.

3.	Interest

3.1	Interest Periods

Interest Periods for the Loan will be [one/two/three/six] Months.

3.2	Rate of interest

The rate of interest on the Loan for each Interest Period shall be LIBOR or, in relation to any Loan in euro, EURIBOR. Interest shall accrue from day to day upon the principal amount of the Advance and shall be calculated on the basis of the actual number of days elapsed and a year of [360/365] days.

3.3	Payment of interest

Unless otherwise agreed by the Lender and the Company, the Company shall pay interest under the Loan on the last day of each Interest Period.

3.4	Default interest

(A)	Interest will accrue on any amount unpaid under this Agreement, from the due date up to the date of actual payment, both before and after judgment. This interest will be computed by reference to successive periods selected by the Lender. The rate of interest applicable during each of these periods will be a rate per annum equal to 1% above the interest rate that would be payable pursuant to clause 3.2 (Rate of interest) if the unpaid amount constituted all or part of the Loan.

(B)	The interest shall be compounded with the overdue amount on the last day of each of these periods and on the date of payment of the unpaid amount but will remain immediately due and payable.

(C)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

3.5	Notification of rates of interest

The Lender shall promptly notify the Company of the determination of a rate of interest under this Agreement.

4.	Representation

The Company makes the representations and warranties set out in this clause 4 to the Lender on the date of this Agreement.

4.1	Status

(A)	It is a corporation, duly incorporated and validly existing under the laws of England and Wales.

(B)	It has the power to own its assets and carry on its business as it is being conducted.

4.2	Binding obligations

The obligations expressed to be assumed by it in this Agreement are, subject to any general principles of law limiting its obligations, legal, valid, binding and enforceable obligations.

4.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(A)	any law or regulation applicable to it;

(B)	its constitutional documents; or

(C)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described under any such agreement).

4.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement and no limits on such power will be exceeded as a result of it entering into, performing and delivering this Agreement.

4.5	Validity and admissibility in evidence

All Authorisations required:

(A)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement; and

(B)	to make this Agreement admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

4.6	Pari passu ranking

Its payment obligations under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally or as contemplated by clause 12 (Subordination).

4.7	Repetition

The representations in clauses 4.1 to 4.6 above are deemed to be made by the Company by reference to the facts and circumstances then existing on the first day of each Interest Period.

5.	Prepayment

The Company may prepay the Loan (together with accrued interest) in whole or part at any time with the prior agreement of the Lender. No amount prepaid may be re-borrowed.

6.	Repayment

The Company will repay the Loan, together with accrued interest and all other amounts outstanding under this Agreement:

(A)	on the Repayment Date;

(B)	following the occurrence of an Acceleration Event (as defined below); or

(C)	to the extent that the Company has sufficient funds available before the Repayment Date, at the written request of the Lender.

A certificate from the Lender as to such amount at any time due from the Company shall, in the absence of manifest error, be conclusive.

7.	Acceleration

The Facility will be cancelled and all outstanding amounts will become immediately due and payable on notice given by the Lender to the Company at any time after the occurrence of any of the following events (each an “Acceleration Event”):

(A)	the Company fails to perform any of its obligations under this Agreement;

(B)	any representation or statement made or deemed to be made by the Company in this Agreement or any other document delivered by or on behalf of the Company under or in connection with this Agreement is or proves to have been incorrect or misleading when made or deemed to be made;

(C)	any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against the Company or its assets which has or is reasonably likely to have a Material Adverse Effect;

(D)	any event or circumstance occurs which the Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect;

(E)	the Company is insolvent or unable to pay its debts as they fall due, or the value of its assets is less than the amount of its liabilities (taking into account contingent and prospective liabilities);

(F)	any procedure is commenced with a view to the winding-up or re-organisation of the Company and that procedure is not terminated or discharged within 20 Business Days;

(G)	any step is taken or any procedure is commenced with a view to the appointment of an administrator, receiver, administrative receiver or trustee in bankruptcy in relation the Company and that step or procedure is not terminated or discharged within 20 Business Days;

(H)	the holder of any security over all or substantially all of the assets of the Company takes any step to enforce that security and that enforcement is not discontinued within 20 Business Days;

(I)	all or substantially all of the assets of the Company is subject to attachment, sequestration, execution or any similar process and that process is not terminated or discharged within 20 Business Days;

(J)	the Company enters into, or any step is taken, whether by either of their boards of directors or otherwise, towards entering into a composition or arrangement with its creditors or any class of them, including, but not limited to, a company voluntary arrangement or a deed of arrangement;

(K)	the Company ceases or threatens to cease wholly or substantially to carry on its business;

(L)	an Event of Default under the Shareholders’ Agreement occurs and is continuing in relation to the Shareholder which is not a Lender under this Agreement; or

(M)	it becomes unlawful for the Lender to perform any of its obligations under this Agreement or a Trigger Event occurs in respect of the Lender or it becomes unlawful for the Company to perform its obligations under this Agreement.

8.	Withholding

All payments to be made by the Company hereunder shall be made free and clear of and without deduction for or on account of tax unless the Company is required to make such a payment subject to the deduction or withholding of tax in which case the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.	Indemnity

The Company undertakes to indemnify the Lender against any actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings which the Lender may sustain or incur as a consequence of any default by the Company in the performance of any of the obligations expressed to be assumed by it in this Agreement.

10.	Covenants

The Company shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licenses and consents required to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement.

11.	Payments

(A)	All payments to be made by the Company under this Agreement shall be made in immediately available freely transferable, cleared funds on the due date for payment to such account and in such manner as the Lender may designate.

(B)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) and, in the case of interest payments, shall attract interest at the relevant rate during this extention or the preceding Business Day (if there is not).

(C)	Each Interest Period shall start on the date the Loan is made or (if already made) on the last day of the proceeding Interest Period.

All payments required to be made by either Party hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

12.	Subordination

12.1	The Lender agrees and acknowledges that:

(A)	The Lender’s rights under this Agreement are subordinated to all creditors and liabilities of the Company in respect of any Shareholder Covering Loans; and

(B)	in the event of the winding-up of the Company, if the Lender receives or recovers a payment in cash or in kind in respect of the Advance or any part thereof (including any accrued but unpaid interest on the same) shall be held by the Lender on trust for the Company and shall upon demand by the Company pay to the Company the received or recovered amount (less any reasonable costs and expenses incurred by the Lender in recovering the amount (if any)) unless and until all other liabilities of the Company in respect of any Shareholder Covering Loans have been settled in full.

12.2	In the event of the winding-up of the Company or the receipt by the Lender of any amounts in breach of this Agreement, all amounts paid to the Lender under the Facility by the liquidator from time to time of the Company or, as the case may be, received by the Lender in breach of this Agreement shall be held by the Lender upon trust:

(A)	first, in payment or satisfaction of the claims of lenders under all Shareholder Covering Loans in the winding-up of the Company to the extent that such claims are admitted to proof in the winding-up (not having been satisfied out of the other resources of the Company); and

(B)	second, as to the balance (if any) in or towards payment of the amounts owing under or in respect of this Agreement.

12.3	The trust mentioned in clause 12.2 may be performed by the Lender paying over to the liquidator for the time being in the winding-up of the Company the amounts received by the Lender on terms that such liquidator shall distribute the same accordingly and the receipt by such liquidator for the same shall be a good discharge to the Lender for the performance by it of the trust mentioned in clause 12.2.

13.	Notices

The terms of clause 35 (Notices) of the Shareholders’ Agreement shall have effect as if set out in this Agreement, mutatis mutandis.

14.	Assignment

14.1	Subject to clause 14.2, neither party may assign or transfer any of its rights and/or obligations under this Agreement.

14.2	The Lender may assign or transfer all (but not part) of its rights under this Agreement to another Shareholder.

14.3	The Company shall be promptly notified of any assignment pursuant to clause 14.2, but breach of this clause 14.3 shall not affect the validity of any assignment which has otherwise been validly made.

15.	Remedies and Waivers

No Failure by either Party to exercise, nor any delay by either Party in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercises thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

16.	Partial Invalidity

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceablility of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

17.	Third party rights

17.1	Subject to clause 17.2, the parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person which is not a party to this Agreement.

17.2	A third party to whom rights have validly been assigned from the Lender in accordance with the provisions of clause 14.2 (Assignment) shall be entitled to enforce the terms of this Agreement as if it were a party to this Agreement.

18.	Counterparts

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart of this Agreement shall constitute an original of this Agreement, but all the counterparts together shall constitute one and the same instrument.

19.	Governing law and jurisdiction

The terms of clause 41 (Governing law and jurisdiction) of the Shareholders’ Agreement shall have effect as if set out in this Agreement, mutatis mutandis.

20.	Agent for Service

The terms of clause 42 (Agent for service) of the Shareholders’ Agreement shall have effect as if set out in this Agreement, mutatis mutandis.

for and on behalf of [Reuters Holdings Limited]/[CME FX Marketplace Inc.]	for and on behalf of RCFX Limited

Schedule 8

Form of Unilateral Funding Notice

[Address of Shareholder]

For the attention of the Directors

[Date]

Dear Sirs

RCFX Limited – Unilateral Funding Notice

Pursuant to clause 12.7(C) of the shareholder’s agreement between, inter alios, Reuters Holdings Limited and CME FX Marketplace Inc. dated [    ] May 2006 (the “Agreement”), we hereby serve notice of our intention to make a Unilateral Capital Contribution (as defined in the Agreement) of [£                    ] to RCFX Limited (the “Contribution”).

We intend to make payment of the Contribution on [Date] and, in accordance with clause 12.7(C) of the Agreement, request that you confirm (by completion and return of this notice to us) whether or not you intend to fund your respective portion of the Contribution.

Yours faithfully

For and on behalf of

[Reuters Holdings Limited / CME FX Marketplace Inc.]

We acknowledge the terms of this notice and irrevocably confirm that we [do / do not] wish to exercise the right to fund our respective portion of the Contribution.

For and on behalf of

[Reuters Holdings Limited / CME FX Marketplace Inc.]

Schedule 9

Details in respect of the Company

Company Name	RCFX Limited (as at the date hereof)

Company Number	05764842

Registered Office	The Reuters Building, South Colonnade, Canary Wharf, London, E14 5EP, United Kingdom, United Kingdom

Directors	Eric Lint and Mark Robson

Company Secretary	Elizabeth Maclean

Authorised share capital	100 ordinary shares of £1 each

Issued share capital	2 ordinary shares of £1 each: 1 ordinary share: Reuters Holdings Limited 1 ordinary share: Blaxmill (Five) Limited

Accounting reference date	31 December

Auditors	PriceWaterhouseCoopers LLP

Schedule 10

Partnership Operating Provisions

See attached.